                                                                    EXHIBIT 99.1





               AMENDED AND RESTATED AGREEMENT AND PLAN OF MERGER



                                  dated as of



                               December 31, 1997


                                     among



                             PHOENIX NETWORK, INC.,


                    QWEST COMMUNICATIONS INTERNATIONAL INC.


                                      and


                         QWEST 1997-5 ACQUISITION CORP.

                               TABLE OF CONTENTS

                                                                                                                     Page

                                                        ARTICLE I

                                                     THE TRANSACTIONS . . . . . . . . . . . . . . . . . . . . . . . .   1
        Section 1.1          The Merger . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   1
        Section 1.2          Qwest/Principal Stockholders Transactions  . . . . . . . . . . . . . . . . . . . . . . .   9

                                                        ARTICLE II

                                                         CLOSING  . . . . . . . . . . . . . . . . . . . . . . . . . .   9
        Section 2.1          Time of Closing  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   9
        Section 2.2          Location of Closing  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   9

                                                       ARTICLE III

                                                  CONDITIONS OF CLOSING   . . . . . . . . . . . . . . . . . . . . . .   9
        Section 3.1          Conditions Precedent to Closing. . . . . . . . . . . . . . . . . . . . . . . . . . . . .   9

                                                        ARTICLE IV

                                              REPRESENTATIONS AND WARRANTIES
                                                      OF THE COMPANY  . . . . . . . . . . . . . . . . . . . . . . . .  13
        Section 4.1          Existence and Power  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  13
        Section 4.2          Authorization; Contravention . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  13
        Section 4.3          Approvals  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  14
        Section 4.4          Binding Effect . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  14
        Section 4.5          Financial Information  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  14
        Section 4.6          Absence of Certain Changes or Events . . . . . . . . . . . . . . . . . . . . . . . . . .  16
        Section 4.7          Taxes  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  18
        Section 4.8          Undisclosed Liabilities. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  20
        Section 4.9          Litigation . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  20
        Section 4.10         Compliance with Regulations  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  20
        Section 4.11         Licenses.  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  21
        Section 4.12         Employee Matters . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  21
        Section 4.13         Capitalization . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  27
        Section 4.14         Subsidiaries . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  28
        Section 4.15         Property . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  29
        Section 4.16         Securities . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  30
        Section 4.17         Proprietary Rights . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  31
        Section 4.18         Insurance  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  32
        Section 4.19         Debt . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  32





MERGER AGREEMENT                     -i-

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        Section 4.20         Environmental Matters  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  33
        Section 4.21         Books and Records  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  34
        Section 4.22         Material Contracts . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  34
        Section 4.23         Restrictions on Business Activities. . . . . . . . . . . . . . . . . . . . . . . . . . .  36
        Section 4.24         Transactions with Affiliates . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  36
        Section 4.25         Certain Financial Matters  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  36
        Section 4.26         Misstatements  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  37
        Section 4.27         SEC Documents  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  37
        Section 4.29         Board Approval . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  38
        Section 4.30         Required Vote  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  39
        Section 4.31         Business Combination Transactions. . . . . . . . . . . . . . . . . . . . . . . . . . . .  39
        Section 4.32         Aggregate Material Adverse Effect  . . . . . . . . . . . . . . . . . . . . . . . . . . .  39
        Section 4.33         Fees for Financial Advisors, Brokers and Finders . . . . . . . . . . . . . . . . . . . .  39
        Section 4.34         Ownership of Qwest Common Stock  . . . . . . . . . . . . . . . . . . . . . . . . . . . .  39
        Section 4.35         Anti-Takeover Provisions . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  39
        Section 4.36         Continuing Representations and Warranties. . . . . . . . . . . . . . . . . . . . . . . .  40

                                                        ARTICLE V

                                              REPRESENTATIONS AND WARRANTIES
                                              OF QWEST AND QWEST SUBSIDIARY   . . . . . . . . . . . . . . . . . . . .  40
        Section 5.1          Corporate Existence and Power  . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  40
        Section 5.2          Authorization; Contravention . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  41
        Section 5.3          Approvals  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  41
        Section 5.4          Binding Effect.  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  41
        Section 5.5          Financial Information. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  42
        Section 5.6          Absence of Certain Changes or Events . . . . . . . . . . . . . . . . . . . . . . . . . .  42
        Section 5.7          Litigation.  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  43
        Section 5.8          Compliance with Regulations  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  43
        Section 5.9          Capitalization . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  43
        Section 5.10         SEC Documents  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  44
        Section 5.11         Proxy/Statement/Prospectus; Registration Statement; Other Information  . . . . . . . . .  44
        Section 5.12         Ownership of Company Common Stock  . . . . . . . . . . . . . . . . . . . . . . . . . . .  45
        Section 5.13         Misstatements  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  45
        Section 5.14         Continuing Representations and Warranties  . . . . . . . . . . . . . . . . . . . . . . .  45

                                                        ARTICLE VI

                                                 COVENANTS OF THE PARTIES . . . . . . . . . . . . . . . . . . . . . .  46
        Section 6.1          Covenants of the Parties . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  46
        Section 6.2          Proxy Statement/Prospectus; Registration Statement . . . . . . . . . . . . . . . . . . .  49





MERGER AGREEMENT                     -ii-

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

        Section 6.3          Letters of Accountants . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  49

                                                       ARTICLE VII

                                                 ADDITIONAL COVENANTS OF
                                                       THE COMPANY  . . . . . . . . . . . . . . . . . . . . . . . . .  50
        Section 7.1          Affirmative Covenants of the Company . . . . . . . . . . . . . . . . . . . . . . . . . .  50
        Section 7.2          Negative Covenants of the Company  . . . . . . . . . . . . . . . . . . . . . . . . . . .  54

                                                       ARTICLE VIII

                                              ADDITIONAL COVENANTS OF QWEST   . . . . . . . . . . . . . . . . . . . .  60
        Section 8.1          Affirmative Covenants of Qwest . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  60
        Section 8.2          Directors' and Officers' Insurance; Indemnification  . . . . . . . . . . . . . . . . . .  60
        Section 8.3          Employee Benefits Matters  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  62
        Section 8.4          SEC Documents  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  62
        Section 8.5          Transfer of Surviving Corporation  . . . . . . . . . . . . . . . . . . . . . . . . . . .  62

                                                        ARTICLE IX

                                                       TERMINATION  . . . . . . . . . . . . . . . . . . . . . . . . .  63
        Section 9.1          Termination  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  63
        Section 9.2          Fees; Expenses . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  65

                                                        ARTICLE X

                                                      MISCELLANEOUS   . . . . . . . . . . . . . . . . . . . . . . . .  66
        Section 10.1         Notices. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  66
        Section 10.2         No Waivers; Remedies; Specific Performance . . . . . . . . . . . . . . . . . . . . . . .  67
        Section 10.3         Amendments, Etc  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  67
        Section 10.4         Successors and Assigns; Third Party Beneficiaries  . . . . . . . . . . . . . . . . . . .  67
        Section 10.5         Accounting Terms and Determinations  . . . . . . . . . . . . . . . . . . . . . . . . . .  68
        Section 10.6         Governing Law  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  68
        Section 10.7         Counterparts; Effectiveness  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  68
        Section 10.8         Severability of Provisions . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  68
        Section 10.9         Headings and References  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  68
        Section 10.10        Entire Agreement . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  69
        Section 10.11        Survival . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  69
        Section 10.12        Exclusive Jurisdiction . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  69
        Section 10.13        Waiver of Jury Trial . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  69
        Section 10.14        Affiliate  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  70
        Section 10.15        Non-Recourse . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  70





MERGER AGREEMENT                     -iii-

                                     ANNEX

Annex 1                      -    Definitions


                                    EXHIBITS

Exhibit A                    -    Form of Voting Agreement

Exhibit 3.1(l)(7)            -    Form of U.S. Real Property Interest
                                  Certification

Exhibit 3.1(m)(2)            -    Form of Affiliate Letter for Affiliates of
                                  the Company


                                   SCHEDULES

Company's Disclosure Schedule
Qwest and Qwest Subsidiary's Disclosure Schedule





MERGER AGREEMENT                     -iv-

               AMENDED AND RESTATED AGREEMENT AND PLAN OF MERGER


                 AMENDED AND RESTATED AGREEMENT AND PLAN OF MERGER dated as of December 31, 1997 among PHOENIX NETWORK, INC., a Delaware corporation (together with its successors and assigns, the "COMPANY"), QWEST COMMUNICATIONS INTERNATIONAL INC., a Delaware corporation (together with its successors and assigns, "QWEST"), and QWEST 1997-5 ACQUISITION CORP., a Delaware corporation and a direct, Wholly-Owned Subsidiary of Qwest (together with its successors and assigns, "QWEST SUBSIDIARY").

                 Terms not otherwise defined in this Agreement have the meanings stated in Annex 1 attached hereto.

                                    RECITALS

        A. The Company, Qwest and Qwest Subsidiary have entered into the Agreement and Plan of Merger dated as of December 31, 1997.

        B. The Company has informed Qwest and Qwest Subsidiary that as of January 16, 1998 there are no shares of Company Series I Preferred Stock outstanding.

        C. The parties desire to amend and restate such Agreement and Plan of Merger in order (i) to delete certain references to the Company Series I Preferred Stock and certain requirements relating thereto, (ii) to reflect the Qwest Stock Split, (iii) to clarify the terms of the Merger Consideration and (iv) to make certain other amendments to such Agreement and Plan of Merger.


                                   AGREEMENT

                 In consideration of the premises and the agreements, provisions and covenants herein contained, the parties agree that such Agreement and Plan of Merger shall be, and hereby is, amended and restated in its entirety as follows:


                                   ARTICLE I

                                THE TRANSACTIONS

                 SECTION 1.1      THE MERGER.

                 (a) Merger. Subject to the terms and conditions set forth in this Agreement, on the Closing Date the Company and Qwest Subsidiary shall file a certificate of merger (the "CERTIFICATE OF MERGER") with the Secretary of State of the State of Delaware, and make all other





MERGER AGREEMENT
filings or recordings required by the DGCL to effect the Merger. The Merger shall become effective at such time as the Certificate of Merger is duly filed with the Secretary of State of the State of Delaware or at such later time as is specified in the Certificate of Merger (the "EFFECTIVE TIME"). At the Effective Time:

                         (1) Qwest Subsidiary shall be merged with and into the Company in accordance with the DGCL, whereupon (A) the separate existence of Qwest Subsidiary shall cease, (B) the Company shall be the surviving corporation (together with its successors and assigns, the "SURVIVING CORPORATION"), having all the rights, privileges and powers and being subject to all of the restrictions, disabilities and duties of the Company and Qwest Subsidiary, all as provided in the DGCL, (C) the certificate of incorporation and bylaws of Qwest Subsidiary as in effect immediately prior to the Merger shall be the certificate of incorporation and bylaws of the Surviving Corporation and (D) the directors and officers of Qwest Subsidiary at the Effective Time shall, from and after the Effective Time, be the initial directors and initial officers, respectively, of the Surviving Corporation until their successors shall have been duly elected or appointed and qualified or until their earlier death, resignation or removal in accordance with the certificate of incorporation and bylaws of the Surviving Corporation;

                         (2) each outstanding share of common stock, par value $.001 per share, of the Company (the "COMPANY COMMON STOCK"), shall cease to be outstanding and, subject to the exceptions in Section 1.1(a)(5), shall be converted into the right to receive (A) the Conversion Number of shares of common stock, par value $.01 per share, of Qwest (the "QWEST COMMON STOCK") and (B) the Contingent Cash Consideration (clause (A) and clause (B) together, the "MERGER CONSIDERATION"). "CONVERSION NUMBER" means the number equal to the quotient obtained by dividing (i) the quotient obtained by dividing the Acquisition Value by the Effective Time Adjusted Average Market Price by (ii) the sum (the "AGGREGATE NUMBER") of (a) the number of shares of Company Common Stock outstanding immediately prior to the Effective Time and (b) the number of shares of Company Common Stock that would be issued if all Company Series F Warrants and Company Sunrise Warrants that are not cancelled or otherwise terminated in accordance with
        Section 7.1(j) were exercised in accordance with their terms immediately prior to the Effective Time. "ACQUISITION VALUE" means the amount by which (1) $28,500,000 exceeds (2) the sum of the aggregate amount paid and payable by the Company as of the Effective Time pursuant to (A) paragraph A.14.1 of Attachment A to the Resale Solutions Switched Services Agreement dated December 1996 between the Company and Sprint Communications Company L.P. with respect to the difference between the Company's Actual Net Usage (as defined therein) and $12,000,000 during months 1-12 of the term of such agreement (the "SPRINT PAYABLES OBLIGATION") and (B) Section 3 of the Carrier Agreement between the Company and MCI Telecommunications Corporation with respect to the difference between the Company's Usage Charges (as defined therein) and its Annual Commitment (as defined therein) during the term of such agreement (the "MCI PAYABLES OBLIGATION"). "EFFECTIVE TIME ADJUSTED AVERAGE MARKET PRICE" means (i) the Average Market Price per share of Qwest Common Stock at the Effective Time if such Average Market Price is equal to or





MERGER AGREEMENT                     2
        greater than $26.25 and equal to or less than $33.75, (ii) $26.25 if the Average Market Price per share of Qwest Common Stock at the Effective Time is equal to or greater than $23.75 and less than $26.25,
        (iii) $33.75 if the Average Market Price per share of Qwest Common Stock at the Effective Time is equal to or less than $36.25 and greater than $33.75, (iv) $26.25 less fifty percent (50%) of the amount by which the Average Market Price per share of Qwest Common Stock at the Effective Time is less than $23.75 if such Average Market Price is less than $23.75, or (v) the sum of (x) $33.75 and (y) fifty percent (50%) of the amount by which the Average Market Price per share of Qwest Common Stock at the Effective Time is greater than $36.25 if such Average Market Price is greater than $36.25. "CONTINGENT CASH CONSIDERATION" means an amount equal to the quotient obtained by dividing (i) the sum of (1)(A) $4,000,000 minus (B) the LDDS Liability (as defined below) plus (C) any amounts recovered by any of Qwest and its subsidiaries on or before the Contingent Cash Consideration Date under the Van Essen Indemnification and Hold Harmless Agreement (net of all out-of-pocket costs, fees and expenses, including, without limitation, the fees and disbursements of counsel and the expenses of litigation, incurred in collecting such amounts, in each case to the extent not reimbursed pursuant to the Van Essen Indemnification and Hold Harmless Agreement) plus (2) interest on the amount determined in accordance with the preceding clause (1) at a rate of 7% per annum, compounded annually, from the Closing Date to, but excluding, the Contingent Cash Consideration Date by (ii) the Aggregate Number; provided that, if there has not occurred a settlement or other final, nonappealable resolution of the litigation styled LDDS/WorldCom, Inc. and Dial-Net, Inc. v. Automated Communication, Inc. and Judy Van Essen Kenyon, C.A. No. 3:93-CV-463 (WS) (U.S.D.C. S.D. Miss) (the "LDDS LITIGATION"), on or prior to the Contingent Cash Consideration Date, the Contingent Cash Consideration shall be an amount equal to zero dollars ($0). "LDDS LIABILITY" means the aggregate amount of any Loss of any of Qwest and its Subsidiaries (including, without limitation, any of the Company, the Surviving Corporation, Automated Communication, Inc. and their Subsidiaries) in connection with, arising from or related to (1) the LDDS Litigation or (2) any other Action based, in whole or in part, upon facts involved in the LDDS Litigation, in each case, including, without limitation, any damages or any fees, expenses or other disbursements of counsel. "CONTINGENT CASH CONSIDERATION DATE" means the date that is the earlier of (1) the third anniversary of the Closing Date and (2) the date as of which Qwest shall have determined, in the exercise of its reasonable judgment and after having exercised commercially reasonable efforts to obtain recovery under the Van Essen Indemnification and Hold Harmless Agreement, that it is not reasonably likely in the circumstances that Qwest and its Subsidiaries shall recover substantial additional amounts under such agreement on or before the third anniversary of the Closing Date (net of all out-of-pocket costs, fees and expenses, including, without limitation, the fees and disbursements of counsel and the expenses of litigation, incurred in connection with collecting such amounts, in each case to the extent not reimbursed or likely to be reimbursed pursuant to the Van Essen Indemnification and Hold Harmless Agreement on or before the third anniversary of the Closing Date); provided that in no event shall any of Qwest and its Subsidiaries be required to exercise more than commercially reasonable efforts with respect to such recovery;




MERGER AGREEMENT                     3

                         (3) the stock transfer books of the Company shall be closed and there shall be no further registration of transfers of shares of Company Common Stock on the records of the Company;

                         (4) any shares of Company Common Stock held by the Company, Qwest, Qwest Subsidiary or their respective Wholly-Owned Subsidiaries (other than shares held in trust) shall be cancelled and no consideration shall be delivered in exchange therefor; and

                         (5) each outstanding share of common stock of Qwest Subsidiary shall be converted into and exchangeable for one share of common stock of the Surviving Corporation.

                 (b) No Further Ownership Rights in Company Common Stock. From and after the Effective Time, holders of a certificate or certificates that immediately before the Effective Time represented shares of Company Common Stock (the "CERTIFICATES") shall have no right to vote or to receive any dividends or other distributions with respect to any shares of Company Common Stock that were theretofore represented by such Certificates, other than any dividends or other distributions payable to holders of record as of a date prior to the Effective Time, and shall have no other rights in respect thereof other than as provided herein or by law. If, after the Effective Time, Certificates are presented to the Surviving Corporation, other than Certificates in respect of Dissenting Shares, the rights to which have been perfected or not withdrawn or lost under the DGCL, they shall be cancelled and exchanged for Merger Consideration as provided in Section 1.1(d). Until surrendered in accordance with the provisions of Section 1.1(d), each Certificate (other than Certificates representing Dissenting Shares or shares of Company Common Stock held by any of the Company, Qwest, Qwest Subsidiary and their respective Wholly-Owned Subsidiaries) shall represent for all purposes the right to receive (1) certificates representing the number of whole shares of Qwest Common Stock into which such shares shall have been converted pursuant to Section 1.1(a) (the "QWEST CERTIFICATES"), without interest, (2) the Contingent Cash Consideration per share of Company Common Stock, without any additional interest, (3) certain dividends and other distributions in accordance with Section 1.1(e), without interest, and (4) cash in lieu of fractional shares of Qwest Common Stock in accordance with Section 1.1(g), without interest.

                 (c) Exchange Agent. Prior to the Effective Time, Qwest Subsidiary shall or, in the event Qwest Subsidiary shall fail to do so, Qwest shall (1) designate a bank or trust company to act as exchange agent in the Merger (the "EXCHANGE AGENT") and shall enter into a mutually acceptable agreement with the Exchange Agent pursuant to which, after the Effective Time, the Exchange Agent shall distribute the Merger Consideration on a timely basis and (2) according to the terms of the agreement with the Exchange Agent, deposit or cause to be deposited with the Exchange Agent as of the Effective Time, for the benefit of the holders of shares of Company Common Stock, for exchange in accordance with this Section 1.1, through the Exchange Agent, Qwest Certificates representing the number of whole shares of Qwest Common Stock issuable pursuant to Section 1.1(a) in exchange for outstanding shares of Company Common Stock. Such shares of Qwest Common Stock, together with any dividends or distributions with respect thereto with a record date after the Effective Time, any Excess Shares and any cash (including cash proceeds from the sale of





MERGER AGREEMENT                     4
the Excess Shares) payable in respect of any share of Company Common Stock or in lieu of any fractional shares of Qwest Common Stock are referred to as the "EXCHANGE FUND".

                 (d) Exchange Procedures. As soon as practicable after the Effective Time, the Exchange Agent shall be instructed to mail to each record holder (other than any holder of Dissenting Shares or any of the Company, Qwest, Qwest Subsidiary and their respective Wholly-Owned Subsidiaries) of a Certificate or Certificates a form of letter of transmittal (which shall specify that delivery shall be effected, and risk of loss shall pass, only upon proper delivery of the Certificates to the Exchange Agent) and instructions for use in effecting the surrender of the Certificates in exchange for the Merger Consideration. Upon surrender to the Exchange Agent of a Certificate, together with such letter of transmittal duly executed and completed in accordance with the instructions thereon, the holder of such Certificate shall be entitled to receive in exchange therefor a Qwest Certificate representing that number of whole shares of Qwest Common Stock which such holder has the right to receive pursuant to the provisions of Section 1.1(a), certain dividends or other distributions in accordance with Section 1.1(e) and cash in lieu of any fractional share in accordance with Section 1.1(g), and such Certificate shall forthwith be cancelled. No interest shall be paid or accrued on the Merger Consideration, on any such dividend or other distribution or on cash payable in lieu of any fractional share of Qwest Common Stock. All distributions to holders of Certificates shall be subject to any applicable federal, state, local and foreign tax withholding, and such withheld amounts shall be treated for all purposes of this Agreement as having been paid to the holder of Certificates in respect of which such deduction and withholding was made. If the Merger Consideration is to be distributed to a person other than the person in whose name the Certificate surrendered is registered, it shall be a condition of such distribution that the Certificate so surrendered shall be properly endorsed or otherwise in proper form for transfer (including signature guarantees, if required by the Surviving Corporation in its sole discretion) and that the person requesting such distribution shall pay any transfer or other taxes required by reason of such distribution to a person other than the registered holder of the Certificate surrendered or, in the alternative, establish to the satisfaction of Qwest Subsidiary that such tax has been paid or is not applicable. After the Effective Time, the Surviving Corporation shall pay all charges and expenses, including those of the Exchange Agent, in connection with the distribution of the Merger Consideration.

                 (e) Distributions with Respect to Unexchanged Shares. No dividends or other distributions with respect to Qwest Common Stock with a record date after the Effective Time shall be paid to the holder of any unsurrendered Certificate with respect to the shares of Qwest Common Stock represented thereby, and no cash payment in lieu of fractional shares shall be paid to any such holder pursuant to Section 1.1(g), and all such dividends, other distributions and cash in lieu of fractional shares of Qwest Common Stock shall be paid by Qwest to the Exchange Agent and shall be included in the Exchange Fund, in each case until the surrender of such Certificate in accordance with Section 1(d). Subject to the effect of applicable escheat or similar laws following surrender of any such Certificate, there shall be paid to the holder thereof (1) at the time of such surrender, a Qwest Certificate representing whole shares of Qwest Common Stock issued in exchange therefor, without interest, (2) at the time of such surrender, the amount of dividends or other distributions with a record date after the Effective Time theretofore paid with respect to such whole shares of Qwest





MERGER AGREEMENT                     5

Common Stock and the amount of any cash payable in lieu of a fractional share of Qwest Common Stock to which such holder is entitled pursuant to Section 1.1(g), in each case without interest, and (3) at the appropriate payment date, the amount of dividends or other distributions with a record date after the Effective Time but prior to such surrender and with a payment date subsequent to such surrender payable with respect to such whole shares of Qwest Common Stock, without interest. Qwest shall make available to the Exchange Agent cash for these purposes to the extent sufficient amounts are not then available in the Exchange Fund.

                 (f) Payment of Contingent Cash Consideration. Notwithstanding anything in this Agreement to the contrary, Qwest shall, promptly following the Contingent Cash Consideration Date, pay to each holder of Company Common Stock whose shares shall be converted into the right to receive, at the Effective Time, the Merger Consideration pursuant to this Agreement, the Contingent Cash Consideration for each such share of Company Common Stock, without any additional interest. The right to receive the Contingent Cash Consideration is a personal right of each such holder and may not be assigned, sold, transferred or traded to any other person (other than pursuant to the laws of inheritance), and Qwest is not obligated to record or otherwise recognize any assignment or sale of such right (other than pursuant to the laws of inheritance).

                 (g)     No Fractional Shares.

                         (1) No Qwest Certificates or scrip representing fractional shares of Qwest Common Stock shall be issued upon the surrender for exchange of Certificates, no dividend or distribution of Qwest shall relate to such fractional share interests and such fractional share interests will not entitle the owner thereof to vote or to any rights of a stockholder of Qwest.

                         (2) As promptly as practicable following the Effective Time, the Exchange Agent shall determine the excess (the "EXCESS SHARES") of (A) the number of whole shares of Qwest Common Stock delivered to the Exchange Agent by Qwest pursuant to Section 1.1(a) over (B) the aggregate number of whole shares of Qwest Common Stock to be distributed to holders of Company Common Stock pursuant to
        Section 1.1(d). Following the Effective Time, the Exchange Agent shall, on behalf of former stockholders of the Company, sell the Excess Shares at then-prevailing prices on NASDAQ/NM, all in the manner provided in Section 1.1(g)(3).

                         (3) The sale of the Excess Shares by the Exchange Agent shall be executed on NASDAQ/NM through one or more member firms of the NASD and shall be executed in round lots to the extent practicable. The Exchange Agent shall use reasonable efforts to complete the sale of the Excess Shares as promptly following the Effective Time as, in the Exchange Agent's sole judgment, is practicable consistent with obtaining the best execution of such sales in light of prevailing market conditions. Until the net proceeds of such sale or sales have been distributed to the holders of Company Common Stock, the Exchange Agent shall hold such proceeds in trust for the holders of the Company Common Stock. The Surviving Corporation shall pay all commissions, transfer taxes and other out-of-pocket transaction costs, including the expenses and compensation of the Exchange Agent, incurred





MERGER AGREEMENT                     6
        in connection with such sale of the Excess Shares. The Exchange Agent shall determine the portion of such trust to which such holder of Company Common Stock is entitled, if any, by multiplying the amount of the aggregate net proceeds comprising such trust by a fraction, the numerator of which is the amount of the fractional share interest to which such holder of Company Common Stock is entitled (after taking into account all shares of Company Common Stock held at the Effective Time by such holder) and the denominator of which is the aggregate amount of fractional share interests to which all holders of Company Common Stock are entitled.

                         (4) Notwithstanding the provisions of Section 1.1(g)(2) and (3), the Surviving Corporation may by written notice delivered to the Company before the Effective Time, in lieu of the issuance and sale of Excess Shares and the making of the payments contemplated by Sections 1.1(g)(2) and (3), elect to pay each holder of Company Common Stock an amount in cash equal to the product obtained by multiplying (A) the fractional share interest to which such holder (after taking into account all shares of Company Common Stock held at the Effective Time by such holder) would otherwise be entitled by (B) the Closing Price of Qwest Common Stock on the Closing Date, and, in such case, all references herein to the cash proceeds of the sale of the Excess Shares and similar references will be deemed to mean and refer to the payments calculated as set forth in this Section 1.1(g)(4).

                         (5)      As soon as practicable after the
        determination of the amount of cash, if any, to be paid to holders of Company Common Stock with respect to any fractional share interests, the Exchange Agent shall make available such amounts to such holders of Company Common Stock subject to and in accordance with the terms of
        Section 1.1(e).

                 (h) Dissenting Shares. Notwithstanding anything in this Agreement to the contrary, shares of Company Common Stock that are issued and outstanding immediately prior to the Effective Time and that are held by a stockholder who has the right (to the extent such right is available by law) to demand and receive payment of the fair value of such holder's stock pursuant to
Section 262 of the DGCL (the "DISSENTING SHARES") shall not be converted into the right to receive the Merger Consideration provided for in Section 1.1(a)(2) (unless and until such holder shall have failed to perfect or shall have effectively withdrawn or lost such right under the DGCL, as the case may be), but the holder thereof shall only be entitled to such rights as are granted by Delaware law. If such holder shall have so failed to perfect or shall have effectively withdrawn or lost such right, such holder's shares of Company Common Stock shall thereupon be deemed to have been converted at the Effective Time into the right to receive the Merger Consideration (without any interest thereon). If the holder of any shares of Company Common Stock shall become entitled to receive payment for such shares pursuant to Section 262 of the DGCL, then such payment shall be made by the Surviving Corporation.

                 (i) Termination of Exchange Fund. Any portion of the Exchange Fund which remains undistributed to the holders of the Certificates for six months after the Effective Time shall be delivered to Qwest, upon demand, and any holders of the Certificates who have not theretofore complied with this Section 1.1 shall thereafter look only to Qwest as general creditors thereof for





MERGER AGREEMENT                     7
payment of their claim for Merger Consideration or shares, any cash in lieu of fractional shares of Qwest Common Stock and any dividends or distributions with respect to Qwest Common Stock.

                 (j) No Liability. None of the Company, Qwest, Qwest Subsidiary and the Exchange Agent shall be liable to any person in respect of any shares of Qwest Common Stock (or dividends or distributions with respect thereto) or cash from the Exchange Fund in each case delivered to a public official pursuant to any applicable abandoned property, escheat or similar law. If any Certificate shall not have been surrendered prior to seven years after the Effective Time (or immediately prior to such earlier date of which any Merger Consideration, any cash payable to the holder of such Certificate pursuant to this Section 1.1 or any dividends or distributions payable to the holder of such Certificate would otherwise escheat to or become the property of any governmental body or authority) any such Merger Consideration or cash, dividends or distributions in respect of such Certificate shall, to the extent permitted by applicable law, become the property of the Surviving Corporation, free and clear of the claims or interest of any person previously entitled thereto.

                 (k) Investment of Exchange Fund. The Exchange Agent shall invest any cash included in the Exchange Fund, as directed by Qwest, on any daily basis. Any interest and other income arising from such investments shall be paid to Qwest.

                 (l) Lost, Stolen or Destroyed Certificates. In the event any Certificates shall have been lost, stolen or destroyed, the Exchange Agent shall deliver in exchange for such lost, stolen or destroyed Certificates, upon the making of an affidavit of that fact by the holder thereof, the Merger Consideration with respect to such Certificates as may be required pursuant to
Section 1.1(a); provided that the Surviving Corporation may, in its sole discretion and as a condition precedent to the issuance thereof, require the owner of such lost, stolen or destroyed Certificates to deliver a bond in such sum as it may reasonably direct as indemnity against any claim that may be made against any of Qwest, the Surviving Corporation and the Exchange Agent with respect to the Certificates alleged to have been lost, stolen or destroyed.

                 (m) Tax Matters. The parties intend that the Merger qualify as a reorganization under Section 368(a) of the Code. The parties hereby accept this Agreement as a "plan of reorganization" within the meanings of sections 1.368-2(g) and 1.368-3(a) of the United States Treasury Regulations.

                 SECTION 1.2 QWEST/PRINCIPAL STOCKHOLDERS TRANSACTIONS. Concurrently with the execution and delivery of this Agreement, Qwest and each of the Principal Stockholders are executing and delivering an Amended and Restated Voting Agreement and Proxy substantially in the form of Exhibit A attached hereto (the "VOTING AGREEMENT"), pursuant to which, among other things, each of the Principal Stockholders is (1) agreeing to vote all the shares of Company Common Stock beneficially owned by such Principal Stockholder (collectively, the "RESTRICTED COMPANY SHARES") to approve this Agreement and the Merger and against any Business Combination Transaction (other than the Transactions), (2) granting to each of Qwest and Qwest Subsidiary an irrevocable proxy in connection therewith and (3) agreeing to restrict the transfer of such Restricted Company Shares.





MERGER AGREEMENT                     8

                                   ARTICLE II

                                    CLOSING

                 SECTION 2.1 TIME OF CLOSING. The closing of the Merger shall take place (the "CLOSING") on the later of (1) the first Business Day following the day on which the last to be satisfied or waived of the conditions precedent to the obligations of the parties under this Agreement shall have been satisfied or waived, as the case may be, and (2) such other time as the parties may agree (the "CLOSING DATE").

                 SECTION 2.2 LOCATION OF CLOSING. The Closing shall take place at the offices of Holme Roberts & Owen LLP at 1700 Lincoln Street, 41st Floor, Denver, Colorado 80203, or at such other location as approved by the parties.


                                  ARTICLE III

                             CONDITIONS OF CLOSING

                 SECTION 3.1 CONDITIONS PRECEDENT TO CLOSING. The respective obligations of each party under this Agreement with respect to the Merger are subject to the satisfaction of each of the following conditions, unless waived by each of the parties that is the beneficiary of the satisfaction of such condition, at or before the Closing:

                 (a) holders of a majority of the outstanding shares of Company Common Stock shall have approved this Agreement and the Merger in accordance with the DGCL and the certificate of incorporation and bylaws of the Company;

                 (b) the Registration Statement shall have become effective in accordance with the provisions of the Securities Act and no stop order suspending such effectiveness shall have been issued and remain in effect;

                 (c) the shares of Qwest Common Stock issuable in the Merger shall have been approved for inclusion in NASDAQ/NM, if necessary, subject only to official notice of issuance;

                 (d) each of the Company, its Subsidiaries, Qwest and Qwest Subsidiary shall have obtained from each Governmental Body or other person each Approval or taken all actions required to be taken in connection with each Approval, and all waiting, review or appeal periods under the Hart-Scott-Rodino Act or otherwise prescribed with respect to each Approval shall have terminated or expired, as the case may be, in each case with respect to an Approval that is required or advisable





MERGER AGREEMENT                     9
on the part of such person for (1) the due execution and delivery by such person of each Transaction Document to which it is or may become a party, (2) the conclusion of the Transactions, (3) the performance by such person of its obligations with respect to the Transactions under each Transaction Document to which it is or may become a party and (4) the exercise by such person of its rights and remedies with respect to the Transactions under each Transaction Document to which it is or may become a party or with respect to which it is or may become an express beneficiary, except in each case referred to in the preceding clauses (1), (2), (3) and (4) where the failure to obtain such Approval, individually or in the aggregate, could not reasonably be expected to have a Material Adverse Effect on such person;

                 (e) except as disclosed in Section 4.9 of the Company's Disclosure Schedule or Section 5.7 of Qwest and Qwest Subsidiary's Disclosure Schedule, no Action shall be pending against the Company, its Subsidiaries, Qwest and Qwest Subsidiary or, to their knowledge, threatened against any of them or any other person that, individually or in the aggregate, if determined adversely to any of them, could reasonably be expected to have a Material Adverse Effect on any of the Company, its Subsidiaries, Qwest and Qwest Subsidiary;

                 (f) except as disclosed in Section 4.3 of the Company's Disclosure Schedule or Section 5.3 of Qwest and Qwest Subsidiary's Disclosure Schedule, none of the Company, its Subsidiaries, Qwest and Qwest Subsidiary (1) is in violation or breach of or default with respect to (A) any Regulation of any Governmental Body or any decision, ruling, order or award of any arbitrator applicable to it or its business, properties or operations or (B) any agreement, indenture or other instrument to which it is a party or by which it or its properties may be bound or affected, (2) would be in violation or breach of or default with respect to any Regulation of any Governmental Body or any decision, ruling, order or award of any arbitrator applicable to it or its business, properties or operations in connection with or as a result of the conclusion of any of the Transactions or (3) has received notice that, in connection with or as a result of the conclusion of any of the Transactions, it is or would be in violation or breach of or default with respect to any Regulation of any Governmental Body or any decision, ruling, order or award of any arbitrator applicable to it or its business, properties or operations, except in each case referred to in the preceding clauses (1), (2) (3), and (4) for violations, breaches or defaults that, individually or in the aggregate, could not reasonably be expected to have a Material Adverse Effect on such person;

                 (g) except as disclosed in Section 4.6 of the Company's Disclosure Schedule, since December 31, 1996, no circumstance has existed and no event has occurred that has had, will have or could reasonably be expected to have a Material Adverse Effect on the Company and its Subsidiaries;

                 (h) each Transaction Document required to be executed and delivered prior to the Effective Time shall have been so executed and delivered by the respective parties thereto;

                 (i) the representations and warranties of each other party contained in each Transaction Document to which such other party is a party shall be true and correct in all material respects on and as of the Closing Date, with the same force and effect as though made on and as of the Closing Date;




MERGER AGREEMENT                     10

                 (j) each other party shall have performed, in all material respects, all of the covenants and other obligations required by each Transaction Document required to be performed by such other party at or before the Closing;

                 (k) the Company shall have received an opinion from Grant Thornton LLP, in form and substance reasonably satisfactory to it, and dated the date of the Proxy Statement/Prospectus, to the effect that the Merger will qualify for federal income tax purposes as a reorganization within the meaning of Section 368(a) of the Code and that none of the Company, its Subsidiaries, Qwest and Qwest Subsidiary shall recognize gain or loss for federal income tax purposes as a result of the Merger, other than with respect to any cash paid as a part of the Merger Consideration or paid in lieu of fractional shares of Qwest Common Stock;

                 (l) each party shall have received from each other party the following, each dated the Closing Date, in form and substance reasonably satisfactory to the receiving party:

                         (1) a certificate of the Secretary or an Assistant Secretary of such other party with respect to (A) the certificate of incorporation or articles of incorporation, as the case may be, of such other party, (B) the bylaws of such other party, (C) the resolutions of the Board of Directors of such other party, approving each Transaction Document to which such other party is a party and the other documents to be delivered by it under the Transaction Documents, and (D) the names and true signatures of the officers of such other party who signed each Transaction Document to which such other party is a party and the other documents to be delivered by such other party under the Transaction Documents;

                         (2) a certificate of the President or a Vice President of such other party to the effect that (A) the representations and warranties of such other party contained in the Transaction Documents to which it is a party are true and correct in all material respects as of the Closing Date and (B) such other party has performed, in all material respects, all covenants and other obligations required by the Transaction Documents to which it is a party to be performed by it on or before the Closing Date;

                         (3) with respect to the Company, certified copies, or other evidence satisfactory to Qwest and Qwest Subsidiary, of all Approvals of all Governmental Bodies and other persons with respect to the Company referred to in Section 4.3;

                         (4) with respect to Qwest, certified copies, or other evidence satisfactory to the Company, of all Approvals of all Governmental Bodies and other persons with respect to Qwest referred to in Section 5.3;





MERGER AGREEMENT                     11

                         (5) with respect to Qwest Subsidiary, certified copies, or other evidence satisfactory to the Company, of all Approvals of all Governmental Bodies and other persons with respect to Qwest Subsidiary referred to in Section 5.3;

                         (6) a certificate of the Secretary of State of the jurisdiction in which such other party is incorporated, dated as of a recent date, as to the good standing of and payment of taxes by such other party and as to the charter documents of such other party on file in the office of such Secretary of State; and

                         (7) with respect to the Company, a certificate of the President or a Vice President of the Company, substantially in the form of Exhibit 3.1(l)(7) attached hereto; and

                 (m) Qwest and Qwest Subsidiary shall have received from the Company evidence of the following, in each case in form and substance reasonably satisfactory to Qwest and Qwest Subsidiary and, except as expressly contemplated by this Agreement, without cost or other liability to any of the Company, its Subsidiaries, Qwest and Qwest Subsidiary and any other person:

                         (1) the resignation and general release by, each director and officer of any of the Company and its Subsidiaries and the termination of any related employment agreements in connection therewith, in each case effective at or immediately following the Effective Time;

                         (2) a written agreement of each person who is identified as an "affiliate" on the list furnished by the company pursuant to Section 7.1(i), which is substantially in the form of
        Exhibit 3.1(m)(2) attached hereto; and

                         (3) the cancellation or other termination of all outstanding Stock Options and Warrants and all rights of participants in any stock option, stock purchase, stock appreciation rights, phantom stock, restricted stock or similar Company Employee Plan, in each case on terms approved by Qwest and Qwest Subsidiary, other than such number of Company Series F Warrants and Company Sunrise Warrants as shall not be required by Section 7.1(j) to be cancelled or otherwise terminated.


                                   ARTICLE IV

                         REPRESENTATIONS AND WARRANTIES
                                 OF THE COMPANY

                 The Company represents and warrants to Qwest and Qwest Subsidiary as follows:

                 SECTION 4.1 EXISTENCE AND POWER. Each of the Company and its Subsidiaries (1) is a corporation duly incorporated, validly existing and in good standing under the laws of the jurisdiction of its incorporation or is a limited liability company or limited partnership formed and




MERGER AGREEMENT                     12
validly existing under the laws of the jurisdiction of its formation, (2) has all necessary power and authority (as a corporation, limited liability company or limited partnership, as the case may be) and all material licenses, authorizations, consents and approvals required to own, lease, license or use its properties now owned, leased, licensed or used and proposed to be owned, leased, licensed or used and to carry on its business as now conducted and proposed to be conducted, (3) is duly qualified as a foreign corporation, limited liability company or limited partnership, as the case may be, under the laws of each jurisdiction in which qualification is required either to own, lease, license or use its properties now owned, leased, licensed and used or to carry on its business as now conducted, except where the failure to effect or obtain such qualification, individually or in the aggregate, could not reasonably be expected to have a Material Adverse Effect, and (4) has all necessary power and authority (as a corporation, limited liability company or limited partnership, as the case may be) to execute and deliver each Transaction Document to which it is or may become a party and to perform its obligations thereunder.

                 SECTION 4.2 AUTHORIZATION; CONTRAVENTION. Subject to obtaining the Approvals referred to in Section 4.3, the execution and delivery by each of the Company and its Subsidiaries of each Transaction Document to which it is or may become a party and the performance by it of its obligations under each of those Transaction Documents have been duly authorized by all necessary corporate action and do not and will not (1) contravene, violate, result in a breach of or constitute a default under (A) its articles of incorporation, certificate of incorporation, bylaws, operating agreement or limited partnership agreement, as applicable, (B) any Regulation of any Governmental Body or any decision, ruling, order or award of any arbitrator by which any of the Company and its Subsidiaries or any of their properties may be bound or affected, including, without limitation, the Exchange Act, the Hart-Scott-Rodino Act and the DGCL, or (C) any agreement, indenture or other instrument to which any of the Company and its Subsidiaries is a party or by which any of the Company and its Subsidiaries or their properties may be bound or affected, including, without limitation, the Credit Agreement, or (2) result in or require the creation or imposition of any Lien on any of the properties now owned or hereafter acquired by any of the Company and its Subsidiaries, except in each case referred to in the preceding clauses (1) and (2) for contraventions, violations, breaches, defaults or Liens that, individually or in the aggregate, could not reasonably be expected to have a Material Adverse Effect.

                 SECTION 4.3 APPROVALS. Except as expressly referred to in this Agreement or otherwise disclosed in Section 4.3 of the Company's Disclosure Schedule, no Approval of any Governmental Body or other person that has not been obtained as of the date of this Agreement is required or advisable on the part of any of the Company and its Subsidiaries for (1) the due execution and delivery by the Company or such Subsidiary, as the case may be, of any Transaction Document to which it is or may become a party, (2) the conclusion of the Transactions, (3) the performance by the Company or such Subsidiary, as the case may be, of its obligations under each Transaction Document to which it is or may become a party and (4) the exercise by Qwest or Qwest Subsidiary, as the case may be, of its rights under each Transaction Document to which Qwest or Qwest Subsidiary, as the case may be, is or may become a party, except in each case referred to in the preceding clauses (1),
(2), (3) and (4) where the failure to obtain such Approval, individually or in the aggregate, could not reasonably be expected to have a Material Adverse Effect.





MERGER AGREEMENT                     13

                 SECTION 4.4 BINDING EFFECT. Each Transaction Document to which any of the Company and its Subsidiaries is or may become a party is, or when executed and delivered in accordance with this Agreement will be, the legally valid and binding obligation of the Company or such Subsidiary, as the case may be, enforceable against it in accordance with its terms, except as may be limited by bankruptcy, insolvency, reorganization, moratorium or other similar laws relating to or affecting creditors' rights generally and general principles of equity, including, without limitation, concepts of materiality, reasonableness, good faith and fair dealing and the possible unavailability of specific performance or injunctive relief, regardless of whether considered in a proceeding in equity or at law.

                 SECTION 4.5      FINANCIAL INFORMATION.

                 (a) The consolidated balance sheet of the Company and its consolidated Subsidiaries as of December 31, 1996 and the related consolidated statements of income (loss) and stockholders' equity and cash flows for the fiscal year then ended, reported on by Grant Thornton LLP, true and complete copies of which have been delivered to Qwest and Qwest Subsidiary, fairly present the consolidated financial position of the Company and its consolidated Subsidiaries as of that date and their consolidated results of operations and cash flows for the year then ended, in accordance with GAAP applied on a consistent basis except as described in the footnotes to the financial statements or as disclosed in Section 4.5 of the Company's Disclosure Schedule.

                 (b) The unaudited consolidated balance sheet of the Company and its consolidated Subsidiaries as of September 30, 1997 and the related consolidated statements of income (loss) and stockholders' equity and cash flows for the nine months then ended, true and complete copies of which have been delivered to Qwest and Qwest Subsidiary, fairly present, subject to normal year-end adjustments, the consolidated financial position of the Company and its consolidated Subsidiaries as of that date and their consolidated results of operations and cash flows for the nine months then ended.

                 (c) The unaudited consolidated balance sheet of the Company and its consolidated Subsidiaries as of October 31, 1997 and the related consolidated statements of income (loss) and stockholders' equity and cash flows for the ten months then ended, true and complete copies of which have been delivered to Qwest and Qwest Subsidiary, fairly present, subject to normal year-end adjustments, the consolidated financial position of the Company and its consolidated Subsidiaries as of that date and their consolidated results of operations and cash flows for the ten months then ended.

                 (d) At the respective dates of the balance sheets referred to in this Section 4.5, none of the Company and its Subsidiaries had any material Liability that, in accordance with GAAP applied on a consistent basis, should have been shown or reflected in the balance sheets but was not, except for the omission of notes in unaudited balance sheets with respect to contingent liabilities that in the aggregate did not materially exceed those so reported in the latest audited balance sheets previously delivered and that were of substantially the same type as so reported.





MERGER AGREEMENT                     14

                 (e) All receivables of the Company and its Subsidiaries (including accounts receivable, loans receivable and advances) which are reflected in the balance sheets referred to in this Section 4.5, and all such receivables which have arisen thereafter and prior to the Effective Time, have arisen or will have arisen only from bona fide transactions in the Ordinary Course, the carrying value of such receivables approximate their fair market values, subject to adequate reserves for the Company's receivables that have been established on the balance sheets in accordance with prior practice and GAAP.

                 (f) The Company has made available to Qwest and Qwest Subsidiary copies of each management letter delivered to any of the Company and its Subsidiaries by Grant Thornton LLP in connection with the financial statements referred to in this Section 4.5 or relating to any review by them of the internal controls of the Company and its Subsidiaries during the three years ended December 31, 1996, or thereafter, and has made available for inspection and, subject to the approval of Grant Thornton LLP, after the date of this Agreement will make available for inspection all reports and working papers produced or developed by them or management in connection with their examination of those financial statements, as well as all such reports and working papers for prior periods for which any liability of any of the Company and its Subsidiaries for Taxes has not been finally determined or barred by applicable statutes of limitation.

                 (g) Since December 31, 1993, there has been no material disagreement (within the meaning of Item 304(a)(1)(iv) of Regulation S-K under the Securities Act) between any of the Company and its Subsidiaries, on the one part, and any of its independent accountants, on the other part, with respect to any aspect of the manner in which the Company or such Subsidiary, as the case may be, maintained or maintains its books and records or the manner in which the Company or the Subsidiary, as the case may be, has reported upon the financial condition and results of operations of any of the Company and its Subsidiaries since such date, that has not been resolved to the satisfaction of the relevant independent accountants.

                 SECTION 4.6      ABSENCE OF CERTAIN CHANGES OR EVENTS.

                 (a) Except as disclosed in Section 4.6 of the Company's Disclosure Schedule, since December 31, 1996, no circumstance has existed and no event has occurred that has had, will have or could reasonably be expected to have a Material Adverse Effect on the Company and its Subsidiaries.

                 (b) Except as disclosed in Section 4.6 of the Company's Disclosure Schedule, since December 31, 1996, or as otherwise contemplated by this Agreement, none of the Company and its Subsidiaries has done the following or entered into any agreement or other arrangement with respect to the following, except in each case with respect or pursuant to each Transaction Document to which it is or may become a party:

                         (1) acquired or transferred any material asset, except in each case for fair value and in the Ordinary Course; or





MERGER AGREEMENT                     15

                         (2) incurred, assumed or guaranteed any Liability or paid, discharged or satisfied any Liability, except in each case in the Ordinary Course; or

                         (3) created, assumed or suffered the existence of any Lien (other than Permitted Liens), except in each case in the Ordinary Course; or

                         (4) waived, released, cancelled, settled or compromised any debt, claim or right of any material value, except in each case in the Ordinary Course; or

                         (5) declared, made or set aside any amount for the payment of any Restricted Payment to any person other than any of the Company and its Wholly-Owned Subsidiaries; or

                         (6) transferred or waived any right under any lease, license or agreement or any Proprietary Right or other intangible asset, except in each case in the Ordinary Course; or

                         (7) paid or agreed to pay any bonus, extra compensation, pension, continuation, severance or termination pay, or otherwise increased the wage, salary, pension, continuation, severance or termination pay or other compensation (of any nature) to its stockholders, directors, officers or employees, except for increases made in the Ordinary Course; or

                         (8) to the knowledge of the representing party, suffered (A) any damage, destruction or casualty loss (whether or not covered by insurance) of property the greater of cost or fair market value of which exceeds $50,000 individually or $100,000 in the aggregate for the Company and its Subsidiaries or (B) any taking by condemnation or eminent domain of any of its property or assets the greater of cost or fair market value of which exceeds $50,000 individually or $100,000 in the aggregate for the Company and its Subsidiaries; or

                         (9) made any loan to or entered into any transaction with any of its stockholders having beneficial ownership of 5.0% or more of the shares of Company Common Stock or the shares of Company Preferred Stock, as the case may be, then issued and outstanding, directors, officers or employees giving rise to any claim or right of, by, or against any person in an amount or having a value in excess of $10,000 individually or $50,000 in the aggregate for the Company and its Subsidiaries, except for employment agreements entered into in the Ordinary Course with employees each receiving an annual base salary of less than $50,000; or

                         (10) entered into any material agreement, arrangement, commitment, contract or transaction, amended or terminated any of the same (including, without limitation, any letter of intent or other agreement with respect to a Business Combination Transaction) or otherwise conducted any of its affairs, in any case not in the Ordinary Course; or





MERGER AGREEMENT                     16

                         (11) made any contribution to any Company Employee Plan, other than regularly scheduled contributions and contributions required to maintain the funding levels of any Company Employee Plan, or made or incurred any commitment to establish or increase the obligation of the Company or a Subsidiary to any Company Employee Plan; or

                         (12) except as disclosed in the footnotes to the financial statements referred to in Section 4.5 or in Section 4.6 of the Company's Disclosure Schedule, changed any accounting methods or principles used in recording transactions on the books of the Company or a Subsidiary or in preparing the financial statements of the Company or a Subsidiary.

                 (c) Except as disclosed in Section 4.6 of the Company's Disclosure Schedule, the occurrence of any fire, explosion, accident, strike, lockout, or other labor dispute, drought, storm, hail, earthquake, embargo, act of God or of the public enemy, or other casualty (whether or not covered by insurance), individually or in the aggregate, has not had and could not reasonably be expected to have a Material Adverse Effect on the Company and its Subsidiaries.

                 SECTION 4.7      TAXES.

                 (a) Each of the Company and its Subsidiaries has (1) filed (or has caused to be filed) all Tax Returns that are required to be filed with any Governmental Body with respect to each of the Company and its Subsidiaries, except for the filing of Tax Returns as to which the failure to file, individually or in the aggregate, could not reasonably be expected to have a Material Adverse Effect, and (2) paid (or has caused to be paid) all Taxes of or with respect to each of the Company and its Subsidiaries required to be paid when due whether or not shown on such Tax Returns and all assessments received by it, except Taxes being contested in good faith by appropriate proceedings, for which adequate reserves or other provisions are maintained and which are specified in Section 4.7 of the Company's Disclosure Schedule.

                 (b) None of the Company and its Subsidiaries is or has ever been a member of a "CONSOLIDATED GROUP" (as defined by Section 1504 of the Code) other than the consolidated group comprising the Company and its Subsidiaries. Federal income tax returns of the Company and its Subsidiaries are closed through the year ended December 31, 1993, either by the expiration of the applicable statute of limitations or closing agreement. The representing party knows of no basis for the assessment of any material amount of Taxes for any period covered by the Tax Returns that are referred to in
Section 4.7(a) that is not reflected on those Tax Returns. None of the Company and its Subsidiaries is a party to any Action by any Governmental Body with respect to the payment of Taxes of or with respect to any of the Company and its Subsidiaries, and no claim has been asserted or threatened against it for assessment or collection of any Taxes. None of the Company and its Subsidiaries has executed or filed with the Internal Revenue Service or any other taxing authority any agreement extending the period of assessment or collection of any Taxes or any consent to have the provisions of Section 341(f) of the Code (or any similar provision of state, local or foreign law) applied to it.





MERGER AGREEMENT                     17

                 (c) All Taxes that the Company or a Subsidiary is required to withhold or collect have been withheld or collected and, to the extent required, have been paid over to the proper Governmental Body on a timely basis, and each of the Company and its Subsidiaries has withheld proper amounts from its employees, independent contractors, creditors, stockholders or other third parties for all periods in full compliance with tax withholding provisions of applicable Regulations, except for withholdings or collections as to which the failure to withhold or collect, individually or in the aggregate, could not reasonably be expected to have a Material Adverse Effect.

                 (d) No portion of the real property or plant, structures, fixtures or improvements of the Company or a Subsidiary is subject to any special assessment, the liability with respect to which, individually or in the aggregate, could reasonably be expected to have a Material Adverse Effect. The representing party has no knowledge or reason to know of any proposal for any such assessment.

                 (e) Except as disclosed in Section 4.7 of the Company's Disclosure Schedule, none of the Company or its Subsidiaries has made, is obligated to make, or is a party to an agreement or arrangement that under any circumstances may obligate it to make any payment that will not be deductible for federal income tax purposes by virtue of Section 280G of the Code.

                 (f) None of the Company or its Subsidiaries has any liability for the Taxes of any person other than the Company and its Subsidiaries (1) under Treasury Regulations Section 1.1502-6 (or any similar provision of state, local or foreign law), (2) as a transferee or successor,
(3) by contract or (4) otherwise.

                 (g) None of the Company and its Subsidiaries has adopted a plan of complete liquidation and none is a member of an entity required to file a U.S. partnership return that is expected to have taxable income for any taxable period beginning before the Closing Date and ending after the Closing Date that is materially in excess of cash distributions of such income to be made after the Closing Date.

                 (h) Except as disclosed in Section 4.7(h) of the Company's Disclosure Schedule, (1) none of the Company and its Subsidiaries is obligated under any agreement with respect to industrial development bonds or other obligations with respect to which the excludability from gross income of the holder for federal or state income tax purposes could be affected by the execution and delivery of the Transaction Documents or the conclusion of any of the Transactions, (2) none of the Company and its Subsidiaries is, or has been, a United States real property holding corporation (as defined in Section 897(c)(2) of the Code) during the applicable period specified in Section 897(c)(1)(A)(ii) of the Code, (3) none of the Company and its Subsidiaries has filed or been included in a combined, consolidated or unitary return (or substantial equivalent thereof) of any person other than the Company and its Subsidiaries, (4) none of the Company and its Subsidiaries is liable for Taxes of any Person other than the Company and its Subsidiaries, or currently under any contractual obligation to indemnify any person with respect to Taxes, or a party to any tax sharing agreement or any other agreement providing for payments by the Company or any of its Subsidiaries with respect to the Company and Taxes, (5) with respect to Wholly-Owned Subsidiaries, none of the





MERGER AGREEMENT                     18

Company and its Subsidiaries is a party to any joint venture, partnership or other arrangement or contract which could be treated as a partnership for United States federal income tax purposes, (6) the prices for any property or services (or for the use of property) provided by any of the Company and its Subsidiaries to any other Subsidiary or to the Company have been arm's length prices determined using a method permitted by the Treasury Regulations under
Section 482 of the Code, (7) none of the Company and its Subsidiaries has made an election or is required to treat any of its assets as owned by another person for federal income tax purposes or as tax-exempt bond financed property or tax-exempt use property within the meaning of Section 168 of the Code (or any similar provision of state, local or foreign law) and (8) the Company is not an investment company within the meaning of Section 368(a)(2) of the Code.

                 SECTION 4.8 UNDISCLOSED LIABILITIES. Except as disclosed in Section 4.8 of the Company's Disclosure Schedule, none of the Company and its Subsidiaries has any material Liabilities, except Liabilities (1) shown or reflected in the unaudited consolidated balance sheet of the Company and its consolidated Subsidiaries dated as of September 30, 1997 referred to in Section 4.5, or the notes thereto, (2) incurred in the Ordinary Course, (3) expressly contemplated by the Transaction Documents or (4) in an aggregate amount not greater than $100,000.

                 SECTION 4.9      LITIGATION.

                 (a) Except as disclosed in Section 4.9 of the Company's Disclosure Schedule, there is no Action pending or, to the knowledge of the representing party, threatened against the Company or a Subsidiary, nor, to the knowledge of the representing party, is there any reasonable basis for any Action, that (1) involves any of the Transactions or (2) individually or in the aggregate, if determined adversely to any of them, could reasonably be expected to result in a liability to any of them in an amount that exceeds $50,000 individually or $100,000 in the aggregate.

                 (b) There is no Action pending against any of the Company and its Subsidiaries or, to the knowledge of the representing party, threatened against any of the Company and its Subsidiaries or any other person that involves any of the Transactions or any property owned, leased, licensed or used by the Company or the Subsidiary, as the case may be, that, individually or in the aggregate, if determined adversely to any of them, could reasonably be expected to have a Material Adverse Effect on any of the Company and its Subsidiaries.

                 SECTION 4.10     COMPLIANCE WITH REGULATIONS.

                 (a) None of the Company and its Subsidiaries is in, and none of them has received written notice of, a violation of or default with respect to, any Regulation of any Governmental Body or any decision, ruling, order or award of any arbitrator applicable to it or its business, properties or operations, including individual products or services sold or provided by it, except for violations or defaults that, individually or in the aggregate, could not reasonably be expected to have a Material Adverse Effect.





MERGER AGREEMENT                     19

                 (b) Each of the Company and its Subsidiaries has filed or caused to be filed with each applicable Governmental Body all reports, applications, documents, instruments and information required to be filed by it pursuant to all applicable Regulations, other than those as to which the failure to file, individually or in the aggregate, could not reasonably be expected to have a Material Adverse Effect.

                 SECTION 4.11     LICENSES.

                 (a) To the knowledge of the representing party, one or more of the Company and its Subsidiaries are the registered holders of each License that is required to be held by the Company or such Subsidiary, as the case may be, so that it may carry on its business as now conducted and proposed to be conducted, the failure to hold which, individually or in the aggregate, could reasonably be expected to have a Material Adverse Effect (each such License, a "MATERIAL LICENSE").

                 (b) To the knowledge of the representing party, each Material License is validly issued, in good standing and in full force and effect, unimpaired by any act or omission by the Company or such Subsidiary, as the case may be. The Company or such Subsidiary, as the case may be, is in material compliance with each Material License. None of the Company and its Subsidiaries has suffered a revocation, termination, suspension or material and adverse modification of a License that was, at the time of such event, a Material License. There is no Action pending or, to the knowledge of the representing party, threatened against the Company or a Subsidiary, and no other circumstance exists or event has occurred (whether or not with the giving of notice or the passage of time or both), that could reasonably be expected to result in the revocation, termination, suspension or material and adverse modification of any Material License; and, to the knowledge of the representing party, there is no reasonable basis for any such Action or for the disqualification of any of the Company and its Subsidiaries from obtaining, or obtaining the renewal of, any Material License and none of the Company and its Subsidiaries has received written notice or, to the knowledge of the representing party, oral notice from any Governmental Body asserting that any Material License should be revoked, terminated, suspended or materially and adversely modified. If a Material License is subject to termination upon the expiration of a term, the existence of another circumstance or the occurrence of another event, the representing party does not have any reason to believe that any Material License will not be renewed in the ordinary course. No Material License is subject to renegotiation by any Governmental Body. The execution and delivery of the Transaction Documents and the conclusion of any of the Transactions will not (and will not give any Governmental Body a right to) terminate or modify any rights of, or accelerate or increase any obligation of, the Company or any Subsidiary under any Material License.





MERGER AGREEMENT                     20

                 SECTION 4.12     EMPLOYEE MATTERS.

                 (a)     Employment and Labor Relations.

                         (1) Except as disclosed in Section 4.12 of the Company's Disclosure Schedule:

                                  (A)     there is no unfair labor practice
                 charge or complaint against any of the Company and its Subsidiaries pending or, to the knowledge of the representing party, threatened before the National Labor Relations Board or any similar Governmental Body;

                                  (B)     there has not occurred nor has there
                 been threatened since December 31, 1993, a labor strike, labor dispute, request for representation, work stoppage, work slowdown or lockout of or by employees of any of the Company and its Subsidiaries;

                                  (C)     there is no representation claim or
                 petition pending before the National Labor Relations Board respecting the employees of any of the Company and its Subsidiaries;

                                  (D)     no grievance nor any arbitration
                 proceeding arising out of any collective bargaining agreement to which any of the Company and its Subsidiaries is a party is pending;

                                  (E) no charge with respect to or relating to any of the Company and its Subsidiaries is pending before the Equal Employment Opportunity Commission or any state, local or foreign agency responsible for the prevention of unlawful employment practices;

                                  (F)     no claim relating to employment or
                 loss of employment with any of the Company and its Subsidiaries is pending in any federal, state or local court or in any other adjudicatory body and, to the knowledge of the representing party, no such claim against any of the Company and its Subsidiaries has been threatened;

                                  (G)     none of the Company and its
                 Subsidiaries has received notice of the intent of any federal, state, local or foreign agency responsible for the enforcement of labor or employment Regulations to conduct an investigation of or relating to any of the Company and its Subsidiaries, and no such investigation is in progress;

                                  (H)     since the enactment of the Worker
                 Adjustment and Retraining Notification Act of 1988 (the "WARN ACT"), none of the Company and its Subsidiaries has effectuated (1) a "plant closing" (as defined in the WARN Act)





MERGER AGREEMENT                     21
                 affecting any site of employment or one or more facilities or operating units within any site of employment or facility of the Company or any of its Subsidiaries or (2) a "mass layoff" (as defined in the WARN Act) affecting any site of employment or facility of the Company or any of its Subsidiaries; and none of the Company and its Subsidiaries has been affected by any transaction or engaged in layoffs or employment terminations sufficient in any number to trigger application of any similar Regulation;

                                  (I)     none of the Company and its
                 Subsidiaries is delinquent in any material respect in payments to any of its current or former officers, directors, employees, consultants or agents for any wages, salaries, commissions or other direct compensation for any services performed by them or amounts required to be reimbursed to such officers, directors, employees, consultants, or agents; and

                                  (J)     in the event of termination of the
                 employment or service of any of its current or former officers, directors, employees, consultants or agents, none of the Company, its Subsidiaries, Qwest and Qwest Subsidiary will be liable to any such persons for severance, continuation or termination pay pursuant to any agreement or by reason of any action taken or not taken by any of the Company and its Subsidiaries prior to the Effective Time.

                                  (K)     since December 31, 1996, there has
                 not been any termination of employment of any officer, director or employee of any of the Company and its Subsidiaries receiving annual base salary in excess of $50,000.

                         (2) Section 4.12 of the Company's Disclosure Schedule sets forth a correct and complete list of (A) all employment, consulting, severance pay, continuation pay, termination pay or indemnification agreements or other agreements of any nature whatsoever between any of the Company and its Subsidiaries, on the one part, and any current or former officer, director, employee, consultant or agent thereof, on the other part, in each case whether written or oral, to which any of the Company and its Subsidiaries is a party or by which any of them is bound and (B) all collective bargaining, labor and similar agreements (other than any Employee Plans), in each case whether written or oral, to which any of the Company and its Subsidiaries is a party or by which any of them is bound. The Company has provided to Qwest and Qwest Subsidiary true and complete copies of all such agreements. Each of the Company and its Subsidiaries has complied with its obligations related to, and is not in default under, any of such agreements, except where the failure to comply with or a default under such agreements, individually or in the aggregate, could not reasonably be expected to have a Material Adverse Effect.

                         (3) Except as disclosed in Section 4.12 of the Company's Disclosure Schedule, the execution and delivery of the Transaction Documents and the conclusion of the Transactions (A) will not require any of the Company and its Subsidiaries to make a payment to, or obtain any consent or waiver from, any current or former officer, director,





MERGER AGREEMENT                     22
        employee, consultant or agent of any of the Company and its Subsidiaries and (B) will not result in any change in the nature of any rights of any current or former officer, director, employee, consultant or agent of any of the Company and its Subsidiaries under any agreement referred to in Section 4.12(a)(2), including any acceleration or change in the award, grant, vesting or determination of stock options, stock purchase, stock appreciation rights, phantom stock, restricted stock or other stock-based rights, severance pay, continuation pay, termination pay or other contingent obligations of any nature whatsoever of any of the Company and its Subsidiaries, or a change in the term of any such agreement.

                         (4) Except as disclosed in Section 4.12 of the Company's Disclosure Schedule, each of the Company and its Subsidiaries is, and at all times since December 31, 1996 has been, in compliance with all applicable Regulations respecting employment and employment practices, terms and conditions of employment, wages and hours, and occupational safety and health, and is not, and since December 31, 1993 has not, engaged in any unfair labor practices, except where the failure to so comply or such engagement, individually or in the aggregate, could not reasonably be expected to have a Material Adverse Effect.

                 (b)     Company Employee Plans.

                         (1) Section 4.12 of the Company's Disclosure Schedule sets forth a correct and complete list of all Company Employee Plans. The Company has made available to Qwest Subsidiary true and complete copies of the Company Employee Plans and all related summary descriptions, including, without limitation, copies of any employee handbooks listing or describing any Company Employee Plans and summary descriptions of any Company Employee Plan not otherwise in writing.

                         (2) Except for any failure or default that could not reasonably be expected to have a Material Adverse Effect, each of the Company and its Subsidiaries has fulfilled or has taken all actions necessary to enable it to fulfill when due all of its obligations under each Company Employee Plan, and there is no existing default or event of default or any event which, with or without the giving of notice or the passage of time, would constitute a default by it under any Company Employee Plan. No Regulation currently in effect or, to the knowledge of the representing party, proposed to be in effect materially or adversely affects, or if adopted would materially or adversely affect, the rights or obligations of any of the Company and its Subsidiaries under any Company Employee Plan. There are no negotiations, demands or proposals which are pending or which have been made to any of the Company and its Subsidiaries which concern matters now covered, or that would be covered, by any Company Employee Plan.

                         (3) Each of the Company and its Subsidiaries is in full compliance with all Regulations applicable to each Company Employee Plan, except where noncompliance could not reasonably be expected to have a Material Adverse Effect. There has been no Employee Plan Event which is continuing or in respect of which there is any outstanding





MERGER AGREEMENT                     23
        liability of any of the Company or its Subsidiaries that, individually or in the aggregate, could reasonably be expected to have a Material Adverse Effect, and no such Employee Plan Event is reasonably expected to occur, with respect to any Company Employee Plan.

                         (4) Except as disclosed in Section 4.12 of the Company's Disclosure Schedule, the execution and delivery of the Transaction Documents and the conclusion of the Transactions will not cause the acceleration of vesting in, or payment of, any benefits under any Company Employee Plan.

                         (5) None of the Company and its Subsidiaries has any formal plan or commitment, whether legally binding or not, to create any additional Employee Plan or to modify or change any existing Employee Plan that would affect any current or former employee of any of the Company and its Subsidiaries.

                         (6) All employment, consulting, deferred compensation, bonus, stock option, stock appreciation rights, phantom stock, severance, termination or indemnification agreements, arrangements or understandings, or other Employee Plans, between any of the Company and its Subsidiaries, on the one part, and any current or former officer or director of any of the Company and its Subsidiaries, on the other part, which are required to be disclosed under the Securities Act or the Exchange Act have been disclosed.

                 (c) Health Plans. Each Company Employee Plan that is a group health plan within the meaning of Section 5000(b) of the Code has been operated in substantial compliance with the group health plan continuation coverage requirements of Sections 601 through 608 of ERISA and Section 4980B of the Code, and except to the extent required under those provisions or as disclosed in Section 4.12 of the Company's Disclosure Schedule, no Company Employee Plan provides health or welfare benefits (through the purchase of insurance or otherwise) for any retired or former employee of the Company or any of its Subsidiaries. Each Company Health Plan that is a group health plan within the meaning of Section 5000(b) of the Code has been operated in substantial compliance with the creditable coverage and portability requirements of Sections 701 through 707 of ERISA and Sections 9801 through 9806 of the Code.

                 (d)     Employee Plans of the Company's ERISA Affiliates.
Section 4.12 of the Company's Disclosure Schedule sets forth a correct and complete list of all ERISA Plans and Multiemployer Plans of any person that is an ERISA Affiliate of the Company or its Subsidiaries, other than any such ERISA Plans or Multiemployer Plans disclosed pursuant to Section 4.12(b). There has been no Employee Plan Event with respect to any ERISA Plan or Multiemployer Plan of any person that is an ERISA Affiliate of the Company or its Subsidiaries or who was an ERISA Affiliate of the Company or its Subsidiaries at any time since January 31, 1992, other than any ERISA Plan or Multiemployer Plan disclosed in Section 4.12 of the Company's Disclosure Schedule, in respect of which there is any outstanding liability, or, to the knowledge of the Company, in respect of which any liability could be expected to be incurred by any of the Company and its Subsidiaries.





MERGER AGREEMENT                     24

                 (e)     Company Qualified Plans.

                         (1) Each Company Qualified Plan satisfies the requirements of Section 401(a) of the Code, and each trust under each such plan is exempt from Tax under Section 501(a) of the Code. To the knowledge of the Company, no event has occurred that will or could give rise to disqualification or loss of tax-exempt status of any such plan or trust under such sections.

                         (2) The Company has made available to Qwest and Qwest Subsidiary for each Company Qualified Plan copies of the following documents: (A) the Form 5500 filed for each of the three most recent plan years, including all schedules thereto and financial statements with attached opinions of independent accountants; (B) the most recent determination letter from the IRS; (C) the consolidated statement of assets and liabilities of such plan as of its most recent valuation date; and (D) the statement of changes in fund balance and in financial position or the statement of changes in net assets available for benefits under such plan for the most recently ended plan year. Such financial statements fairly present the financial condition and the results of operations of each Company Qualified Plan as of such dates, in accordance with GAAP.

                 (f)     Company ERISA Plans.

                         (1) Section 4.12 of the Company's Disclosure Schedule sets forth, for each Company ERISA Plan, as of the effective date of its most recently prepared actuarial report, the amount by which the fair market value of the assets of the plan exceeded (or was less than) the actuarial present value (determined on the basis of the actuarial assumptions set forth in such report) of the "BENEFIT LIABILITIES" (within the meaning of Section 4001(a)(16) of ERISA), whether or not vested, of the plan. Since the effective date of the most recently prepared actuarial report for each Company ERISA Plan, there has been no amendment or change to the plan that would increase the amount of benefits accrued thereunder and, to the knowledge of the Company, there has been no event or occurrence (other than the normal fluctuation in the value of such plan's assets) that would cause the excess of assets over benefit liabilities referred to in this Section 4.12(f) to be reduced or the amount by which benefit liabilities exceed assets referred to in this Section 4.12(f) to be increased.

                         (2) The Company has made available to Qwest Subsidiary for each Company ERISA Plan true and complete copies of the following documents: (A) the Form PBGC Form 1 filed for each of the most recent three plan years; and (B) the most recently prepared actuarial report, which fairly presents the financial condition and the results of operations of each such plan as of the effective date of such report, and which sets forth the minimum required contributions under Section 412 of the Code (and their due dates) and maximum deductible contributions under Section 404 of the Code for the plan year following the effective date of such report.





MERGER AGREEMENT                     25

                 (g) Multiemployer Plans. Section 4.12 of the Company's Disclosure Schedule sets forth, for each Company Multiemployer Plan, as of the effective date of its most recently prepared actuarial report, the amount of potential withdrawal liability of the Company, its Subsidiaries and its ERISA Affiliates, calculated according to the information made available pursuant to
Section 4221(e) of ERISA, and identifies the specific potential obligors. To the knowledge of the representing party, nothing has occurred or is expected to occur that would materially increase the amount of the potential withdrawal liability of a specified obligor for any such plan over the amount disclosed pursuant to this Section 4.12(g). None of the Company, its Subsidiaries and its ERISA Affiliates (1) has failed to make any required contributions when due to a Multiemployer Plan or (2) has (and will not have as a result of the transactions contemplated by the Transaction Documents) any contingent liability for withdrawal liability by reason of a sale of assets pursuant to
Section 4204 of ERISA. None of the Company, its Subsidiaries and its ERISA Affiliates has any unpaid claims for withdrawal liability.

                 SECTION 4.13     CAPITALIZATION.

                 (a) As of the date of this Agreement, the authorized capital stock of the Company consists of 50,000,000 shares of Company Common Stock and 5,000,000 shares of preferred stock, par value $.001 per share, of the Company (the "COMPANY PREFERRED STOCK").

                 (b)     As of January 16, 1998, there are (i) 35,921,626
shares of Company Common Stock issued and outstanding, of which 7,967,057 shares are registered in the names of the Principal Stockholders (ii) 1,300 shares of Company Common Stock held in the treasury of the Company, (iii) no shares of Series I Convertible Preferred Stock, par value $.001 per share, of the Company (the "COMPANY SERIES I PREFERRED STOCK"), issued and outstanding,
(iv) 2,230,033 shares of Company Common Stock reserved for issuance upon exercise of outstanding Stock Options issued by the Company to current or former employees and directors of the Company and its Subsidiaries, (v) 1,164,995 shares of Company Common Stock reserved for issuance upon exercise of authorized but unissued Stock Options and (vi) 1,244,557 shares of Company Common Stock reserved for issuance upon exercise of outstanding Warrants issued by the Company.

                 (c) Except as disclosed in Section 4.13 of the Company's Disclosure Schedule, the execution and delivery of the Transaction Documents and the conclusion of any of the Transactions will not (and will not give any person a right to) terminate or modify any rights of, or accelerate or increase any obligation of, the Company with respect to any Equity Securities of the Company.

                 (d) All outstanding shares of Company Common Stock are duly authorized, validly issued, fully paid and nonassessable, free from any Liens created by the Company with respect to the issuance and delivery thereof and not subject to preemptive rights.

                 (e) Except with respect to the outstanding shares of Company Common Stock, there are no outstanding bonds, debentures, notes or other indebtedness or other securities of the Company having the right to vote (or convertible into, or exchangeable for, securities having the right to vote) on any matters on which stockholders of the Company may vote.





MERGER AGREEMENT                     26

                 (f) Except with respect to the Stock Options, the Warrants and as disclosed in Section 4.13 of the Company's Disclosure Schedule, there are no outstanding securities, options, warrants, calls, rights, commitments, agreements, arrangements or undertakings of any kind to which the Company is a party or by which the Company is bound obligating the Company to issue, deliver or sell, or cause to be issued, delivered or sold, additional shares of capital stock or other Equity Securities of the Company or obligating the Company to issue, grant, extend or enter into any such security, option, warrant, call, right, commitment, agreement, arrangement or undertaking. Without limiting the generality of the foregoing, no shares of Company Common Stock or other Equity Securities of the Company, the Surviving Corporation or any other person are issuable in connection with any acquisitions made by the Company. Section 4.13 of the Company's Disclosure Schedule sets forth a correct and complete list of the outstanding Stock Options and Warrants.

                 (g) Except with respect to the Transaction Documents, to the knowledge of the representing party, there is no agreement or arrangement restricting the voting or transfer of the Equity Securities of the Company.

                 (h) Except with respect to the Stock Options and the Warrants, there are no outstanding contractual obligations, commitments, understandings or arrangements of any of the Company and its Subsidiaries to repurchase, redeem or otherwise acquire, or make any payment in respect of, any shares of Equity Securities of the Company.

                 (i) Except with respect to the Credit Agreement and statutory restrictions of general application, there are no legal, contractual or other restrictions on the payment of dividends or other distributions or amounts on or in respect of any of the Equity Securities of the Company.

                 (j) Section 4.13 of the Company's Disclosure Schedule sets forth a correct and complete list of all agreements or arrangements to which the Company or any of its Subsidiaries is a party pursuant to which the Company is or could be required to register shares of Company Common Stock or other securities under the Securities Act.

                 (k) All outstanding Equity Securities of the Company were issued in compliance with all applicable Regulations, including, without limitation, the registration provisions of applicable federal and state securities laws. Equity Securities of the Company that were issued and reacquired by the Company were so reacquired (and, if reissued, so reissued) in compliance with all applicable Regulations, and the Company has no liability with respect to the reacquisition or reissuance of such Equity Securities.

                 SECTION 4.14     SUBSIDIARIES.

                 (a) Section 4.14 of the Company's Disclosure Schedule sets forth a correct and complete list of each of its Subsidiaries and the directors and officers of the Subsidiary as of the date of this Agreement. All outstanding shares of capital stock or other equity interests of each Subsidiary are duly authorized, validly issued, fully paid and nonassessable or, with respect to partnership interests, limited liability company membership interests or their equivalent, are validly





MERGER AGREEMENT                     27
issued, the consideration therefor has been paid and no unmet calls for capital contributions or similar payments are outstanding.

                 (b) All shares of capital stock or other equity interests of each Subsidiary, are owned beneficially and of record by the Company, free and clear of all Liens other than Permitted Liens. No other Equity Securities of any Subsidiary are outstanding.

                 (c) Except with respect to the outstanding shares of capital stock or other equity interests of each Subsidiary, there are no outstanding bonds, debentures, notes or other indebtedness or other securities of such Subsidiary having the right to vote (or convertible into, or exchangeable for, securities having the right to vote) on any matters on which stockholders of such Subsidiary may vote.

                 (d) There are no outstanding securities, options, warrants, calls, rights, commitments, agreements, arrangements or undertakings of any kind to which any of the Company and its Subsidiaries is a party or by which any of them is bound obligating any of the Company and its Subsidiaries to issue, deliver or sell, or cause to be issued, delivered or sold, additional shares of capital stock or other Equity Securities of any of the Subsidiaries or obligating the Company or any of its Subsidiaries to issue, grant, extend or enter into any such security, option, warrant, call, right, commitment, agreement, arrangement or undertaking.

                 (e) There is no agreement or arrangement restricting the voting or transfer of any of the Equity Securities of any of the Subsidiaries.

                 (f) There are no outstanding contractual obligations, commitments, understandings or arrangements of any of the Company and its Subsidiaries to repurchase, redeem or otherwise acquire, require or make any payment in respect of any shares of Equity Securities of any of the Subsidiaries.

                 (g) Except with respect to statutory restrictions of general application, there are no legal, contractual or other restrictions on the payment of dividends or other distributions or amounts on or in respect of any of the Equity Securities of any of the Subsidiaries.

                 (h) All outstanding Equity Securities of each of the Subsidiaries were issued in compliance with all applicable Regulations, including, without limitation, the registration provisions of applicable federal and state securities laws. Equity Securities of any of the Subsidiaries that were issued and reacquired by such Subsidiary were so reacquired (and, if reissued, so reissued) in compliance with all applicable Regulations, and none of the Company and its Subsidiaries has any liability with respect to the reacquisition or reissuance of such Equity Securities.

                 SECTION 4.15     PROPERTY.

                 (a) Each of the Company and its Subsidiaries owns, leases or licenses all real property and personal property, tangible or intangible, that are used or useful in its business and





MERGER AGREEMENT                     28
operations as now conducted and proposed to be conducted, the failure to own, lease or license which, individually or in the aggregate, could reasonably be expected to have a Material Adverse Effect (collectively, the "MATERIAL PROPERTIES").

                 (b) All Material Properties are reflected in the financial statements referred to in Section 4.5 in the manner and to the extent required to be reflected therein by GAAP (other than any Material Properties disposed of in the Ordinary Course).

                 (c) All Material Properties are in such condition and repair, and are suitable, sufficient in amount, size and type and so situated, as is appropriate and adequate for the uses for which they are used and intended and to carry on the business of the Company or such Subsidiary, as the case may be, as now conducted and as proposed to be conducted.

                 (d) To the knowledge of the representing party, all Material Properties comply in all material respects with the terms and conditions of all agreements relating to such real property and personal property and are in conformity in all material respects with all Regulations of any Governmental Body currently in effect, scheduled to come into effect or proposed to be adopted, entered or issued, as the case may be, and all decisions, rulings, orders and awards of any arbitrator applicable to it or its business, properties or operations. Except as disclosed in Section 4.15 of the Company's Disclosure Schedule, there exists no default by any of the Company and its Subsidiaries or, to the knowledge of the representing party, any other party under any lease agreement with respect to any Material Property, which default, individually or together with other defaults under the same lease agreement or other lease agreements, could reasonably be expected to have a Material Adverse Effect.

                 (e) The interest of any of the Company and its Subsidiaries in each Material Property is free and clear of all Liens other than Permitted Liens, except where the absence of such title, individually or in the aggregate, could reasonably be expected to have a Material Adverse Effect.

                 SECTION 4.16     SECURITIES.

                 (a) Section 4.16 of the Company's Disclosure Schedule sets forth a correct and complete description and list of the Equity Securities and Debt Securities issued by any person other than the Company or a Subsidiary, other than the shares of capital stock of the Subsidiaries referred to in
Section 4.14 in which the Company or a Subsidiary has an interest as of the date of this Agreement. Except as contemplated by the Transaction Documents, the right, title and interest of the Company or a Subsidiary in, to and under each of such Equity Securities and Debt Securities is free and clear of all Liens other than Permitted Liens.

                 (b) To the knowledge of the representing party, each of such Equity Securities is duly authorized, validly issued, fully paid and non-assessable.





MERGER AGREEMENT                     29

                 (c) To the knowledge of the representing party, each of such Debt Securities is duly authorized and validly issued and constitutes the legally valid and binding obligation of the issuer thereof and each guarantor thereof except as may be limited by bankruptcy, insolvency, reorganization, moratorium or other similar laws relating to or affecting creditors' rights generally and general principles of equity, including, without limitation, concepts of materiality, reasonableness, good faith and fair dealing and the possible unavailability of specific performance or injunctive relief, regardless of whether considered in a proceeding in equity or at law.

                 (d) All of such Equity Securities and Debt Securities are owned, beneficially and of record, by the Company or a Subsidiary. Except as disclosed in Section 4.16 of the Company's Disclosure Schedule or as contemplated by the Transaction Documents:

                         (1) there are no legal, contractual or other restrictions on (A) the voting or transfer of any of the Equity Securities or Debt Securities or (B) the payment of principal, interest, dividends or other distributions or amounts on or in respect of any of the Equity Securities or Debt Securities; and

                         (2) the Company or the Subsidiary, as the case may be, is not subject to any obligation, whether legal, contractual or otherwise, to sell or otherwise transfer any of the Equity Securities or Debt Securities.

                 SECTION 4.17     PROPRIETARY RIGHTS.

                 (a) Section 4.17 of the Company's Disclosure Schedule sets forth a correct and complete description and list of all Proprietary Rights in which any of the Company and its Subsidiaries has an interest, the failure to hold which, individually or in the aggregate, could reasonably be expected to have a Material Adverse Effect (collectively, the "MATERIAL PROPRIETARY RIGHTS"). No Proprietary Rights other than the Material Proprietary Rights are necessary for the unimpaired conduct of the business and operations of any of the Company and its Subsidiaries substantially in the manner that such business and operations are now conducted and are proposed to be conducted.

                 (b) One or more of the Company and its Subsidiaries has good title to each of the interests created by, or an implied license to use, the Material Proprietary Rights. None of the Company and its Subsidiaries has received notice that the validity of any such Material Proprietary Right or its title to or use of any Material Proprietary Right is being questioned in any Action. The right, title and interest of the Company or such Subsidiary in and to each such Material Proprietary Right and the authority to use the same are free and clear of all Liens other than Permitted Liens. The representing party does not believe, and has no reason to believe, that any use has been or is being made of any Material Proprietary Right by any person other than the Company, the Subsidiary or a person duly authorized to make that use. All Material Proprietary Rights used by any of the Company and its Subsidiaries but previously owned or held by any of its directors, officers, employees or agents have been duly transferred to the Company or the Subsidiary, as the case may be. There is no liability or obligation of the Company or a Subsidiary with respect to any Material





MERGER AGREEMENT                     30

Proprietary Right that is required to have been paid or otherwise performed, as of the date of this Agreement, that has not been paid or otherwise performed in full.

                 (c) The representing party has no knowledge of any valid grounds for any bona fide claims (1) to the effect that the sale, licensing or use of any product or service as now sold, licensed or used, or proposed for sale, license or use, by any of the Company and its Subsidiaries infringes on any Material Proprietary Right, which claims, individually or in the aggregate, could reasonably be expected to have a Material Adverse Effect, or (2) against the use by any of the Company and its Subsidiaries of any Material Proprietary Rights used in the business and operations of any of the Company and its Subsidiaries as now conducted or as proposed to be conducted.

                 (d) The execution and delivery of the Transaction Documents and the conclusion of any of the Transactions will not (and will not give any person a right to) terminate or modify any rights of, or accelerate or increase any obligation of, any of the Company and its Subsidiaries under any Material Proprietary Right.

                 SECTION 4.18 INSURANCE. One or more of the Company and its Subsidiaries maintain insurance with reputable insurance companies in such amounts and covering such risks as are usually carried by companies engaged in the same or similar business and similarly situated. There are no currently outstanding material losses for which the Company or a Subsidiary, as the case may be, has failed to give or present notice or claim under any policy. There are no requirements by any insurance company or by any board of fire underwriters or other body exercising similar functions or by any Governmental Body of which the representing party has knowledge requiring any repairs or other work to be done to any of the properties owned, leased, licensed or used by any of the Company and its Subsidiaries or requiring any equipment or facilities to be installed on or in connection with any of the properties, the failure to complete which could result in the cancellation of the policy of insurance. Policies for all the insurance are in full force and effect and none of the Company and its Subsidiaries is in default in any material respect under any of the policies. The representing party has no knowledge of the cancellation or proposed cancellation of any of the insurance or of any proposed increase in the contributions for workers' compensation or unemployment insurance or of any conditions or circumstances applicable to the business of the Company or the Subsidiary, as the case may be, which might result in a material increase in those contributions. The Company has made available to Qwest and Qwest Subsidiary true and complete copies of policies for all material fire and casualty, general liability, business interruption, product liability and other insurance maintained by any of the Company and its Subsidiaries.

                 SECTION 4.19     DEBT.

                 (a) Section 4.19 of the Company's Disclosure Schedule sets forth a correct and complete list of the following:

                         (1)      the Credit Agreement and all other
        agreements, indentures, purchase agreements, Guarantees, conditional sale contracts, capitalized leases and other Investments, agreements and other arrangements presently in effect providing for or relating to Debt in any





MERGER AGREEMENT                     31
        amount greater than $50,000 in respect of which the Company or a Subsidiary is in any manner directly or contingently obligated (collectively, the "MATERIAL DEBT");

                         (2) the principal or face amount of each Material Debt outstanding under each of those agreements and other arrangements;

                         (3) the maximum principal or face amounts of each Material Debt outstanding or which may be outstanding under each of those agreements and other arrangements;

                         (4)      the maturity date or dates of each Material
        Debt; and

                         (5) restrictions or other conditions (including, without limitation, any prepayment fee or yield maintenance provision) with respect to the voluntary prepayment by the Company of any amount of any Material Debt.

                 (b) Except as disclosed in Section 4.19 of the Company's Disclosure Schedule, none of the Company and its Subsidiaries is in default in respect of any Material Debt and, based upon the business, properties, operations, prospects and condition, financial or otherwise of the Company and its Subsidiaries and assuming that the Merger shall be completed on or before May 31, 1998, none of the Company and its Subsidiaries could reasonably be expected to be in default in respect of any Material Debt on or before May 31, 1998, which default either alone or together with any other default, entitles another party thereto, with the giving of notice or the passage of time or both, to terminate the rights and obligations of the parties thereunder or with respect thereto or to accelerate or increase any obligation of the Company or any of its Subsidiaries thereunder.

                 (c) Except as disclosed in Section 4.19 of the Company's Disclosure Schedule, the execution and delivery of the Transaction Documents and the conclusion of any of the Transactions will not (and will not give any person a right to) terminate or modify any rights of, or accelerate or increase any obligation of, any of the Company and its Subsidiaries with respect to any Material Debt.

                 SECTION 4.20 ENVIRONMENTAL MATTERS. None of the Company and its Subsidiaries has generated, used, transported, treated, stored, released or disposed of, or has permitted anyone else to generate, use, transport, treat, store, release or dispose of, any Hazardous Substance in a manner which has created or might reasonably be expected to create any liability or which would require reporting or giving notice to any Governmental Body, except for such events or occurrences for which the Company or its Subsidiaries would not reasonably be expected to incur liability, individually or in the aggregate, in excess of $50,000 (exclusive of any amount with respect to which a reserve has been taken by the Company or a Subsidiary on or before December 31, 1996).





MERGER AGREEMENT                     32

                 SECTION 4.21     BOOKS AND RECORDS.

                 (a) The records and books of account of each of the Company and its Subsidiaries are correct and complete in all material respects, have been maintained in accordance with good business practices and are reflected accurately in the financial statements referred to in Section 4.5. Each of the Company and its Subsidiaries has accounting controls sufficient to insure that its transactions are (1) executed in accordance with management's general or specific authorization and (2) recorded in conformity with GAAP so as to maintain accountability for assets.

                 (b) The minute books of each of the Company and its Subsidiaries contain accurate records of all meetings and accurately reflect all corporate action of the stockholders and the board of directors (including committees) of the Company or the Subsidiary, as the case may be.

                 (c) The stock books and ledgers of each of the Company and its Subsidiaries correctly record all transfer and issuances of all capital stock of the Company or the Subsidiary, as the case may be, and contain all cancelled and unused stock certificates of the Company or the Subsidiary, as the case may be.

                 SECTION 4.22     MATERIAL CONTRACTS.

                 (a) Section 4.22 of the Company's Disclosure Schedule sets forth a correct and complete description and list of the following agreements to which any of the Company and its Subsidiaries is a party (collectively, the "MATERIAL CONTRACTS"), true and correct copies of which have been made available to Qwest and Qwest Subsidiary:

                         (1) agreements with investment bankers, brokers, finders, consultants and advisers engaged by the Company or a Subsidiary with respect to the Transactions, other Business Combination Transactions, the purchase or sale by the Company or a Subsidiary of assets not in the ordinary course of business or the issuance and sale by the Company or a Subsidiary of any Equity Securities;

                         (2)      Affiliate Agreements;

                         (3) agreements made by any of the Company and its Subsidiaries not in the Ordinary Course that may require the payment or provision by or to any of the Company and its Subsidiaries of money in an aggregate amount, or goods or services having an aggregate value, in each case in excess of $50,000;

                         (4) agreements made by any of the Company and its Subsidiaries, whether or not in the Ordinary Course, contemplating the acquisition by the Company or the Subsidiary, as the case may be, of any Equity Securities of any person or all or substantially all of the assets of any person;





MERGER AGREEMENT                     33

                         (5) agreements that may be cancelled, terminated, amended or modified, or pursuant to which payments might be required or acceleration of benefits may be required, in connection with or as the result of the execution and delivery of the Transaction Documents or the conclusion of any of the Transactions;

                         (6) agreements that provide for the acceleration or payment of benefits upon the occurrence of a change of control (however defined), whether or not resulting from the execution and delivery of the Transaction Documents or the conclusion of any of the Transactions;

                         (7)      agreements that provide for the
        indemnification by any of the Company and its Subsidiaries of any director, officer, employee or agent of any of the Company and its Subsidiaries, other than agreements referred to in the preceding clause
        (1);

                         (8) agreements that grant a power of attorney, agency or similar authority to another person;

                         (9)      joint venture and partnership agreements;

                         (10) agreements giving any person the right to renegotiate or require an increase or reduction in the price of goods or services provided by or to any of the Company and its Subsidiaries, an increase in amounts previously paid by any of the Company and its Subsidiaries with respect to any goods or services or the repayment by any of the Company and the Subsidiaries of amounts previously paid to any of them with respect to any goods or services;

                         (11)     agreements with any Governmental Body; and

                         (12) agreements that may require the payment or provision by or to any of the Company and its Subsidiaries of money in an aggregate amount, or goods or services having an aggregate value, in each case in excess of $100,000.

                 (b) Each agreement referred to in Section 4.22(a)(12) has, to the knowledge of the representing party with respect to parties other than the Company or the Subsidiary, as the case may be, been duly authorized, executed and delivered by the parties to such agreement, is in full force and effect and constitutes the legally valid and binding obligation of the parties to such agreement or their respective successors or assigns, enforceable against them in accordance with the terms of such agreement. There is no liability or obligation of the Company or a Subsidiary with respect to any such agreement that, under the terms of such agreement, is required to be paid or otherwise performed or is required to have been paid or otherwise performed, in each case as of the date of this Agreement, but that has not been paid or otherwise performed in full. The right, title and interest of the Company or a Subsidiary in, to and under each such agreement is free and clear of all Liens other than Permitted Liens. Except as disclosed in Section 4.22 of the Company's Disclosure Schedule, there exists no default under any such agreement by any party, which default, individually





MERGER AGREEMENT                     34
or together with other defaults under the same agreement or other agreements, could reasonably be expected to have a Material Adverse Effect. The execution and delivery of the Transaction Documents and the conclusion of any of the Transactions will not (and will not give any person a right to) terminate or modify any rights of, or accelerate or increase any obligation of, any of the Company and its Subsidiaries under any such agreement.

                 SECTION 4.23 RESTRICTIONS ON BUSINESS ACTIVITIES. Except as disclosed in Section 4.23 of the Company's Disclosure Schedule, there is no agreement, judgment, order or decree binding upon any of the Company and its Subsidiaries which has or could reasonably be expected to have the effect of prohibiting or impairing any material business practice of any of the Company and its Subsidiaries, any acquisition of any property by any of the Company and its Subsidiaries, the conduct of business by any of the Company and its Subsidiaries as currently conducted or as proposed to be conducted by the Company or the Subsidiary, as the case may be, except for any prohibition or impairment that, individually or in the aggregate, could not reasonably be expected to have a Material Adverse Effect.

                 SECTION 4.24 TRANSACTIONS WITH AFFILIATES. Except as disclosed in Section 4.24 of the Company's Disclosure Schedule, at no time since December 31, 1996 has any of the Company and its Subsidiaries entered into any transaction (including, but not limited to, the purchase, sale or exchange of property or the rendering of any service) with any Affiliate except as contemplated by the Transaction Documents.

                 SECTION 4.25     CERTAIN FINANCIAL MATTERS.

                 (a) Except as disclosed in Section 4.25(a) of the Company's Disclosure Schedule, since December 31, 1996, none of the Company and its Subsidiaries has provided any material special promotions, discounts or other incentives to its employees, agents, distributors or customers in connection with the solicitation of new orders for service provided by the Company or any Subsidiary, nor has any customer pre-paid any material amount for services to be provided by the Company or any Subsidiary in the future.

                 (b) The Company and its Subsidiaries have paid or fully provided for all access charges properly payable to local exchange carriers for access facilities and have properly reported their respective percentages of interstate use ("PIU") to such carriers, except where the failure to do so, individually or in the aggregate, could not reasonably be expected to result in a Material Adverse Effect. As of the date of this Agreement, to the knowledge of the representing party, the Company and its Subsidiaries do not have, and on the Closing Date the Company and its Subsidiaries will not have, any material liability on account of PIU.

                 (c) Section 4.25(c) of the Company's Disclosure Schedule sets forth a correct and complete list of product and service warranties and guaranties extended by any of the Company and the Subsidiaries that are currently in effect. Except as disclosed in Section 4.25(c) of the Company's Disclosure Schedule, (1) there have not been any material deviations from such warranties and guaranties, and salesmen, employees and agents of any of the Company and the Subsidiaries are not





MERGER AGREEMENT                     35
authorized to undertake obligations to any customer or other persons in excess of such written warranties or guaranties and (2) no claims have been asserted or threatened in writing or, to the knowledge of the representing party, asserted or threatened orally against any of the Company and the Subsidiaries with respect to product and service warranties and guaranties currently or formerly extended by any of the Company and the Subsidiaries, except in each case referred to in the preceding clauses (1) and (2) for such deviations or claims which, individually or in the aggregate, could not reasonably be expected to have a Material Adverse Effect or for which the Company has established appropriate reserves on the balance sheets referred to in Section
4.5 as of their respective dates in accordance with past practice and GAAP.

                 SECTION 4.26 MISSTATEMENTS. Except to the extent revised or superseded by a subsequent schedule furnished to Qwest and Qwest Subsidiary pursuant to any Transaction Document, no schedule furnished to Qwest or Qwest Subsidiary by or with respect to any of the Company or its Subsidiaries pursuant to any Transaction Document contained as of the date thereof any untrue statement of a material fact or omitted to state a material fact necessary to make the statement contained therein, in the light of the circumstances under which it was made, not misleading.

                 SECTION 4.27 SEC DOCUMENTS. The Company has filed with the Securities and Exchange Commission all reports, schedules, forms, statements and other documents required by the Securities Act or the Exchange Act to be filed by the Company since December 31, 1993 (collectively, and in each case including all exhibits and schedules thereto and documents incorporated by reference therein, the "COMPANY SEC DOCUMENTS"). Section 4.27 of the Company's Disclosure Schedule sets forth a list of the Company SEC Documents. As of their respective dates, except to the extent revised or superseded by a subsequent filing with the Securities and Exchange Commission on or before the date of this Agreement, the Company SEC Documents filed by the Company complied in all material respects with the requirements of the Securities Act or the Exchange Act, as the case may be, and none of the Company SEC Documents (including any and all financial statements included therein) filed by the Company as of such dates contained any untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading. The consolidated financial statements of the Company and its consolidated Subsidiaries included in the Company SEC Documents, including any amendments thereto, comply as to form in all material respects with applicable accounting requirements and the published rules and regulations of the Securities and Exchange Commission with respect thereto. The Company has filed with the Securities and Exchange Commission as exhibits to the Company SEC Documents all agreements, contracts and other documents or instruments required to be so filed, and such exhibits are true and complete copies of such agreements, contracts and other documents or instruments, as the case may be. None of the Subsidiaries of the Company is required to file any reports, schedules, statements or other documents with the Securities and Exchange Commission.

                 SECTION 4.28 PROXY STATEMENT/PROSPECTUS; REGISTRATION STATEMENT; OTHER INFORMATION. None of the information with respect to any of the Company and its Subsidiaries to





MERGER AGREEMENT                     36
be included in the Proxy Statement/Prospectus or the Registration Statement will, in the case of the Proxy Statement/Prospectus or any amendments thereof or supplements thereto, at the time of the mailing of the Proxy Statement/Prospectus or any amendments thereof or supplements thereto, and at the same time of the Company Stockholders Meeting, or, in the case of the Registration Statement, at the time it becomes effective, contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading, except that no representation is made by the representing party with respect to information supplied in writing by Qwest, Qwest Subsidiary or any Affiliate thereof specifically for inclusion in the Proxy Statement/Prospectus. The Proxy Statement/Prospectus will comply in all material respects with the provisions of the Exchange Act and the DGCL. The letters to stockholders, notices of meeting, proxy statement and forms of proxies to be distributed to stockholders in connection with this Agreement and the Merger and any schedules required to be filed with the Securities and Exchange Commission in connection therewith are collectively referred to as the "PROXY STATEMENT/PROSPECTUS".

                 SECTION 4.29     BOARD APPROVAL.

                 (a) The Board of Directors of the Company, by resolutions duly adopted at a meeting duly called and held and not subsequently rescinded or modified in any way (the "BOARD APPROVAL"), but subject to clause (2) of the proviso to Section 7.2(z), has duly (1) determined that the Transactions, taken as a whole, are in the best interests of the Company and its stockholders, (2) approved this Agreement and the Merger, (3) approved the other Transaction Documents and the other Transactions and (4) recommended that the stockholders of the Company approve this Agreement and the Merger.

                 (b) The Board Approval constitutes approval of (1) this Agreement and the Merger for purposes of Section 251 of the DGCL and (2) each of the Transaction Documents and each of the Transactions (including, without limitation, the Voting Documents) for purposes of Section 203 of the DGCL if the provisions thereof were to apply to any of the Transaction Documents or any of the Transactions.

                 (c) J.C. Bradford & Co., L.L.C. has delivered to the Board of Directors of the Company its written opinion to the effect that, as of January 6, 1998, the Merger Consideration to be received by the holders of Company Common Stock in the Merger is fair to such stockholders from a financial point of view.

                 SECTION 4.30 REQUIRED VOTE. The affirmative vote at a duly convened meeting of the holders of the Company Common Stock of a majority of the outstanding shares of the Company Common Stock is the only vote or consent of the holders of any class or series of the Equity Securities of the Company necessary to approve this Agreement and the Merger. The other Transaction Documents and the other Transactions are not required to be approved by the holders of shares of any class or series of Equity Securities of the Company.





MERGER AGREEMENT                     37

                 SECTION 4.31 BUSINESS COMBINATION TRANSACTIONS. None of the Company and its Subsidiaries has entered into any agreement with any person which has not been terminated as of the date of this Agreement and under which there remains any liability or obligation of any of the Company and its Subsidiaries with respect to a Business Combination Transaction (other than the Transactions).

                 SECTION 4.32 AGGREGATE MATERIAL ADVERSE EFFECT. There is no circumstance or event that satisfies all of the following conditions: (1) such circumstance or event, whether considered individually or in the aggregate with all other such circumstances and events, constitutes a breach of one or more representations, warranties, covenants or other agreements of the Company or any of its Subsidiaries in any Transaction Document or that would constitute such a breach if such representation, warranty, covenant or agreement did not include a reference therein to the possible occurrence of a Material Adverse Effect, (2) such circumstance or event, considered in the aggregate with all other such circumstances and events, negatively affects, or could reasonably be expected to negatively affect, the value of the Company and the Subsidiaries, taken as a whole, in the amount of $350,000 or more and (3) such circumstance or event, considered in the aggregate with all other such circumstances and events, could reasonably be expected to constitute a Material Adverse Effect on the Company and its Subsidiaries.

                 SECTION 4.33 FEES FOR FINANCIAL ADVISORS, BROKERS AND FINDERS. None of the Company and its Subsidiaries has authorized any person other than the Financial Advisors to act as financial advisor, broker, finder or other intermediary that might be entitled to any fee, commission, expense reimbursement or other payment of any kind from any of the Company and its Subsidiaries upon the conclusion of or in connection with any of the Transactions.

                 SECTION 4.34 OWNERSHIP OF QWEST COMMON STOCK. None of the Company and its Subsidiaries owns any shares of Qwest Common Stock or other Equity Securities of Qwest (exclusive of any shares of Qwest Common Stock owned by any Company Employee Plan).

                 SECTION 4.35 ANTI-TAKEOVER PROVISIONS. The Company has taken all steps necessary to irrevocably exempt the Transactions from each applicable state takeover law and from any applicable charter or contractual provision containing anti-takeover provisions. No provision of the certificate of incorporation or bylaws of the Company would, directly or indirectly, restrict or impair the right or ability of Qwest, Qwest Subsidiary or any Affiliate of Qwest to vote, or otherwise to exercise the rights and receive the benefits of a stockholder with respect to, Equity Securities of the Company the beneficial ownership of which may be acquired or controlled by Qwest, Qwest Subsidiary or such Affiliate or permit any other stockholder to acquire securities of the Company on a basis not available to Qwest, Qwest Subsidiary or such Affiliate if Qwest, Qwest Subsidiary or such Affiliate were to acquire the beneficial ownership of Equity Securities of the Company.





MERGER AGREEMENT                     38

                 SECTION 4.36     CONTINUING REPRESENTATIONS AND WARRANTIES.

                 (a) Each of the representations and warranties made with respect to the Company or a Subsidiary in this Agreement or in any other Transaction Document as of any date other than the Closing Date shall be true and correct in all material respects on and as of the Closing Date, except as otherwise contemplated by such Transaction Document.

                 (b) Not less than three Business Days prior to the Closing Date, the Company shall prepare and deliver to Qwest and Qwest Subsidiary such updates or other revisions of the written disclosures referred to in this
Article IV as have been delivered by the Company to Qwest and Qwest Subsidiary as shall be necessary in order to make each of such written disclosures correct and complete in all material respects on and as of the Closing Date. The requirement to prepare and deliver updates or other revisions of the written disclosures, and the receipt by Qwest and Qwest Subsidiary of information pursuant to Sections 6.1(d) and 7.1 or otherwise on or before the Closing Date, shall not limit the right of Qwest and Qwest Subsidiary under Article III to require as a condition precedent to the performance of its obligations under this Agreement on such Closing Date the accuracy in all material respects of the representations and warranties made by the representing party in any Transaction Document and the performance in all material respects of the covenants of the Company made in any Transaction Document (without regard to such updates or other revisions) and to receive an unqualified certificate with respect to the same.


                                   ARTICLE V

                         REPRESENTATIONS AND WARRANTIES
                         OF QWEST AND QWEST SUBSIDIARY

                 Each of Qwest and Qwest Subsidiary, jointly and severally, represents and warrants to the Company as follows:

                 SECTION 5.1 CORPORATE EXISTENCE AND POWER. Each of Qwest and Qwest Subsidiary (1) is a corporation duly incorporated, validly existing and in good standing under the laws of the jurisdiction of its incorporation,
(2) has all necessary corporate power and authority and all material licenses, authorizations, consents and approvals required to own, lease, license or use its properties now owned, leased, licensed or used and proposed to be owned, leased, licensed or used and to carry on its business as now conducted and proposed to be conducted, (3) is duly qualified as a foreign corporation under the laws of each jurisdiction in which qualification is required either to own, lease, license or use its properties now owned, leased, licensed or used or to carry on its business as now conducted, except where the failure to effect or obtain such qualification, individually or in the aggregate, could not reasonably be expected to have a Material Adverse Effect, and (4) has all necessary corporate power and authority to execute and deliver each Transaction Document to which it is or may become a party and to perform its obligations thereunder.





MERGER AGREEMENT                     39

                 SECTION 5.2 AUTHORIZATION; CONTRAVENTION. Subject to obtaining the Approvals referred to in Section 5.3, the execution and delivery by each of Qwest and Qwest Subsidiary of each Transaction Document to which it is or may become a party and the performance by it of its obligations under each of those Transaction Documents have been duly authorized by all necessary corporate action and do not and will not (1) contravene, violate, result in a breach of or constitute a default under, (A) its certificate of incorporation or bylaws, (B) any Regulation of any Governmental Body or any decision, ruling, order or award of any arbitrator by which it or any of its properties may be bound or affected, including, but not limited to, the Hart-Scott-Rodino Act or
(C) any agreement, indenture or other instrument to which it is a party or by which it or its properties may be bound or affected or (2) result in or require the creation or imposition of any Lien on any property now owned or hereafter acquired by it, except in each case referred to in the preceding clauses (1) and (2) for contraventions, violations, breaches, defaults or Liens that, individually or in the aggregate, could not reasonably be expected to have a Material Adverse Effect.

                 SECTION 5.3      APPROVALS.  Except as disclosed in Section
5.3 of Qwest and Qwest Subsidiary's Disclosure Schedule, no Approval of any Governmental Body or other person is required or advisable on the part of Qwest or Qwest Subsidiary for (1) the due execution and delivery by Qwest or Qwest Subsidiary, as the case may be, of any Transaction Document, (2) the conclusion of the Transactions, (3) the performance by Qwest or Qwest Subsidiary, as the case may be, of its obligations under each Transaction Document to which it is or may become a party and (4) the exercise by the Company of its rights under each Transaction Document to which the Company is or may become a party, except in each case referred to in the preceding clauses (1), (2), (3) and (4) where the failure to obtain such Approval, individually or in the aggregate, could not reasonably be expected to have a Material Adverse Effect.

                 SECTION 5.4 BINDING EFFECT. Each Transaction Document to which Qwest or Qwest Subsidiary is or may become a party is, or when executed and delivered in accordance with this Agreement will be, the legally valid and binding obligation of Qwest or Qwest Subsidiary, as the case may be, enforceable against it in accordance with its terms, except as may be limited by bankruptcy, insolvency, reorganization, moratorium or other similar laws relating to or affecting creditors' rights generally and general principles of equity, including, without limitation, concepts of materiality, reasonableness, good faith and fair dealing and the possible unavailability of specific performance or injunctive relief, regardless of whether considered in a proceeding in equity or at law.

                 SECTION 5.5      FINANCIAL INFORMATION.

                 (a) The consolidated balance sheet of Qwest and its consolidated Subsidiaries as of December 31, 1996 and the related consolidated statements of income (loss) and stockholders' equity and cash flows for the fiscal year then ended, reported on by KPMG Peat Marwick LLP, true and complete copies of which have been delivered to the Company, fairly present the consolidated financial position of Qwest and its consolidated Subsidiaries as of that date and their consolidated results of operations and cash flows for the year then ended, in accordance with GAAP applied on





MERGER AGREEMENT                     40
a consistent basis except as described in the footnotes to the financial statements or as disclosed in Section 5.5 of Qwest and Qwest Subsidiary's Disclosure Schedule.

                 (b) The unaudited consolidated balance sheet of Qwest and its consolidated Subsidiaries as of September 30, 1997 and the related consolidated statements of income (loss) and stockholders' equity and cash flows for the nine months then ended, true and complete copies of which have been delivered to Qwest and Qwest Subsidiary, fairly present, subject to normal year-end adjustments, the consolidated financial position of the Company and its consolidated Subsidiaries as of that date and their consolidated results of operations and cash flows for the nine months then ended.

                 (c) At the respective dates of the balance sheets referred to in this Section 5.5, none of Qwest and its Subsidiaries had any material Liability that, in accordance with GAAP applied on a consistent basis, should have been shown or reflected in the balance sheets but was not, except for the omission of notes in unaudited balance sheets with respect to contingent liabilities that in the aggregate did not materially exceed those so reported in the latest audited balance sheets previously delivered and that were of substantially the same type as so reported.

                 (d) Since January 1, 1997, there has been no material disagreement (within the meaning of Item 304(a)(1)(iv) of Regulation S-K under the Securities Act) between any of Qwest and its Subsidiaries, on the one part, and any of its independent accountants, on the other part, with respect to any aspect of the manner in which the Company or such Subsidiary, as the case may be, maintained or maintains its books and records or the manner in which the Company or the Subsidiary, as the case may be, has reported upon the financial condition and results of operations of any of the Company and its Subsidiaries since such date, that has not been resolved to the satisfaction of the relevant independent accountants.

                 SECTION 5.6 ABSENCE OF CERTAIN CHANGES OR EVENTS. Except as disclosed in Section 5.6 of Qwest and Qwest Subsidiary's Disclosure Schedule, since December 31, 1996, no circumstance has existed and no event has occurred that has had, will have or could reasonably be expected to have a Material Adverse Effect on Qwest and its Subsidiaries.

                 SECTION 5.7      LITIGATION.

                 (a) There is no Action pending against Qwest or Qwest Subsidiary or, to the knowledge of the representing party, threatened against Qwest, Qwest Subsidiary or any other person that restricts in any material respect or prohibits (or, if successful, would restrict or prohibit) the conclusion of any of the Transactions.

                 (b) There is no Action pending against any of Qwest and its Subsidiaries or, to the knowledge of the representing party, threatened against any of Qwest and its Subsidiaries or any other person that involves any of the Transactions or any property owned, leased, licensed or used by any of Qwest and its Subsidiaries, as the case may be, that, individually or in the aggregate, if determined adversely to any of them, could reasonably be expected to have a Material Adverse Effect on Qwest.





MERGER AGREEMENT                     41

                 SECTION 5.8      COMPLIANCE WITH REGULATIONS.

                 (a) None of Qwest and its Subsidiaries is in, and none of them has received written notice of, a violation of or default with respect to, any Regulation of any Governmental Body or any decision, ruling, order or award of any arbitrator applicable to it or its business, properties or operations, including individual products or services sold or provided by it, except for violations or defaults that, individually or in the aggregate, could not reasonably be expected to have a Material Adverse Effect.

                 (b) Each of Qwest and its Subsidiaries has filed or caused to be filed with each applicable Governmental Body all reports, applications, documents, instruments and information required to be filed by it pursuant to all applicable Regulations, other than those as to which the failure to file, individually or in the aggregate, could not reasonably be expected to have a Material Adverse Effect.

                 SECTION 5.9      CAPITALIZATION.

                 (a) As of the date of this Agreement, the authorized capital stock of Qwest consists of 400,000,000 shares of Qwest Common Stock and 25,000,000 shares of preferred stock, par value $.01 per share, of Qwest (the "QWEST PREFERRED STOCK").

                 (b) As of December 31, 1997 (after giving effect to the Qwest Stock Split), there are (i) 206,669,874 shares of Qwest Common Stock issued and outstanding, (ii) no shares of Qwest Common Stock held in the treasury of Qwest, (iii) no shares of Qwest Preferred Stock issued and outstanding, (iv) 13,883,000 shares of Qwest Common Stock reserved for issuance upon exercise of outstanding stock options issued by Qwest to current or former employees and directors of Qwest and its Subsidiaries, (v) 6,117,000 shares of Qwest Common Stock reserved for issuance upon exercise of authorized but unissued stock options and (vi) 8,600,000 shares of Qwest Common Stock reserved for issuance upon exercise of a warrant issued to Anschutz Family Investment Company LLC.

                 (c) All outstanding shares of Qwest Common Stock are duly authorized, validly issued, fully paid and nonassessable, free from any Liens created by Qwest with respect to the issuance and delivery thereof and not subject to preemptive rights.

                 (d) Except with respect to the outstanding shares of Qwest Common Stock, there are no outstanding bonds, debentures, notes or other indebtedness or other securities of Qwest having the right to vote (or convertible into, or exchangeable for, securities having the right to vote) on any matters on which stockholders of Qwest may vote.





MERGER AGREEMENT                     42

                 (e) All outstanding Equity Securities of Qwest were issued in compliance with all applicable Regulations, including, without limitation, the registration provisions of applicable federal and state securities laws. Equity Securities of Qwest that were issued and reacquired by Qwest were so reacquired (and, if reissued, so reissued) in compliance with all applicable Regulations, and Qwest has no liability with respect to the reacquisition or reissuance of such Equity Securities.

                 SECTION 5.10 SEC DOCUMENTS. Qwest has filed with the Securities and Exchange Commission all reports, schedules, forms, statements and other documents required by the Securities Act or the Exchange Act to be filed by Qwest since April 18, 1997 (collectively, and in each case including all exhibits and schedules thereto and documents incorporated by reference therein, the "QWEST SEC DOCUMENTS"). Section 5.10 of the Qwest and Qwest Subsidiary's Disclosure Schedule sets forth a list of all Qwest SEC Documents. As of their respective dates, except to the extent revised or superseded by a subsequent filing with the Securities and Exchange Commission on or before the date of this Agreement, the Qwest SEC Documents filed by Qwest complied in all material respects with the requirements of the Securities Act or the Exchange Act, as the case may be, and none of the Qwest SEC Documents (including any and all financial statements included therein) filed by Qwest as of such dates contained any untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading. The consolidated financial statements of Qwest and its consolidated Subsidiaries included in the Qwest SEC Documents, including any amendments thereto, comply as to form in all material respects with applicable accounting requirements and the published rules and regulations of the Securities and Exchange Commission with respect thereto. Qwest has filed with the Securities and Exchange Commission as exhibits to the Qwest SEC Documents all agreements, contracts and other documents or instruments required to be so filed, and such exhibits are true and complete copies of such agreements, contracts and other documents or instruments, as the case may be. None of the Subsidiaries of Qwest is required to file any reports, schedules, statements or other documents with the Securities and Exchange Commission.

                 SECTION 5.11 PROXY/STATEMENT/PROSPECTUS; REGISTRATION STATEMENT; OTHER INFORMATION. None of the information with respect to any of Qwest and its Subsidiaries to be included in the Proxy Statement/Prospectus or the Registration Statement will in the case of the Proxy Statement/Prospectus or any amendments thereof or supplements thereto, at the time of the mailing of the Proxy Statement/Prospectus or any amendments thereof or supplements thereto, and at the time of the Company Stockholders Meeting, or, in the case of the Registration Statement, at the time it becomes effective, contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading, except that no representation is made by the representing party with respect to information supplied in writing by the Company or any Affiliate of the Company specifically for inclusion in the Proxy Statement/Prospectus or the Registration Statement. The Registration Statement will comply in all material respects with the provisions of the Securities Act. The registration statement on Form S-4, in which the Proxy Statement/Prospectus will be included, and all exhibits thereto, required to be filed with the





MERGER AGREEMENT                     43

Securities and Exchange Commission in connection with this Agreement and the Merger are collectively referred to as the "REGISTRATION STATEMENT".

                 SECTION 5.12 OWNERSHIP OF COMPANY COMMON STOCK. None of Qwest and its Subsidiaries owns any shares of Company Common Stock or other Equity Securities of the Company (exclusive of any shares of Company Common Stock owned by any Employee Plan of Qwest and its Subsidiaries).

                 SECTION 5.13 MISSTATEMENTS. Except to the extent revised or superseded by a subsequent schedule furnished to the Company pursuant to this Agreement, no schedule furnished to the Company by or with respect to any of Qwest or its Subsidiaries pursuant to this Agreement contained as of the date thereof any untrue statement of a material fact or omitted to state a material fact necessary to make the statement contained therein, in the light of the circumstances under which it was made, not misleading.

                 SECTION 5.14     CONTINUING REPRESENTATIONS AND WARRANTIES.

                 (a) Each of the representations and warranties made by Qwest or Qwest Subsidiary in this Agreement as of any date other than the Closing Date shall be true and correct in all material respects on and as of the Closing Date, except as otherwise contemplated by this Agreement.

                 (b) Not less than three Business Days prior to the Closing Date, Qwest and Qwest Subsidiary shall prepare and deliver to the Company such updates or other revisions of the written disclosures referred to in this
Article V as have been delivered by Qwest and Qwest Subsidiary to the Company as shall be necessary in order to make each of such written disclosures correct and complete in all material respects on and as of the Closing Date. The requirement to prepare and deliver updates or other revisions of the written disclosures, and the receipt by the Company of information pursuant to Sections 6.1(d) and 8.4 or otherwise on or before the Closing Date, shall not limit the right of the Company under Article III to require as a condition precedent to the performance of its obligations under this Agreement on such Closing Date the accuracy in all material respects of the representations and warranties made by the representing party in this Agreement and the performance in all material respects of the covenants of Qwest or Qwest Subsidiary made in this Agreement (without regard to such updates or other revisions) and to receive an unqualified certificate with respect to the same.





MERGER AGREEMENT                     44

                                   ARTICLE VI

                            COVENANTS OF THE PARTIES

                 SECTION 6.1 COVENANTS OF THE PARTIES. The Company covenants and agrees for the benefit of Qwest and Qwest Subsidiary with respect to the Company, and (1) Qwest and Qwest Subsidiary, jointly and severally, covenant and agree with respect to subsections (a), (b), (c), (d), (e), (f),
(g) and (i) of this Section 6.1, and (2) Qwest covenants and agrees with respect to subsection (h) of this Section 6.1, for the benefit of the Company, in each case that the party with respect to which the covenant and agreement is made shall (and, with respect to the Company, that the Company shall cause its Subsidiaries to) do the following until the Effective Time and, with respect to
Section 6.1(e), indefinitely after the date of this Agreement:

                 (a) Maintenance of Existence. Preserve and maintain its corporate existence and good standing in the jurisdiction of its incorporation and qualify and remain qualified as a foreign corporation in each jurisdiction in which qualification is required either (1) to own, lease, license or use its properties now owned, leased, licensed or used and proposed to be owned, leased, licensed or used or (2) to carry on its business as now conducted or proposed to be conducted, except where the failure to effect or obtain such qualification, individually or in the aggregate, could not reasonably be expected to have a Material Adverse Effect.

                 (b) Compliance With Regulations. Comply in all respects with all Regulations of each Governmental Body and all decisions, rulings, orders and awards of each arbitrator applicable to it or its business, properties or operations in connection with the Transactions if a failure to comply with any of the foregoing, individually or in the aggregate, could reasonably be expected to have a Material Adverse Effect, including, without limitation, use its best efforts to comply (and exchange information with other parties to enable them to comply) with any applicable requirements under the Hart-Scott-Rodino Act relating to filing and furnishing information to the Department of Justice and the Federal Trade Commission, including, without limitation, the following:

                 (1) assisting in the preparation and filing of each applicable "Antitrust Improvements Act Notification and Report Form for Certain Mergers and Acquisitions" and taking all other action required by 16 C.F.R. Parts 801-803 (or any successor form or Regulation);

                 (2) complying with any additional request for documents or information made by the Department of Justice or the Federal Trade Commission or by a court; and

                 (3) causing all affiliated persons of the "ultimate parent entity" of the party within the meaning of the Hart-Scott-Rodino Act to cooperate and assist in such filing and compliance.





MERGER AGREEMENT                     45

                 (c) Best Efforts. Upon the terms and subject to the conditions provided in this Agreement or the other Transaction Documents, use its best efforts to take, or cause to be taken, all actions, and to do, or cause to be done, and to assist and cooperate with the other parties to this Agreement or any other Transaction Document in doing all things necessary, proper or advisable to cause the satisfaction of the conditions to the conclusion of the Transactions contemplated hereby or thereby including, without limitation, using its best efforts to obtain all Approvals that are required or advisable on the part of any party with respect to the Transactions.

                 (d) Notification. Give prompt notice to the other parties to this Agreement or any other Transaction Document, as the case may be, of (1) the occurrence, or failure to occur, of any event that would be likely to cause any representation or warranty of the party contained herein or therein to be untrue or inaccurate in any material respect at any time from the date of this Agreement to the Closing Date, any failure of the party to perform or otherwise comply with, in any material respect, any covenant, condition or agreement to be performed or complied with by it hereunder or thereunder and (2) the receipt by the party of written or oral notice from any Governmental Body or other person stating, or causing such party to believe, that there is a reasonable likelihood that an Approval required by this Agreement to be obtained from such Governmental Body or other person will not be obtained timely or at all; which covenant of notification shall not limit the right of any other party hereunder or thereunder to require as a condition precedent to the performance of its obligations hereunder or thereunder the continuing accuracy and performance of the representations and warranties and covenants of the notifying party made herein or therein and to receive an unqualified certificate with respect to the same.

                 (e) Publicity and Reports. Except as may be required by applicable laws, court process or by obligations pursuant to any listing agreement with the NASD or the American Stock Exchange, refrain from issuing any press release or make any public filings with respect to the Transactions, without affording the other parties the opportunity to review and comment upon such release or filing.

                 (f) Tax-Free Reorganization. Use, and cause its Affiliates to use, all reasonable efforts to cause the Merger to qualify as a reorganization under Sections 368(a)(1)(A) and 368(a)(2)(E) of the Code; not take, and cause its Affiliates not to take, any action what would cause the Merger not to qualify as a reorganization under those Sections; and take the position for all purposes that the Merger qualifies as a reorganization under those Sections.

                 (g) Confidentiality. Keep confidential any information disclosed by any other party or its representatives to the covenanting party or its representatives, whether before or after the date of this Agreement, in connection with the Transactions or the discussions and negotiations preceding the execution of the Transaction Documents, and do not use such information other than as contemplated by the Transaction Documents, in each case on the terms and conditions set forth in the letter agreement dated November 12, 1997 between the Company and Qwest Communications Corporation (the "CONFIDENTIALITY AGREEMENT"), as though the agreements and obligations of the parties thereunder were also the agreements and obligations of each party to this Agreement owed to the other parties to this Agreement, mutatis mutandis.





MERGER AGREEMENT                     46

                 (h) Accuracy of Information. Cause all reports, schedules, forms, statements and other documents required by the Securities Act or the Exchange Act to be filed by the Company or Qwest, as the case may be (collectively, and in each case including all exhibits and schedules thereto and documents incorporated by reference therein, such party's "SEC DOCUMENTS"), as of their respective dates, except to the extent revised or superseded by a subsequent filing with the Securities and Exchange Commission on or before the Effective Time, to comply in all material respects with the requirements of the Securities Act or the Exchange Act, as the case may be, and cause all of such party's SEC Documents (including any and all financial statements included therein) filed by it as of such dates not to contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading, except to the extent revised or superseded by a subsequent filing with the Securities and Exchange Commission on or before the Closing Date that corrects any such untrue statement or omission.

                 (i) Further Assurances. Promptly upon request by any other party, (1) correct any defect or error that may be discovered in any Transaction Document or in the execution or acknowledgement of any Transaction Document and execute, acknowledge, deliver, file, re-file, register and re-register, any and all such further acts, certificates, assurances and other instruments as the requesting party may reasonably require from time to time in order (a) to carry out more effectively the purposes of each Transaction Document, (b) to enable the requesting party to exercise and enforce its rights and remedies and collect any payments and proceeds under each Transaction Document and (c) to better transfer, preserve, protect and confirm to the requesting party the rights granted or now or hereafter intended to be granted to the requesting party under each Transaction Document or under each other instrument executed in connection with any Transaction Document, or (2) if the parties agree to permit the Closing to occur prior to the receipt of all Approvals required by Section 3.1(d) (without giving effect to the reference therein to the possible occurrence of a Material Adverse Effect), enter into such other transactions, agreements and arrangements with the other parties or their Affiliates so as to give Qwest and Qwest Subsidiary the benefit of the bargain, all without cost, expense or any other liability whatsoever to any of the Company, Qwest, Qwest Subsidiary and their Affiliates. Notwithstanding the foregoing but subject to Sections 8.2 and 8.3, none of Qwest, Qwest Subsidiary or any Affiliate of Qwest shall have any obligation to provide financial assistance of any sort whatsoever to any of the Company or its Subsidiaries.

                 SECTION 6.2 PROXY STATEMENT/PROSPECTUS; REGISTRATION STATEMENT. As soon as practicable following the execution of this Agreement, the Company shall prepare and file with the Securities and Exchange Commission the Proxy Statement/Prospectus and each of the Company and Qwest shall use its best efforts to have the Proxy Statement/Prospectus cleared by the Securities and Exchange Commission as promptly as practicable. As soon as practicable following such clearance, Qwest shall prepare and file with the Securities and Exchange Commission the Registration Statement, of which the Proxy Statement/Prospectus will form a part, and shall use its best efforts to have the Registration Statement declared effective by the Securities and Exchange Commission as promptly as practicable thereafter. The Company and Qwest shall cooperate with each other in the preparation of the Proxy Statement/Prospectus, and each shall provide to the other promptly copies of all correspondence between it or any of its representatives and the Securities and Exchange





MERGER AGREEMENT                     47

Commission. Each of the Company and Qwest shall furnish to the other all information concerning it and its Affiliates required to be included in the Proxy Statement/Prospectus and the Registration Statement. As promptly as practicable after the effectiveness of the Registration Statement, the Company shall mail the Proxy Statement/Prospectus to the stockholders of the Company. No amendment or supplement to the Proxy Statement/Prospectus or the Registration Statement shall be made without the approval of each of the Company and Qwest, which approval shall not be unreasonably withheld, conditioned or delayed. Each of the Company and Qwest shall advise the other, promptly after it receives notice thereof, of the time when the Registration Statement has become effective or any amendment thereto or any supplement or amendment to the Proxy Statement/Prospectus has been filed, or the issuance of any stop order, or the suspension of the qualification of Qwest Common Stock to be issued in the Merger for offering or sale in any jurisdiction, or of any request by the Securities and Exchange Commission or the NASD for amendment of the Registration Statement or the Proxy Statement/Prospectus. The parties shall take any action required to be taken under state blue sky or securities Regulations in connection with the Transactions.

                 SECTION 6.3 LETTERS OF ACCOUNTANTS. Each of the Company and Qwest shall use commercially reasonable efforts to cause to be delivered to the other "comfort" letters of Grant Thornton LLP, the Company's independent public accountants, and of KPMG Peat Marwick LLP, Qwest's independent public accountants, respectively, in each case, dated and delivered on the date on which the Registration Statement shall become effective and as of the Effective Time, and addressed to the Boards of Directors of the Company and Qwest, in form and substance reasonably satisfactory to the other and reasonably customary in scope and substance for letters delivered by independent public accountants in connection with transactions such as those contemplated by this Agreement.


                                  ARTICLE VII

                            ADDITIONAL COVENANTS OF
                                  THE COMPANY

                 SECTION 7.1 AFFIRMATIVE COVENANTS OF THE COMPANY. The Company agrees for the benefit of Qwest and Qwest Subsidiary that, until the Effective Time, the Company shall, and shall cause each of its Subsidiaries to, do the following:

                 (a) American Stock Exchange. Take all action required, if any, to cause the Company Common Stock to continue to be listed for trading on the American Stock Exchange and give such notice to the American Stock Exchange and the NASD as shall be required, if any, with respect to the Transaction Documents and the Transactions.

                 (b) Maintenance of Records. Keep adequate records and books of account reflecting all its financial transactions, keep minute books containing accurate records of all meetings and accurately reflecting all corporate action of its stockholders and its Board of Directors (including committees) and keep stock books and ledgers correctly recording all transfers and issuances of all capital stock.


MERGER AGREEMENT                     48

                 (c) Maintenance of Properties. Maintain, keep and preserve all its Material Properties such that the representations and warranties stated in Section 4.15(c) shall at all times be true.

                 (d) Conduct of Business. Except as otherwise contemplated by this Agreement, continue to engage in the Ordinary Course in the same lines of business as conducted by it on the date of this Agreement; and use its best efforts to preserve the business of the Company and its Subsidiaries and to preserve the goodwill of customers, suppliers and others having business relations with any of the Company and its Subsidiaries.

                 (e) Maintenance of Insurance. Maintain insurance such that the representations and warranties stated in Section 4.18 shall at all times remain true.

                 (f) Payment of Taxes. (1) Timely file (or cause to be filed) all Tax Returns that are required to be filed by it, except for the filing of such Tax Returns as to which the failure to file, individually or in the aggregate, could not reasonably be expected to have a Materially Adverse Effect, and (2) pay (or cause to be paid) before they become delinquent all Taxes due whether or not shown on such Tax Returns or any assessment received by it or otherwise required to be paid, except Taxes being contested in good faith by appropriate proceedings and for which adequate reserves or other provisions are maintained.

                 (g)     Reporting Requirements.  Furnish to Qwest and Qwest
Subsidiary:

                         (1)      Adverse events.  Promptly after the
        occurrence, or failure to occur, of any such event, information with respect to any event (A) which could reasonably be expected to have a Material Adverse Effect, (B) which, if known as of the date of this Agreement, would have been required by any Transaction Document to be disclosed to Qwest or Qwest Subsidiary or (C) which could reasonably be expected to cause any representation or warranty contained in any Transaction Document with respect to the Company or a Subsidiary to be untrue or inaccurate in any material respect at any time from the date of this Agreement to the Effective Time;

                         (2) Monthly financial statements. As soon as available, and in any event within 30 days after the end of each month, the consolidated balance sheet of the Company and its consolidated Subsidiaries as of the end of the month and the related consolidated statements of income (loss), stockholders' equity and cash flows for the portion of the fiscal year of the Company ended with the last day of the month, all in reasonable detail and stating in comparative form the respective consolidated figures for the corresponding date and period in the previous fiscal year (subject to year-end adjustments);





MERGER AGREEMENT                     49

                         (3) Quarterly financial statements. As soon as available and in any event within 45 days after the end of each of the first three quarters of each fiscal year of the Company, the consolidated balance sheet of the Company and its consolidated Subsidiaries as of the end of the quarter and the related consolidated statements of income (loss) and stockholders' equity and cash flows for the portion of the fiscal year ended with the last day of the quarter, all in reasonable detail and stating in comparative form the respective consolidated figures for the corresponding date and period in the previous fiscal year and certified by the chief financial officer of the Company (subject to year-end adjustments);

                         (4) Annual financial statements. As soon as available and in any event within 90 days after the end of each fiscal year of the Company, the consolidated balance sheet of the Company and its consolidated Subsidiaries as of the end of the fiscal year and the related consolidated statements of income (loss) and stockholders' equity and cash flows for the fiscal year, all in reasonable detail and stating in comparative form the respective consolidated figures for the corresponding date and period in the prior fiscal year and accompanied by an opinion of Grant Thornton LLP or other independent accountants of recognized national standing selected by the Company;

                         (5) Notice of litigation. Promptly after the commencement of each such matter, notice of all Actions affecting the Company or a Subsidiary that, individually or in the aggregate, if determined adversely to any of them, could reasonably be expected to have a Material Adverse Effect;

                         (6) Access to information. Afford to Qwest and Qwest Subsidiary and their respective officers, employees, financial advisors, attorneys, accountants and other representatives, reasonable access and duplicating rights (at the requesting party's expense) during normal business hours and upon reasonable advance notice to all its properties, books, contracts commitments, personnel and records; furnish as promptly as practicable to Qwest and Qwest Subsidiary and their respective officers, employees, financial advisors, attorneys, accountants and other representatives such information with respect to the business, properties, operations, prospects or condition (financial or otherwise) of the Company and its Subsidiaries as they may from time to time reasonably request and instruct the officers, employees, financial advisors, attorneys, accountants and other representatives of each of the Company and its Subsidiaries to cooperate with Qwest and Qwest Subsidiary and their respective officers, employees, financial advisors, attorneys, accountants and other representatives in their investigation of each of the Company and the Subsidiaries;

                         (7) Reports to creditors and other persons. Promptly after the furnishing of each such document, copies of any statement or report furnished to any other person pursuant to the terms of the Credit Agreement or any other indenture, loan or credit or similar agreement and not otherwise required by any other clause of this Section 8.1 to be furnished to Qwest and Qwest Subsidiary;





MERGER AGREEMENT                     50

                         (8) SEC documents. Promptly after filing any report, schedule, form, statement or other document with the Securities and Exchange Commission, the Company shall deliver a copy thereof to Qwest and Qwest Subsidiary; and

                         (9) General information. Such other information respecting the condition or operations, financial or otherwise, of any of the Company and its Subsidiaries as Qwest or Qwest Subsidiary may from time to time reasonably request.

                 (h) Certain Resignations and Releases. Obtain from the persons identified in Section 3.1(m)(1) the resignations and releases referred to therein, without cost or other liability, subject to Section 8.3(c), to any of the Company, its Subsidiaries, Qwest and Qwest Subsidiary.

                 (i) Affiliate Agreements. Deliver to Qwest and Qwest Subsidiary a list (reasonably satisfactory to counsel for Qwest and Qwest Subsidiary), setting forth names and addresses who are, at the time of the Company Stockholders Meeting, in the Company's reasonable judgment, "affiliates" of the Company for purposes of Rule 145 under the Securities Act; furnish such information and documents as Qwest and Qwest Subsidiary may reasonably request for the purpose of reviewing such list; and use its best efforts to obtain from each such person the written agreement referred to in
Section 3.1(m)(2), without cost or other liability to any of the Company, its Subsidiaries, Qwest and Qwest Subsidiary.

                 (j) Stock Options, Warrants, etc. Cancel or otherwise terminate, without cost or other liability to any of the Company, Qwest, Qwest Subsidiary and any other person, all of the Stock Options and Warrants, and all rights of participants in any stock option, stock purchase, stock appreciation rights, phantom stock, restricted stock or other Company Employee Plan, that shall not have been exercised on or before the Business Day preceding the Closing Date, in each case on terms approved by Qwest and Qwest Subsidiary; provided that, (1) Company Series F Warrants exercisable for no more than 275,000 shares of Company Common Stock in the aggregate and (2) Company Sunrise Warrants exercisable for no more than 103,333 shares of Company Common Stock in the aggregate, may remain outstanding after the Closing Date if both (x) the Company shall have used commercially reasonably efforts to cause the cancellation or other termination of such Company Series F Warrants and Company Sunrise Warrants, as the case may be, and (y) only shares of Qwest Common Stock (and no Equity Securities of the Surviving Corporation or any other person) shall be issuable upon the exercise of such Company Series F Warrants and Company Sunrise Warrants after the Effective Time.

                 (k) Voting Agreements. Recognize and give effect to the proxies granted by the Principal Stockholders in their respective Voting Agreements and direct the transfer agent for the Company Common Stock not to effect the transfer by any Principal Stockholder of any Company Restricted Shares in violation of the related Voting Agreement.

                 (l)     Company Stockholders Meeting; Proxy
Statement/Prospectus.




MERGER AGREEMENT                     51

                         (1) The Company (to the extent necessary, acting through its Board of Directors) shall, in accordance with applicable Regulations and as soon as practicable following the execution and delivery of this Agreement, (A) duly call, give notice of, convene and hold a meeting of the holders of the Company Common Stock (the "COMPANY STOCKHOLDERS MEETING") for the purpose of considering the approval of this Agreement and the Merger, which date shall be not less than 20 days after the date the Proxy Statement/Prospectus shall be first mailed to the stockholders of the Company, (B) fix a record date for determining stockholders entitled to vote at the Company Stockholders Meeting and (C) subject to Section 7.2(z), include in the Proxy Statement/Prospectus the recommendation by the Board of Directors of the Company that the stockholders of the Company approve this Agreement and the Merger.

                         (2) Notwithstanding the provisions of Section 7.2(z) and this Section 7.1(l), the obligations of the Company under
        Section 7.1(l)(1) shall not be affected by the withdrawal or modification by the Board of Directors of the Board Approval with respect to any matter other than the approval of this Agreement and the Merger.

                 (m) Customer Introductions. To the extent practicable, upon the request of Qwest or Qwest Subsidiary, introduce Qwest or Qwest Subsidiary, or arrange for a personal introduction of their respective representatives, to customers of any of the Company and its Subsidiaries for the purpose of ensuring good customer relationships following the Closing.

                 SECTION 7.2      NEGATIVE COVENANTS OF THE COMPANY.   The
Company agrees for the benefit of Qwest and Qwest Subsidiary that, until the Effective Time and except as contemplated by the Transaction Documents or with the prior written approval of Qwest and Qwest Subsidiary (which approval may be granted, withheld, delayed or conditioned in their sole discretion), the Company shall not, and shall not permit any of its Subsidiaries to, do any of the following or enter into any agreement or other arrangement (other than the Transaction Documents) with respect to any of the following:

                 (a) Dissolution. Dissolve any of the Company and its Subsidiaries, or take any action in contemplation thereof.

                 (b) Charter documents. Except as contemplated by Section 7.1(n), amend its articles of incorporation, certificate of incorporation, bylaws, operating agreement or limited partnership agreement, as applicable.

                 (c) Capitalization. Issue any shares of capital stock or other Equity Securities, except in connection with the exercise of any Stock Options and Warrants, or enter into an agreement or arrangement restricting the voting or transfer of any Equity Securities of any of the Company and its Subsidiaries.

                 (d) Debt. Create, incur, assume or suffer to exist any Debt, except:





MERGER AGREEMENT                     52

                         (1) any Debt under the Credit Agreement, in an aggregate principal amount not greater than $4,620,000 plus the aggregate outstanding amount of revolving advances under Section 2 of the Credit Agreement, on the terms and conditions thereof in existence as of the date of this Agreement or on other terms and conditions reasonably satisfactory to Qwest and Qwest Subsidiary; and

                         (2) any other Debt existing on the date of this Agreement, and all amendments, extensions, modifications, refunding, renewals, refinancings and substitutions thereof, but only if the aggregate principal amount thereof is not increased thereby, the term thereof is not extended thereby and the other terms and conditions thereof, taken as a whole, are not less advantageous to the Company and its Subsidiaries than those in existence as of the date of this Agreement.

                 (e) Liens. Create, incur, assume, or suffer to exist any Lien upon or with respect to any of its properties, now owned or hereafter acquired, except Permitted Liens.

                 (f) Liabilities. Any of (1) incur any Liability, except Liabilities (A) incurred in the Ordinary Course or (B) expressly contemplated by the Transaction Documents, (2) pay, discharge or satisfy any Liabilities, except Liabilities (A) reflected or reserved against in, or contemplated by, the financial statements (or the notes thereto) of the Company and its Subsidiaries referred to in Section 4.5, (B) incurred in the Ordinary Course,
(C) legally required to be paid, discharged or satisfied or (D) expressly contemplated by the Transaction Documents and (3) renegotiate, settle or compromise the Sprint Payables Obligation or the MCI Payables Obligation or both (provided that the approval of Qwest and Qwest Subsidiary with respect to such renegotiation, settlement or compromise shall not be unreasonably withheld, delayed or conditioned).

                 (g) Settle Litigation. Settle or compromise any litigation (whether or not commenced prior to the date of this Agreement) or settle, pay or compromise any claims not required to be paid (which are not payable or reimbursable under policies of insurance maintained by or on behalf of any of the Company and its Subsidiaries), individually in an amount in excess of $50,000 and in the aggregate in an amount in excess of $100,000, other than in consultation and cooperation with Qwest and Qwest Subsidiary, and, with respect to any such settlement, with the prior written consent of Qwest and Qwest Subsidiary.

                 (h) Restricted Payments. Declare or make any Restricted Payment to any person other than any of the Company and its Wholly-Owned Subsidiaries.

                 (i) Capital Expenditures. Make (or commit to make) any Capital Expenditures except in the Ordinary Course.

                 (j) Acquisitions. Acquire (1) by merger, consolidation, acquisition of stock or assets, or otherwise, all or substantially all of the Equity Securities of any corporation, partnership,





MERGER AGREEMENT                     53
limited liability company, joint venture, association, trust, unincorporated association or other entity or organization or (2) any assets except for fair value and in the Ordinary Course.

                 (k) Investments. Make or acquire any Investment in any person, other than (1) Investments in Wholly-Owned Subsidiaries and (2) Investments existing on the date of this Agreement in other Subsidiaries, including, without limitation, any extension of the maturity, renewal, refunding or modification of such existing Investments in other Subsidiaries and all amendments, extensions, modifications, refundings, renewals and substitutions of such existing Investments, but only if the aggregate amount of such existing Investments shall not increase except as a result of the accrual of interest, dividends and other amounts payable in respect of such Investments.

                 (l) Mergers, Etc. Merge or consolidate with any person, sell, lease, license or dispose of all or substantially all of its assets (whether now owned or hereafter acquired) to any person or acquire all or substantially all of the assets or the business of any person, or take any other action to effect, any Business Combination Transaction (other than the Transactions), in each case whether in one transaction or in a series of transactions, except that a Subsidiary may merge into or transfer assets to the Company or a Wholly-Owned Subsidiary.

                 (m) Leases. Create, incur, assume or suffer to exist, pursuant to a Guarantee or otherwise, any obligation as lessee for the rental or hire of any real or personal property, except the following:

                         (1)      conditional sale contracts that are Permitted
                                  Liens;

                         (2)      capitalized leases that are Permitted Liens;

                         (3) leases existing on the date of this Agreement and any extensions or renewals of those leases; and

                         (4) leases (other than capitalized leases) entered into in the Ordinary Course.

                 (n) Sale and Leaseback. Transfer any real or personal property to any person and thereafter directly or indirectly lease back the same or similar property.

                 (o) Sale or Lease of Assets. Transfer any of its assets now owned or hereafter acquired (including, but not limited to, shares of capital stock and indebtedness of Subsidiaries and leasehold interests), except the following:

                         (1) assets that are no longer used or useful in the conduct of its business; and

                         (2) assets that are transferred for fair value and in the Ordinary Course.





MERGER AGREEMENT                     54

                 (p) Conduct of Business. Either (1) cease to engage in the Ordinary Course in the same lines of business as conducted by the Company or a Subsidiary on the date of this Agreement, (2) engage in any line of business that is not conducted by the Company or a Subsidiary on the date of this Agreement or (3) enter into any agreement, arrangement, commitment, contract or transaction, amend or terminate any of the same, take any action or omit to take any action or otherwise conduct any of its affairs, in any case not in the Ordinary Course.

                 (q) Confidential Information. Except as otherwise expressly permitted by the proviso to Section 7.2(z) with respect to a Business Combination Proposal or pursuant to confidentiality agreements with respect to the business, properties and operations of the Company and its Subsidiaries in effect as of the date of this Agreement or entered into thereafter in the ordinary course of business and consistent with past practice, use or disclose to any person (other than Qwest, Qwest Subsidiary and their Affiliates), except as required by law, any material non-public information concerning the business, properties, operations, prospects or condition (financial or otherwise) of the Company and its Subsidiaries.

                 (r) Transactions with Affiliates. Enter into any transaction (including, but not limited to, the purchase, sale or exchange of property or the rendering of any service or the amendment, modification or termination of any of, or waiver of any provision of, the Affiliate Agreements) with any of its directors, officers or stockholders having beneficial ownership of 5.0% or more of the shares of any class of Company Common Stock or Company Preferred Stock then issued and outstanding, or with any of its Affiliates or the directors, officers or such stockholders thereof, except (1) transactions among the Company and its Wholly-Owned Subsidiaries, (2) transactions pursuant to agreements, arrangements or understandings that are set forth in Section 7.2(r) of the Company's Disclosure Schedule and (3) transactions that do not require the payment or provision by or to any of the Company and its Subsidiaries of money in an aggregate amount, or goods or services having an aggregate value, in excess of $50,000.

                 (s) Compliance With ERISA. Permit there to occur an Employee Plan Event that results in any material liability of any of the Company and its Subsidiaries.

                 (t) Compensation. Permit (1) an increase in the amount of compensation of any senior executive officer of any of the Company and its Subsidiaries (including wages, salaries, bonuses, extra compensation, pension and continuation, severance or termination pay of all types, whether paid or accrued) that is not required by an existing agreement or, if not so required, is not in the Ordinary Course, (2) the adoption or amendment of, or acceleration of payment or vesting of the amounts payable or to become payable under, any bonus, profit sharing, compensation, severance, termination, stock option, stock purchase, stock appreciation rights, phantom stock, restricted stock or other stock-based plan, pension, retirement, employment or other employee benefit agreement, trust, plan or other arrangement for the benefit or welfare of any current or former officer, director, employee, consultant or agent of any of the Company and its Subsidiaries, (3) grant of any additional Stock Options or Warrants, (4) the payment of any benefit not required by any existing agreement, (5) the adoption or amendment of any existing, employment, consulting, continuation pay, severance pay or termination pay agreement (including, without limitation, any





MERGER AGREEMENT                     55
such agreement that provides for the acceleration or payment of any benefit upon the occurrence of a change in control, however defined) with any officer, director or employee of any of the Company and its Subsidiaries or, except in accordance with the existing written policies of the Company or the Subsidiary, as the case may be, in existence as of the date of this Agreement, the grant of any continuation, severance or termination pay to any officer, director or employee of any of the Company and its Subsidiaries or (6) the placement of any assets in any trust for the benefit of officers, directors or employees of any of Company and its Subsidiaries; provided, however, that notwithstanding the foregoing, (x) each of the Company and its Subsidiaries may amend the provisions of any employee pension plan which is intended to be qualified under
Section 401(a) of the Code in order to maintain such qualified status and (y) except as contemplated by this Agreement, none of the Company and its Subsidiaries shall take any action, or refrain from taking any action, as the result of which the Company and its Subsidiaries shall be, or upon the occurrence of any change of control (however defined) or other event become, obligated to pay benefits.

                 (u) New Executive Officers. Employ, directly or indirectly (including as a consultant), any executive officers of any of the Company and its Subsidiaries not employed by the Company or the Subsidiary, as the case may be, in the same position or capacity on the date of this Agreement.

                 (v) Union Contracts. Enter into or amend any agreements with any labor union or other collective bargaining group, other than in the Ordinary Course.

                 (w) Stock of Subsidiary. Transfer any shares of capital stock of any Subsidiary, except in connection with a transaction permitted by
Section 7.2(z).

                 (x) Taxes. Make any tax election or settle or compromise any income tax liability.

                 (y)     Accounting Changes.  Except as disclosed in Section
7.2 of the Company's Disclosure Schedule, make or permit any significant change in accounting policies or reporting practices, except for any change required by GAAP, in the opinion of the Company's independent accountants.

                 (z) Business Combination Transactions. Do, or permit any of its officers, directors, employees, financial advisors and other representatives to do, any of the following or to enter into an agreement or other arrangement (other than the Transaction Documents) with respect to any of the following:

                         (1) enter into any agreement with respect to, or take any other action to effect, any Business Combination Transaction (other than the Transactions) with respect to any of the Company and its Subsidiaries;

                         (2) solicit, initiate or encourage (including, without limitation, by way of furnishing information), or take any other action to facilitate, any inquiry or the making of





MERGER AGREEMENT                     56
        any proposal to any of the Company, its Subsidiaries and its stockholders from any person (other than Qwest, Qwest Subsidiary or any Affiliate of, or any person acting in concert with, Qwest or Qwest Subsidiary) which constitutes, or may reasonably be expected to lead to, a proposal with respect to a Business Combination Transaction (other than the Transactions) with respect to any of the Company and its Subsidiaries, or endorse any Business Combination Transaction (other than the Transactions) with respect to any of the Company and its Subsidiaries; or

                         (3) continue, enter into or participate in any discussions or negotiations regarding any of the foregoing, or furnish to any other person any information with respect to the business, properties, operations, prospects or condition (financial or otherwise) of the Company and its Subsidiaries or any of the foregoing, or otherwise cooperate in any way with, or assist or participate in, facilitate or encourage, any effort or attempt by any other person to do or seek any of the foregoing;

provided, that this Section 7.2(z) shall not prohibit (1) the Company from (A) furnishing to any person (other than a Principal Stockholder or any Affiliate of, or other person acting in concert with, the Company or a Principal Stockholder) that has made an unsolicited, bona fide written proposal with respect to a Business Combination Transaction with respect to any of the Company and its Subsidiaries information concerning the Company and its Subsidiaries and the business, properties, operations, prospects or condition (financial or otherwise) of the Company and its Subsidiaries or (B) engaging in discussions or negotiations with such a person that has made such written proposal with respect to a Business Combination Transaction, (2) following receipt of such written proposal with respect to a Business Combination Transaction, the Company from taking and disclosing to its stockholders a position contemplated by Rule 14e-2(a) under the Exchange Act, or (3) following receipt of such written proposal with respect to a Business Combination Transaction, the Board of Directors of the Company from withdrawing or modifying the Board Approval; provided, however, that the Company or the Board of Directors of the Company, as the case may be, (x) shall take any action referred to in the preceding clauses (1) and (3) with respect to such written proposal (a "SUPERIOR PROPOSAL") only if such action is consistent with (i) the written opinion, subject only to customary qualifications, of a financial advisor of nationally recognized reputation, taking into account the terms and conditions of such proposed Business Combination Transaction and the Merger, respectively, all other legal, financial, regulatory and other aspects of such proposed Business Combination Transaction and the Merger, respectively, and the identity of the person making such Superior Proposal, that (A) such proposed Business Combination Transaction is reasonably capable of being completed and would, if completed, result in a transaction more favorable to the Company and its stockholders from a financial and strategic point of view than is the Merger and (B) financing for such proposed Business Combination Transaction, to the extent required, is then committed and is reasonably capable of being provided by a financial institution or other source able to provide such financing and (ii) the written opinion of independent counsel for the Company that the failure to take such action would result in a substantial risk of liability for a breach by the Board of Directors of the Company of its fiduciary obligations under applicable law, (y) shall furnish to the person making such Superior Proposal any information referred to in the preceding clause (1)(A) only if both (A) the Company shall then furnish such information to Qwest





MERGER AGREEMENT                     57
and Qwest Subsidiary, or shall have previously furnished such information to Qwest or Qwest Subsidiary, and (B) such information shall be so furnished to such person pursuant to a confidentiality agreement no less favorable to the Company than the terms of the Confidentiality Agreement and (z) shall take any action referred to in the preceding clauses (1), (2) and (3) only if the Board of Directors of the Company shall, by written notice delivered to Qwest and Qwest Subsidiary not less than 24 hours prior thereto, inform Qwest and Qwest Subsidiary of its intention to take such action. The Company shall cease and cause to be terminated any existing activities, discussions or negotiations with all persons (other than Qwest, Qwest Subsidiary or any Affiliate of, or any person acting in concert with, Qwest or Qwest Subsidiary) conducted on or before the date of this Agreement with respect to any Business Combination Transaction. The Company shall inform the persons referred to in the first sentence of this Section 7.2(z) of the obligations undertaken in this Section 7.2(z). If the Company, or any member of the Board of Directors thereof, receives a proposal with respect to a Business Combination Transaction with respect to any of the Company and its Subsidiaries, then the Company shall, by written notice delivered within 24 hours after the receipt of such proposal, inform Qwest and Qwest Subsidiary of the terms and conditions of such proposal and the identity of the person making the proposal with respect to such Business Combination Transaction and shall keep Qwest and Qwest Subsidiary generally informed with reasonable promptness of any steps it is taking pursuant to the preceding sentence with respect to such proposal.


                                  ARTICLE VIII

                         ADDITIONAL COVENANTS OF QWEST

                 SECTION 8.1 AFFIRMATIVE COVENANTS OF QWEST. Qwest agrees for the benefit of the Company that, until the Effective Time, Qwest shall take all action required, if any, to cause the Qwest Common Stock that shall be issued in the Merger to be approved for inclusion in NASDAQ/NM, if necessary, subject only to official notice of issuance, and give such notice to the NASD as shall be required, if any, with respect to the Transaction Documents and the Transactions.

                 SECTION 8.2 DIRECTORS' AND OFFICERS' INSURANCE; INDEMNIFICATION. Qwest agrees for the benefit of the Indemnified Persons that Qwest shall do the following:

                 (a) For six years after the Effective Time, the Surviving Corporation and its Subsidiaries shall indemnify each person who is now, or has been at any time prior to the date of this Agreement, a director, officer, employee or agent of any of the Company and its Subsidiaries, and the successors and assigns of such person (individually, an "INDEMNIFIED PERSON" and, collectively the "INDEMNIFIED PERSONS"), to the same extent and in the same manner as is now provided in the respective articles of incorporation, certificates of incorporation, by-laws, operating agreements or limited partnership agreements, as applicable, of the Company and its Subsidiaries in effect on the date of this Agreement, with respect to any Loss whenever asserted or claimed (an "INDEMNIFIED LIABILITY"), based in whole or in part on, or arising before or after the Effective Time in whole or in part out of, any matter existing or occurring at or prior to the Effective Time. Qwest hereby





MERGER AGREEMENT                     58
guarantees the obligation of the Surviving Corporation provided for under this
Section 8.2(a); provided, that the guarantee obligation of Qwest provided for in this Section 8.2(a) shall, in the aggregate, be limited to an amount equal to (1) the aggregate value of the consolidated assets of the Company and its consolidated Subsidiaries minus (2) the aggregate value of the consolidated liabilities of the Company and its consolidated Subsidiaries, each as reflected on the books and records of the Company as of the Closing Date.

                 (b) Qwest shall cause the Surviving Corporation to maintain in effect for not less than six years after the Effective Time the current policies of directors' and officers' liability insurance maintained by the Company and its Subsidiaries on the date of this Agreement; provided that
(x) Qwest may substitute therefor policies providing coverage with respect to matters existing or occurring at or prior to the Effective Time (whether arising before or after the Effective Time) and containing terms and conditions that, taken as a whole, are no less advantageous to the persons covered by such current insurance policies and (y) if the aggregate annual premiums for such insurance at any time during such period shall exceed 200% of the per annum rate of premiums paid by the Company and its Subsidiaries for such insurance on the date of this Agreement, then Qwest shall cause the Surviving Corporation to, and the Surviving Corporation shall, provide the maximum coverage that shall then be available at an annual premium equal to 200% of such rate, and, in addition to the indemnification provided above in this Section 8.2(b), shall indemnify the Indemnified Persons for the balance of such insurance coverage on the same terms and conditions as though Qwest were the insurer under those policies.

                 (c) Promptly after receipt by an Indemnified Person of notice of the assertion (an "ASSERTION") of any claim or the commencement of any action against the person in respect of which indemnity or reimbursement may be sought hereunder against any of the Company, Qwest, the Surviving Corporation or their respective Subsidiaries (collectively, "INDEMNITORS"), such Indemnified Person shall notify any Indemnitor in writing of the Assertion, but the failure to so notify any Indemnitor shall not relieve any Indemnitor of any liability it may have to such Indemnified Person hereunder except where such failure shall have materially prejudiced Indemnitor in defending against such Assertion. The Indemnitors shall be entitled to participate in and, to the extent the Indemnitors elect by written notice to such Indemnified Person within 30 days after receipt by any Indemnitor of notice of such Assertion, to assume the defense of such Assertion, at their own expense, with counsel chosen by the Indemnitors and reasonably satisfactory to an Indemnified Person. Notwithstanding that the Indemnitors shall have elected by such written notice to assume the defense of any Assertion, such Indemnified Person shall have the right to participate in the investigation and defense thereof, with separate counsel chosen by such Indemnified Person, but in such event the fees and expenses of such counsel shall be paid by such Indemnified Person, except to the extent that, in the opinion of counsel for the Indemnified Person, the Indemnified Person and the Indemnitor have conflicting interests in which case the Indemnitor shall pay the fees and expenses of such separate counsel; provided that, in connection with any Action or substantially similar actions in the same jurisdiction arising out of the same general allegations, the Indemnitors shall not be liable for fees and expenses of more than one separate firm of attorneys for all Indemnified Persons, which firm shall be identified in writing to the Indemnitors. No Indemnified Person shall settle any Assertion without the prior written consent of Qwest nor shall Qwest settle





MERGER AGREEMENT                     59
any assertion without either (1) the written consent of all Indemnified Persons against whom such Assertion was a made or (2) obtaining a general release from the party making the Assertion for all Indemnified Persons as a condition of such settlement.

                 SECTION 8.3      EMPLOYEE BENEFITS MATTERS.

                 (a) On and after the Effective Time, Qwest shall cause the Surviving Corporation and its Subsidiaries to promptly pay or provide when due all compensation and benefits earned through or prior to the Effective Time as provided pursuant to the terms of any compensation arrangements, employment agreements and employee or director benefit plans (including, without limitation, deferred compensation plans), programs and policies in existence as of the date of this Agreement for all employees, former employees, directors and former directors of any of the Company and its Subsidiaries.

                 (b) On and after the Effective Time, if employees of any of the Company and its Subsidiaries become eligible to participate in a medical, dental or health plan of any of Qwest and its Subsidiaries, Qwest shall cause such plan to (1) waive any pre-existing condition limitations for conditions covered under the applicable medical, health or dental plans of the Company and its Subsidiaries existing on the date of this Agreement and (2) honor any deductible and out-of-pocket expenses incurred by the employees and their beneficiaries under such plans during the portion of the calendar year prior to the date on which such employees become eligible for such participation.

                 (c) At the Effective Time, Qwest shall pay, or shall cause the Surviving Corporation to pay, all amounts then due to Wallace M. Hammond and Jon F. Beizer, respectively, pursuant to their respective employment agreements by reason of the occurrence of a change of control (as defined therein), subject in each case to all necessary withholdings, and Qwest shall pay, or shall cause the Surviving Corporation to pay, all reasonable out-of-pocket costs, fees and expenses of such persons (including, without limitation, the reasonable fees and disbursements of counsel and the expenses of litigation) incurred by them in connection with collecting such amounts.

                 (d) Nothing in this Section 8.3 shall (1) before or after the Effective Time, require the continued employment of any person by any of the Company, Qwest, the Surviving Corporation and their respective Subsidiaries, either before or after the Effective Time, or (2) after the Effective Time, prevent any of the Company, the Surviving Corporation and their respective Subsidiaries from taking any action or refraining from taking any action with respect to any employee that may then be permitted by law.

                 SECTION 8.4 SEC DOCUMENTS. Promptly after filing any report, schedule, form, statement or other document with the Securities and Exchange Commission, Qwest or Qwest Subsidiary, as the case may be, shall deliver a copy thereof to the Company.

                 SECTION 8.5 TRANSFER OF SURVIVING CORPORATION. Promptly after the Effective Time, Qwest shall take all action required to cause all shares of capital stock of the Surviving





MERGER AGREEMENT                     60

Corporation to be held by Qwest Communications Corporation, a Delaware corporation and an indirect, Wholly-Owned Subsidiary of Qwest.


                                   ARTICLE IX

                                  TERMINATION

                 SECTION 9.1      TERMINATION.

                 (a) The obligations of the parties under this Agreement (other than Section 6.1(g) and Articles IX and X) may be terminated and the Merger abandoned on any date (the "TERMINATION DATE") prior to the Effective Time, whether before or after this Agreement and the Merger shall have been approved by the stockholders of the Company, in each case by:

                         (1)      the agreement of the parties;

                         (2) the Company, on or after May 31, 1998, if (A) the Closing shall then not have occurred for any reason other than the breach or violation by the Company, in any material respect, of any of its representations, warranties, covenants and agreements set forth in this Agreement, (B) there shall not have occurred and be continuing a breach or violation by the Company, in any material respect, of any of its representations, warranties, covenants and agreements set forth in this Agreement and (C) the Company shall have paid in full to Qwest and Qwest Subsidiary all amounts then owed to Qwest and Qwest Subsidiary pursuant to Section 9.2, if any;

                         (3) Qwest or Qwest Subsidiary, on or after May 31, 1998, if (A) the Closing shall then not have occurred for any reason other than the breach or violation by Qwest or Qwest Subsidiary, in any material respect, of any of their respective representations, warranties, covenants and agreements set forth in this Agreement and
        (B) there shall not have occurred and be continuing a breach or violation by Qwest or Qwest Subsidiary, in any material respect, of any of its representations, warranties, covenants and agreements set forth in this Agreement;

                         (4) the Company, if (A) a representation, warranty, covenant or agreement of either Qwest or Qwest Subsidiary set forth in this Agreement is breached or violated by Qwest or Qwest Subsidiary, as the case may be, in any material respect, and (B) there shall not have occurred and be continuing a breach or violation by the Company, in any material respect, of any of its representations, warranties, covenants and agreements set forth in this Agreement and
        (C) the Company shall have paid in full to Qwest and Qwest Subsidiary all amounts then owed to Qwest and Qwest Subsidiary pursuant to Section 9.2, if any;

                         (5) Qwest or Qwest Subsidiary, if (A) any one or more of (i) a representation, warranty, covenant or agreement of the Company set forth in this Agreement





MERGER AGREEMENT                     61
        is breached or violated by the Company in any material respect, (ii) there shall exist or there shall have occurred an event (other than an Event of Default (as defined) under the Credit Agreement) that has had, will have or could reasonably be expected to have a Material Adverse Effect on the Company and its Subsidiaries and (iii) there shall have occurred and be continuing an Event of Default (as defined) under the Credit Agreement and the Debt thereunder shall have become due and payable or the lender thereunder shall have exercised any rights or remedies in connection therewith and (B) there shall not have occurred and be continuing a breach or violation by Qwest or Qwest Subsidiary, in any material respect, of any of its representations, warranties and covenants set forth in this Agreement;

                         (6) the Company, if the stockholders of the Company shall not have approved this Agreement and the Merger at the Company Stockholders Meeting, or any adjournment thereof, and the Company shall have paid in full to Qwest and Qwest Subsidiary all amounts then owed to Qwest and Qwest Subsidiary pursuant to Section 9.2, if any;

                         (7)      Qwest or Qwest Subsidiary, if the
        stockholders of the Company shall not have approved this Agreement and the Merger at the Company Stockholders Meeting, or any adjournment thereof;

                         (8) Qwest or Qwest Subsidiary, if the Company or the Board of Directors of the Company (A) shall have authorized, recommended or proposed (or publicly announced its intention to authorize, recommend or propose) an agreement with respect to a Business Combination Transaction (other than the Transactions) with respect to any of the Company and its Subsidiaries, (B) shall have recommended that the stockholders of the Company accept or approve any such Business Combination Transaction or (C) within the time period contemplated by Rule 14e-2 under the Exchange Act, shall have failed to publicly confirm the Board Approval and recommend against the acceptance by the stockholders of the Company of any tender offer or exchange offer that, if concluded in accordance with its terms, would constitute or result in a Business Combination Transaction (which failure shall include, without limitation, the determination by the Board of Directors of the Company to take no position with respect to such tender offer or exchange offer);

                         (9) the Company, if (A) the Board of Directors of the Company shall have determined that an unsolicited, bona fide proposal made by any person (other than a Principal Stockholder or an Affiliate of, or other person acting in concert with, the Company or a Principal Stockholder) with respect to a Business Combination Transaction with respect to any of the Company and its Subsidiaries is a Superior Proposal, (B) the Board of Directors of the Company shall have complied in all material respects with Section 7.2(z) with respect to actions taken or proposed to be taken by the Company or the Board of Directors of the Company with respect to such Superior Proposal, (C) the Company shall have notified Qwest and Qwest Subsidiary in writing, in each case not less than three full Business Days in advance of taking such action, of its election to terminate the obligations of the parties pursuant to this Section 9.1 for the purpose of recommending that the stockholders of the Company accept or approve such Superior Proposal or authorizing, recommending or





MERGER AGREEMENT                     62
        proposing an agreement with respect to such Superior Proposal, (D) the Company and its advisors and representatives shall have discussed with Qwest and Qwest Subsidiary the modifications to the terms of this Agreement and the other Transaction Documents that would permit the Company to conclude the Merger in lieu of concluding such Superior Proposal, (E) at the end of such three Business Day period the Board of Directors of the Company shall have determined that such Superior Proposal continues to constitute a Superior Proposal and (F) the Company shall have paid in full to Qwest and Qwest Subsidiary all amounts then owed to Qwest and Qwest Subsidiary pursuant to Section 9.2; or

                 (10) Qwest and Qwest Subsidiary, if there shall have occurred a Business Combination Transaction (other than the Transactions) with respect to any of the Company and its Subsidiaries.

                 (b) Any termination of the obligations of the parties pursuant to this Section 9.1 shall be made by written agreement or by written notice from the terminating party to the other parties.

                 (c) Except as provided to the contrary in Sections 9.2 and 10.11, and subject to the limitations stated therein, no party shall have any liability (in contract, tort or otherwise) to other parties or persons, whether based on the same or different claims or causes of action, in excess of $100,000 in the aggregate, in respect of (1) the termination of the obligations of the parties pursuant to Section 9.1 or (2) any breach of any warranty, covenant or agreement of such party, or for any misrepresentation by such party, under any Transaction Document (other than Section 6.1(g) of this Agreement).

                 SECTION 9.2      FEES; EXPENSES; OTHER AMOUNTS.

                 (a) Damages. Promptly following the termination of the obligations of the parties pursuant to clause (4) or (5) of Section 9.1(a) by the Company or by Qwest and Qwest Subsidiary, as the case may be, the other party or parties shall promptly, but in no event later than three Business Days following receipt of written demand therefor, pay to the party terminating such obligations, as liquidated damages (and not as a fee or a penalty), the amount of $100,000 in the aggregate. The parties acknowledge that the damages that will result from any breach or violation giving rise to such termination are uncertain and not capable of accurate calculation, and will be difficult to prove. The parties further acknowledge that the foregoing liquidated damages' amount is neither unconscionable nor unreasonably large or small, given the circumstances, and such amount is not intended as a penalty and is not and should not be construed as a penalty. In light of the foregoing, and the inconvenience or nonfeasibility of otherwise obtaining an adequate remedy, the parties agree that the liquidated damages' amount set forth above is reasonable in all respects.





MERGER AGREEMENT                     63

                 (b) Subsequent Event Fee. If the obligations of the parties shall terminate pursuant to clauses (5), (6), (7), (8), (9) or (10) of
Section 9.1(a) and a Business Combination Transaction (other than the Transactions) with respect to any of the Company and its Subsidiaries shall occur on or before January 5, 1999, then the Company shall pay to Qwest not later than the conclusion of such Business Combination Transaction the amount by which $3,000,000 exceeds the amount paid to Qwest, if any, pursuant to
Section 9.2(a).

                 (c)     Collection Expenses.   In addition to the other
provisions of this Section 9.2, each party shall promptly, but in no event later than three Business Days following receipt of written demand therefor, together with related bills or receipts, reimburse the other parties for all reasonable out-of-pocket costs, fees and expenses (including, without limitation, the reasonable fees and disbursements of counsel and the expenses of litigation) incurred in connection with collecting fees, expenses and other amounts due under this Section 9.2.

                 (d)     Other Expenses.  Except as otherwise provided in this
Section 9.2, whether or not the Merger is concluded, all costs and expenses incurred or paid by a party shall be paid by the party incurring or paying such expenses. Notwithstanding the foregoing, the Company shall pay the costs and expenses of complying with the Hart-Scott- Rodino Act.

                 (e) Company's Fees for Financial Advisors, Brokers and Finders. The Company or, after the Effective Time, the Surviving Corporation shall pay or cause to be paid to each Financial Advisor the entire amount of the fee, commission, expense reimbursement or other payment to which Financial Advisor shall become so entitled in connection with the Transactions, all without cost, expense or any other liability whatsoever to any of Qwest, Qwest Subsidiary and any other person.

                 (f) Qwest's Fees for Financial Advisors, Brokers and Finders. Qwest and Qwest Subsidiary shall pay or cause to be paid the entire amount of the fee, commission, expense reimbursement or other payment to which any financial advisor, broker or finder engaged by Qwest or Qwest Subsidiary shall become so entitled in connection with the Transactions, all without cost, expense or any other liability whatsoever to any of the Company, its Subsidiaries and any other person.


                                   ARTICLE X

                                 MISCELLANEOUS

                 SECTION 10.1 NOTICES. All notices, requests and other communications to any party or under any Transaction Document shall be in writing. Communications may be made by telecopy or similar writing. Each communication shall be given to a party at its address stated on the signature pages of this Agreement or any other Transaction Document or at any other address as the party may specify for this purpose by notice to the other parties. Each communication shall be effective (1) if given by telecopy, when the telecopy is transmitted to the proper address and the





MERGER AGREEMENT                     64
receipt of the transmission is confirmed, (2) if given by mail, 72 hours after the communication is deposited in the mails properly addressed with first class postage prepaid or (3) if given by any other means, when delivered to the proper address and a written acknowledgement of delivery is received.

                 SECTION 10.2     NO WAIVERS; REMEDIES; SPECIFIC PERFORMANCE.

                 (a) No failure or delay by any party to, or express beneficiary of, any Transaction Document in exercising any right, power or privilege under such Transaction Document shall operate as a waiver of the right, power or privilege. A single or partial exercise of any right, power or privilege shall not preclude any other or further exercise of the right, power or privilege or the exercise of any other right, power or privilege. The rights and remedies provided in the Transaction Documents shall be cumulative and not exclusive of any rights or remedies provided by law.

                 (b) Each party agrees that each other party shall be entitled to specific enforcement of the terms of Section 6.1(g) in addition to any other remedy to which the other party may be entitled, at law or in equity, with respect to such provision.

                 SECTION 10.3 AMENDMENTS, ETC. No amendment, modification, termination, or waiver of any provision of any Transaction Document, and no consent to any departure by a party to any Transaction Document from any provision of the Transaction Document, shall be effective unless it shall be in writing and signed and delivered by the other parties to the Transaction Document, and then it shall be effective only in the specific instance and for the specific purpose for which it is given.

                 SECTION 10.4     SUCCESSORS AND ASSIGNS; THIRD PARTY
BENEFICIARIES.

                 (a) No party may assign its rights or delegate its obligations under this Agreement. Any assignment or delegation in contravention of this Section 10.4 shall be void ab initio and shall not relieve the assigning or delegating party of any obligation under this Agreement.

                 (b) The provisions of each Transaction Document shall be binding upon and inure solely to the benefit of the parties to such Transaction Document, and, except and to the extent that persons are expressly identified therein as beneficiaries of one or more of the provisions thereof, nothing in any Transaction Document is intended to or shall confer upon any other person any right, benefit or remedy whatsoever under or by reason of any Transaction Document (including, without limitation, by means of subrogation). Without limiting the generality of the foregoing, (1) the provisions of Section 1.1(f) are intended to be for the express benefit of the stockholders referred to in that Section and their respective heirs, executors, legal representatives, successors and permitted assigns, and no other person, (2) the provisions of
Section 8.2 are intended to be for the express benefit of Indemnified Persons and their respective heirs, executors, legal representatives, successors and permitted assigns, and no other person, (3) the provisions of Section 8.3(c) are intended for the benefit of, and may be relied upon or enforced by, the persons referred to therein and their respective heirs, executors, legal representatives, successors and permitted assigns and (4) the other provisions of Section 8.3 are not intended for the benefit of, and may not be relied upon or enforced by, any





MERGER AGREEMENT                     65
employee of any of the Company, Qwest, the Surviving Corporation or their respective Subsidiaries and their respective heirs, executors, legal representatives, successors and permitted assigns.

                 SECTION 10.5 ACCOUNTING TERMS AND DETERMINATIONS. Unless otherwise specified, all accounting terms shall be interpreted, all accounting determinations shall be made, all records and books of account shall be kept and all financial statements required to be prepared or delivered shall be prepared in accordance with GAAP, applied on a basis consistent (except for changes approved by the Company's independent public accountants) with the latest audited financial statements referred to in Section 4.5.

                 SECTION 10.6 GOVERNING LAW. Except to the extent provided to the contrary in 6 Del.C. Section 1- 105(2), each Transaction Document, and all rights, remedies, liabilities, powers and duties of the parties hereunder and thereunder, shall be governed by and construed in accordance with the laws of the State of Delaware without regard to principles of conflicts of laws.

                 SECTION 10.7 COUNTERPARTS; EFFECTIVENESS. Each Transaction Document may be signed in any number of counterparts, each of which shall be an original, with the same effect as if all signatures were on the same instrument.

                 SECTION 10.8     SEVERABILITY OF PROVISIONS.

                 (a) Any provision of any Transaction Document that is prohibited or unenforceable in any jurisdiction shall, as to that jurisdiction, be ineffective to the extent of the prohibition or unenforceability without invalidating the remaining provisions of the Transaction Document or affecting the validity or enforceability of the provision in any other jurisdiction.

                 (b) The parties agree that the fees, expenses and other amounts provided in Sections 9.2(a), 9.2(b) and 9.2(c) are fair and reasonable. If a court of competent jurisdiction shall nonetheless, by a final, non-appealable judgment, determine that the amount of any such fee exceeds the maximum amount permitted by law, then the amount of fees, expenses and other amounts shall be reduced to the maximum amount permitted by law in the circumstances, as determined by a court of competent jurisdiction.

                 SECTION 10.9 HEADINGS AND REFERENCES. Article and section headings in any Transaction Document are included in the Transaction Document for the convenience of reference only and do not constitute a part of the Transaction Document for any other purpose. References to parties, express beneficiaries, articles, sections, exhibits and schedules in any Transaction Document are references to the parties to, or the express beneficiaries, articles and sections of, or the exhibits and schedules to the Transaction Document, as the case may be, unless the context shall require otherwise. Any of the terms defined in this Agreement may, unless the context otherwise requires, be used in the singular or the plural, depending on the reference. The use in any Transaction Document of the word "include" or "including," when following any general statement, term or matter, shall not be construed to limit such statement, term or matter to the specific items or matters set forth immediately following such word or to similar items or matters, whether or not





MERGER AGREEMENT                     66
nonlimiting language (such as "without limitation" or "but not limited to" or words of similar import) is used with reference thereto, but rather shall be deemed to refer to all other items or matters that fall within the broadest possible scope of such general statement, term or matter.

                 SECTION 10.10 ENTIRE AGREEMENT. The Transaction Documents embody the entire agreement and understanding of the respective parties, and supersede all prior agreements or understandings, with respect to the subject matters of the Transaction Documents, except that the provisions of the Confidentiality Agreement shall also bind the parties.

                 SECTION 10.11 SURVIVAL. The representations and warranties of the Company contained in Article IV and of Qwest and Qwest Subsidiary contained in Article V shall terminate and have no force or effect at any time after the Effective Time. Each covenant or agreement of a party to a Transaction Document required to be performed on or after the Closing Date shall remain in full force and effect thereafter in accordance with its terms and, unless expressly provided otherwise, for an indefinite period.

                 SECTION 10.12 EXCLUSIVE JURISDICTION. Each party, and each express beneficiary as a condition to its right to enforce or defend its rights under or in connection with any Transaction Document, (1) agrees that any Action with respect to any Transaction Document or any Transaction shall be brought exclusively in the courts of the State of Delaware or of the United States of America sitting in the State of Delaware, (2) accepts for itself and in respect of its property, generally and unconditionally, the jurisdiction of those courts and (3) irrevocably waives any objection, including, without limitation, any objection to the laying of venue or based on the grounds of forum non conveniens, which it may now or hereafter have to the bringing of any Action in those jurisdictions; provided, however, that any party may assert in an Action in any other jurisdiction or venue each mandatory defense, third-party claim or similar claim that, if not so asserted in such Action, may thereafter not be asserted by such party in an original Action in the courts referred to in clause (1) above. This Agreement and the other Transaction Documents do not involve less than $100,000, and the parties intend that 6 Del.C. Section 2708 shall apply to all the Transaction Documents.

                 SECTION 10.13 WAIVER OF JURY TRIAL. Each party, and each express beneficiary as a condition to its right to enforce or defend its rights under or in connection with any Transaction Document, waives any right to a trial by jury in any Action to enforce or defend any right under any Transaction Document and agrees that any Action shall be tried before a court and not before a jury.

                 SECTION 10.14 AFFILIATE. Nothing contained in any Transaction Document shall constitute Qwest or Qwest Subsidiary an "affiliate" of any of the Company and its Subsidiaries within the meaning of the Securities Act and the Exchange Act, including, without limitation, Rule 501 under the Securities Act and Rule 13e-3 under the Exchange Act.

                 SECTION 10.15 NON-RECOURSE. No recourse under any Transaction Document shall be had against any "controlling person" (within the meaning of Section 20 of the Exchange Act) of any party or the stockholders, directors, officers, employees, agents and Affiliates of the party or such controlling persons, whether by the enforcement of any assessment or by any legal or equitable





MERGER AGREEMENT                     67
proceeding, or by virtue of any Regulation, it being expressly agreed and acknowledged that no personal liability whatsoever shall attach to, be imposed on or otherwise be incurred by such controlling person, stockholder, director, officer, employee, agent or Affiliate, as such, for any obligations of the party under this Agreement or any other Transaction Document or for any claim based on, in respect of or by reason of such obligations or their creation.

                            ----------------------

                          [Intentionally Left Blank]





MERGER AGREEMENT                     68

                 IN WITNESS WHEREOF, the parties have executed and delivered this Agreement as of the date first written above.

                                  PHOENIX NETWORK INC.


                                  By:      /s/ Wallace M. Hammond
                                     -------------------------------
                                     Wallace M. Hammond
                                     President and Chief Executive Officer

                                  Address:   13952 Denver West Parkway
                                             Building 53
                                             Golden, Colorado  80402
                                             Attention:  Wallace M. Hammond

                                  Telecopy:  (303) 215-5501

                                  QWEST COMMUNICATIONS
                                    INTERNATIONAL INC.


                                  By:      /s/ Joseph P. Nacchio
                                     ----------------------------------------
                                     Joseph P. Nacchio
                                     President and Chief Executive Officer

                                  Address:  1000 Qwest Tower
                                            555 Seventeenth Street
                                            Denver, Colorado  80202
                                            Attention:  Marc B. Weisberg

                                  Telecopy: (303) 291-1723

                                  QWEST 1997-5 ACQUISITION CORP.


                                  By:      /s/ Joseph P. Nacchio
                                     ----------------------------------------
                                     Joseph P. Nacchio
                                     President

                                  Address:  1000 Qwest Tower
                                            555 Seventeenth Street
                                            Denver, Colorado  80202
                                            Attention:  Marc B. Weisberg
                                            Telecopy: (303) 291-1723





                                      S-1
MERGER AGREEMENT

                                                                         ANNEX 1
                                DEFINITION ANNEX


                 "ACQUISITION VALUE" has the meaning stated in Section 1.1(a)(2) of this Agreement.

                 "ACTION" against a person means an action, suit, investigation, complaint or other proceeding threatened or pending against or affecting the person or its property, whether civil or criminal, in law or in equity or before any arbitrator or Governmental Body.

                 "AFFILIATE" of a person means (1) any other person that directly or indirectly controls, is controlled by or is under common control with, such person or any of its Subsidiaries and (2) if such person is an individual, any other individual that is a relative (by blood or marriage) of such person. The term "CONTROL" means the possession, directly or indirectly, of the power to direct or cause the direction of the management and policies of a person, whether through the ownership of voting securities, by contract or otherwise.

                 "AFFILIATE AGREEMENTS" means, collectively, the agreements between any of the Company and its Subsidiaries, on the one part, and any director or officer of any of the Company and its Subsidiaries, any stockholder having beneficial ownership of 5.0% or more of the shares of Company Common Stock or Company Preferred Stock then issued and outstanding or any Affiliate of any of the foregoing, and all stockholders' agreements and voting trusts with respect to the Company.

                 "AGGREGATE NUMBER" has the meaning stated in Section 1.1(a)(2) of this Agreement.

                 "APPROVAL" means an authorization, consent, approval or waiver of, clearance by, notice to or registration or filing with, or any other similar action by or with respect to a Governmental Body or any other person and the expiration or termination of all prescribed waiting, review or appeal periods with respect to any of the foregoing.

                 "AVERAGE MARKET PRICE" per share of any class of stock on any date means the average of the daily Closing Prices of the shares of such stock for the fifteen (15) consecutive Trading Days commencing twenty (20) Trading Days before such date.

                 "BENEFICIALLY OWN" or "BENEFICIAL OWNERSHIP" with respect to any securities means having "beneficial ownership" of such securities (as determined pursuant to Regulation 13D-G under the Exchange Act), except as provided below, including pursuant to any agreement, arrangement or understanding, whether or not in writing. Without duplicative counting of the same securities by the same holder, securities beneficially owned by a person shall include securities beneficially owned by all Affiliates of such person and all other persons with whom such person would constitute a Group.





MERGER AGREEMENT                     DEF-1

                 "BEST EFFORTS" means the use of all reasonable efforts, including, without limitation, the expenditure of amounts reasonably related to the objective sought to be achieved, with respect to matters and actions over which the person has or could reasonably be expected to exert any control or influence.

                 "BOARD APPROVAL" has the meaning stated in Section 4.29 of this Agreement.

                 "BUSINESS COMBINATION TRANSACTION" with respect to any of the Company and its Subsidiaries means, whether concluded or intended to be concluded in one transaction or series of transactions, each of the following:

                         (1) the acquisition from any of the Company and its Subsidiaries, or from any Principal Stockholder or any other holder thereof, of shares of any class of Equity Securities of any of the Company and its Subsidiaries as a result of which the holders of shares of such class of Equity Securities of any of the Company and its Subsidiaries immediately before such transaction would own beneficially directly or indirectly less than 90% of the shares of such class of Equity Securities of the Company or such Subsidiary, as the case may be, issued and outstanding immediately after such transaction; provided that the acquisition from any Principal Stockholder or other holder of Equity Securities of the Company of not more than 30% of the shares of any class of Equity Securities of the Company, in the aggregate, pursuant to broker's transactions (as defined in Rule 144 under the Securities Act) shall not be included in determining whether a Business Combination Transaction shall have occurred;

                         (2) the merger or consolidation of any of the Company and its Subsidiaries with or into any person other than the Company or its Wholly-Owned Subsidiary;

                         (3) the transfer of a substantial portion of the assets of any of the Company and its Subsidiaries to any person or Group other than the Company or its Wholly-Owned Subsidiary;

                         (4) any transaction (whether or not any of the Company and its Subsidiaries shall be a party thereto) as a result of which a majority of the members of the board of directors, or similar officials, of the Company or such Subsidiary would not be persons who on the day after the closing date of such transaction were members of the board of directors, or similar officials, or who were nominated for election or elected with the approval of a majority of the directors, or similar officials, who were directors, or similar officials, on that date or whose nomination or election was previously so approved; or

                         (5) any other transaction (whether or not any of the Company and its Subsidiaries shall be a party thereto) the conclusion of which would or could reasonably be expected to impede, interfere with, prevent or materially delay the conclusion of any of the Transactions or which would or could reasonably be expected to materially reduce the benefits to Qwest or Qwest Subsidiary of the Transactions.





MERGER AGREEMENT                     DEF-2

                 "BUSINESS DAY" means any day excluding Saturday, Sunday and any day which is a legal holiday in any of the States of Colorado and New York or is a day on which banking institutions located in any such jurisdiction are authorized or required by law or other governmental action to close.

                 "CAPITAL EXPENDITURE" of a person means payments that are made by the person for the rental, lease, purchase, construction or use of any property the value or cost of which should be capitalized and appear on the balance sheet of the person in the category of property, plant or equipment, without regard to the manner in which the payments or the instrument pursuant to which they are made are characterized by the person including, without but not limited to, payments for the installment purchase of property under conditional sale contracts and payments under capitalized leases.

                 "CERTIFICATES" has the meaning stated in Section 1.1(b) of this Agreement.

                 "CERTIFICATE OF MERGER" has the meaning stated in Section 1.1(a) of this Agreement.

                 "CLOSING" has the meaning stated in Section 2.1 of this Agreement.

                 "CLOSING DATE" has the meaning stated in Section 2.1 of this Agreement.

                 "CLOSING PRICE" means, as applied to any class of stock on any date, the last reported sales price, regular way, per share of such stock on such day, or if no such sale takes place on such day, the average of the closing bid and asked prices, regular way, in each case, as reported in the principal consolidated transaction reporting system with respect to securities listed or admitted to trading on the New York Stock Exchange or, if shares of such stock are not listed or admitted to trading on the New York Stock Exchange, as reported in the principal consolidated transaction reporting system with respect to securities listed on the principal national securities exchange on which the shares of such stock are listed or admitted to trading, or, if the shares of such stock are not listed or admitted to trading on any national securities exchange, the last quoted sale price or, if not so quoted, the average of the high bid and low asked prices in the over-the-counter market, as reported by the National Association of Securities Dealers, Inc. Automated Quotations Systems ("NASDAQ") or, if not so reported, as reported by any similar interdealer system then in general use, or, if on any such date the shares of such stock are not quoted or reported by any such organization, the average of the closing bid and asked prices as furnished by a professional market maker making a market in the shares of such stock selected by the Board of Directors of the Company, if such stock is the Company Common Stock, or by the Holder, if such stock is not the Company Common Stock. If such stock is not publicly held or so listed or publicly traded, "CLOSING PRICE" means the fair market value per share as determined in good faith by the Board of Directors of the Company.

                 "CODE" has the meaning stated in Recital C to this Agreement.

                 "COMPANY" has the meaning stated in the heading to this Agreement.





MERGER AGREEMENT                     DEF-3

                 "COMPANY COMMON STOCK" has the meaning stated in Section 1.1(a)(2) of this Agreement.

                 "COMPANY EMPLOYEE PLAN" means any Employee Plan of the Company or any of its Subsidiaries.

                 "COMPANY ERISA PLAN" means any ERISA Plan of the Company or any of its Subsidiaries.

                 "COMPANY'S DISCLOSURE SCHEDULE" means the schedule with respect to certain matters referred to in Article IV of this Agreement that has been delivered by the Company to Qwest or Qwest Subsidiary, as such schedule may be modified in accordance with this Agreement.

                 "COMPANY PREFERRED STOCK" has the meaning stated in Section 4.13(a) of this Agreement.

                 "COMPANY QUALIFIED PLAN" means any Qualified Plan of the Company or any of its Subsidiaries.

                 "COMPANY SEC DOCUMENTS" has the meaning stated in Section 4.27 of this Agreement.

                 "COMPANY SERIES F WARRANTS" means the Warrants issued by the Company in connection with the issuance of the Series F Convertible Preferred Stock, par value $.001 per share, of the Company.

                 "COMPANY SERIES I PREFERRED STOCK" has the meaning stated in
Section 4.13 of this Agreement.

                 "COMPANY STOCKHOLDERS MEETING" has the meaning stated in
Section 7.1(l) of this Agreement.

                 "COMPANY SUNRISE WARRANTS" means the Warrants issued by the Company in connection the Settlement Agreement dated May 27, 1996 among Sunrise Financial Group, Inc., Thomas Bell and the Company.

                 "CONFIDENTIALITY AGREEMENT" has the meaning stated in Section 6.1(f) of this Agreement.

                 "CONSOLIDATED" means, as applied to any financial or accounting term, the term determined on a consolidated basis for a person and its Subsidiaries, excluding intercompany items and minority interests.

                 "CONTINGENT CASH CONSIDERATION" has the meaning stated in
Section 1.1(a)(2) of this Agreement.





MERGER AGREEMENT                     DEF-4

                 "CONTINGENT CASH CONSIDERATION DATE" has the meaning stated in
Section 1.1(a)(2) of this Agreement.

                 "CONVERSION NUMBER" has the meaning stated in Section 1.1(a)(2) of this Agreement.

                 "CREDIT AGREEMENT" means the Amended and Restated Loan and Security Agreement dated as of September 26, 1995 among Foothill Capital Corporation, the Company, Phoenix Network Acquisition Corp. and AmeriConnect, Inc., as amended by Amendments Nos. One, Two, Three, Four, Six, Seven and Eight, respectively, and as further amended in accordance with the terms of this Agreement.

                 "DEBT" of a person at any date means, without duplication, the sum of the following:

                         (1) all obligations of the person (A) for borrowed money, (B) evidenced by bonds, debentures, notes or other similar instruments, (C) to pay the deferred purchase price of property or services, except current trade accounts payable arising in the ordinary course of business, (D) as purchaser under conditional sales contracts,
        (E) as lessee under capitalized leases, (F) under letters of credit issued for the account of the person and (G) arising under acceptance facilities; plus

                         (2)  all Debt of others Guaranteed by the person; plus

                         (3) all Debt of others secured by a Lien on any asset of the person and whether or not such Debt is assumed by the person; plus

                         (4) any balance sheet liability with respect to an ERISA Plan recognized pursuant to Financial Accounting Standards Board Statement 87 or 88, or with respect to post-retirement benefits other than pension benefits recognized pursuant to Financial Accounting Standards Board Statement 106; plus

                         (5) any withdrawal liability under Section 4201 of ERISA with respect to a withdrawal from a Multiemployer Plan, as such liability shall have been set forth in a notice of withdrawal liability under Section 4219 of ERISA, and as adjusted from time to time subsequent to the date of such notice.

                 "DEBT SECURITIES" of a person means the bonds, debentures, notes and other similar instruments of the person and all other securities convertible into or exchangeable or exercisable for any such debt securities, all rights or warrants to subscribe for or to purchase, all options for the purchase of, and all calls, commitments or claims of any character relating to, such debt securities and any securities convertible into or exchangeable or exercisable for any of the foregoing.

                 "DEPARTMENT OF JUSTICE" means the Department of Justice of the United States of America.





MERGER AGREEMENT                     DEF-5

                 "DGCL" means the General Corporation Law of the State of Delaware, Title 8 Del. Code Sections 101 et seq., as amended.

                 "DISSENTING SHARES" has the meaning stated in Section 1.1(h) of this Agreement.

                 "DOLLARS" AND "$" refer to United States dollars and other lawful currency of the United States of America from time to time in effect.

                 "EFFECTIVE TIME" has the meaning stated in Section 1.1(a) of this Agreement.

                 "EFFECTIVE TIME ADJUSTED AVERAGE MARKET PRICE" has the meaning stated in Section 1.1(a)(2) of this Agreement.

                 "EMPLOYEE PLAN" of a person means any plan, contract, commitment, program, policy, arrangement or practice maintained or contributed to by the person and providing benefits to any employee, former employee, director or agent of the person, including, without limitation, (1) any ERISA Plan, (2) any Multiemployer Plan, (3) any other "EMPLOYEE BENEFIT PLAN" (within the meaning of Section 3(3) of ERISA), (4) any profit-sharing, deferred compensation, bonus, stock option, stock purchase, stock appreciation rights, phantom stock, restricted stock, other stock-based pension, retainer, consulting, retirement, severance, welfare or incentive plan, contract, commitment, program, policy, arrangement or practice and (5) any plan, contract, commitment, program, policy, arrangement or practice providing for "fringe benefits" or perquisites, including, without limitation, benefits relating to automobiles, clubs, vacation, child care, parenting, sabbatical or sick leave and medical, dental, hospitalization, life insurance and other types of insurance.

                 "EMPLOYEE PLAN EVENT" means any of the following:

                         (1)       "REPORTABLE EVENT" (within the meaning of
        Section 4043 of ERISA) with respect to any ERISA Plan for which the requirement of notice to the PBGC has not been waived by regulation;

                         (2) the failure to meet the minimum funding standard of Section 412 of the Code with respect to any ERISA Plan (whether or not waived in accordance with Section 412(d) of the Code) or the failure to make by its due date a required installment under
        Section 412(m) of the Code with respect to any ERISA Plan or the failure to make any required contribution to a Multiemployer Plan;

                         (3) the provision by the administrator of any ERISA Plan pursuant to Section 4041(a)(2) of ERISA of a notice of intent to terminate such plan in a distress termination described in
        Section 4041(c) of ERISA;




MERGER AGREEMENT                     DEF-6

                         (4) the withdrawal from any ERISA Plan during a plan year by a "substantial employer" as defined in Section 4001(a)(2) of ERISA resulting in liability pursuant to Section 4062(e) or Section 4063 of ERISA;

                         (5) the institution by the PBGC of proceedings to terminate any ERISA Plan, or the occurrence of any event or condition which might constitute grounds under ERISA for the termination of, or the appointment of a trustee to administer, any ERISA Plan;

                         (6) the imposition of liability pursuant to Sections 4064 or 4069 of ERISA or by reason of the application of
        Section 4212(c) of ERISA;

                         (7) the withdrawal in a complete or partial withdrawal (within the meaning of Sections 4203 and 4205 of ERISA) from any Multiemployer Plan if there is any potential liability therefor, or the receipt of notice from any Multiemployer Plan that it is in reorganization or insolvency pursuant to Sections 4241 or 4245 of ERISA, or that it intends to terminate or has terminated under Sections 4041A or 4042 of ERISA;

                         (8) the occurrence of an act or omission which could give rise to the imposition of fines, penalties, taxes or related charges under Chapter 43 of the Code or under Sections 409, 502(c), 502(i), 502(l) or 4071 of ERISA in respect of any such Employee Plan;

                         (9) the assertion of a material claim (other than routine claims for benefits) against any Employee Plan other than a Multiemployer Plan or the assets of any Employee Plan, or against the person maintaining or contributing to such plan in connection with any such plan;

                         (10) receipt from the IRS of notice of the failure of any Qualified Plan to qualify under Section 401(a) of the Code, or the failure of any trust forming part of any Qualified Plan to fail to qualify for exemption from taxation under Section 501(a) of the Code; or

                         (11) the imposition of a lien pursuant to Sections 401(a)(29) or 412(n) of the Code or pursuant to ERISA with respect to any ERISA Plan.

                 "ENVIRONMENTAL LAWS" means any and all presently existing federal, state, local and foreign Regulations, and any orders or decrees, in each case as now or hereafter in effect, relating to the regulation or protection of human health, safety or the environment or to emissions, discharges, releases or threatened releases of pollutants, contaminants, chemicals or toxic or hazardous substances or wastes into the indoor or outdoor environment, including, without limitation, ambient air, soil, surface water, ground water, wetlands, land or subsurface strata, or otherwise relating to the manufacture, processing, distribution, use, treatment, storage, disposal, transport or handling of pollutants, contaminants, chemicals or toxic or hazardous substances or wastes.

                 "EQUITY SECURITIES" of a person means the capital stock of the person and all other securities convertible into or exchangeable or exercisable for any shares of its capital stock, all rights or





MERGER AGREEMENT                     DEF-7
warrants to subscribe for or to purchase, all options for the purchase of, and all calls, commitments or claims of any character relating to, any shares of its capital stock and any securities convertible into or exchangeable or exercisable for any of the foregoing.

                 "ERISA" means the Employee Retirement Income Security Act of 1974 and the related Regulations, in each case as amended as of the date hereof and as the same may be amended or modified from time to time. References to titles, subtitles, sections, paragraphs or other provisions of ERISA and the related Regulations also refer to successor provisions.

                 "ERISA AFFILIATE", as applied to any person, means (1) any corporation which is a member of a controlled group of corporations within the meaning of Section 414(b) of the Code of which such person is a member, (2) any trade or business (whether or not incorporated) which is a member of a group of trades or businesses under common control within the meaning of Section 414(c) of the Code of which such person is a member, and (3) any member of an affiliated service group within the meaning of Section 414(m) or (o) of the Code of which such person, any corporation described in clause (1) above or any trade or business described in clause (2) above is a member. Any former ERISA Affiliate of Company or its Subsidiaries shall continue to be considered an ERISA Affiliate within the meaning of this definition with respect to the period such entity was an ERISA Affiliate of Company or its Subsidiaries and with respect to liability arising after such period for which Company or its Subsidiaries could be liable under the Code or ERISA.

                 "ERISA PLAN" of a person means an "employee pension benefit plan" (within the meaning of Section 3(2) of ERISA), other than a Multiemployer Plan, that is covered by Title IV of ERISA or subject to the minimum funding standards of Section 412 of the Code or Section 302 of ERISA that is maintained by the person, to which the person contributes or has an obligation to contribute or with respect to which the person is an "employer" (within the meaning of Section 3(5) of ERISA).

                 "EXCESS SHARES" has the meaning stated in Section 1.1(g)(2) of this Agreement.

                 "EXCHANGE ACT" means the Securities Exchange Act of 1934, as amended, and the related rules and regulations thereunder.

                 "EXCHANGE AGENT" has the meaning stated in Section 1.1(c) of this Agreement.

                 "EXCHANGE FUND" has the meaning stated in Section 1.1(c) of this Agreement.

                 "FEDERAL TRADE COMMISSION" means the Federal Trade Commission of the United States of America.

                 "FINANCIAL ADVISORS" means, collectively, J.C. Bradford & Co., L.L.C. and McGettigan, Wick & Co., Inc.





MERGER AGREEMENT                     DEF-8

                 "GAAP" means generally accepted accounting principles as in effect in the United States of America from time to time.

                 "GOVERNMENTAL BODY" means any agency, bureau, commission, court, department, official, political subdivision, tribunal or other instrumentality of any government, whether federal, state, county or local, domestic or foreign.

                 "GROUP" has the meaning given such term in Section 13(d)(3) of the Exchange Act.

                 "GUARANTEE" by any person means any obligation, contingent or otherwise, of the person directly or indirectly guaranteeing the payment or other performance of any Liability of any other person or in any manner providing for the payment or other performance of any Liability of any other person or the investment of funds in any other person or otherwise protecting the holder of such Liability against loss (whether by agreement to indemnify, to lease assets as lessor or lessee, to purchase assets, goods, securities or services, or to take-or-pay or otherwise), but the term "GUARANTEE" does not include endorsements for collection or deposit in the ordinary course of business. The term "GUARANTEE" used as a verb has a correlative meaning.

                 "HART-SCOTT-RODINO ACT" means the Hart-Scott-Rodino Antitrust Improvements Act of 1976, as amended, and the related rules, regulations and published interpretations thereunder.

                 "HAZARDOUS SUBSTANCE" means, collectively, (1) any petroleum or petroleum products, geothermal products, natural gas, flammable explosives, radioactive materials, asbestos, urea formaldehyde foam insulation, and transformers or other equipment that contain dielectric fluid containing polychlorinated biphenyls (PCB's), (2) any chemicals or other materials or substances which are now or hereafter become defined as or included in the definition of "hazardous substances", "hazardous wastes", "hazardous materials", "extremely hazardous wastes", "restricted hazardous wastes", "toxic substances", "toxic pollutants", "contaminants", "pollutants" or words of similar import under any Environmental Law and (3) any other chemical or other material or substance, exposure to which is now or hereafter prohibited, limited or regulated under any Environmental Law and which is present in concentrations or at locations that present a threat to human health or the environment.

                 "INDEMNIFIED PERSONS" has the meaning stated in Section 8.2(a) of this Agreement.

                 "INVESTMENT" of a person means any investment in any other person (other than a Subsidiary), whether by means of loan, capital contribution, purchase of capital stock, obligations or other securities, or any commitment or option to make an investment or otherwise.

                 "IRS" means the United States Internal Revenue Service or any Governmental Body succeeding to any or all of its functions.

                 "KNOWLEDGE" of (1) an individual means the actual knowledge of such individual with respect to a representation or warranty of such person contained in any Transaction Document after due





MERGER AGREEMENT                     DEF-9
inquiry by such individual or (2) if a person that is not an individual, means, after due inquiry by such person of each of the following persons, the actual knowledge of any of the officers or other employees of such person and its Subsidiaries having managerial responsibility for the portion of the operations, assets or liabilities of such person and its Subsidiaries with respect to which such knowledge of such person is being represented.

                 "LDDS LIABILITY" has the meaning stated in Section 1.1(a)(2) of this Agreement.

                 "LDDS LITIGATION" has the meaning stated in Section 1.1(a)(2) of this Agreement.

                 "LIABILITIES" means all debts, claims, costs, expenses, liabilities, losses, damages, and obligations (in each case whether fixed, contingent or absolute, matured, unmatured, or inchoate, liquidated or unliquidated, accrued or not accrued, known or unknown, whenever or however arising and whether or not the same would be required by generally accepted accounting principles to be reflected in financial statements of any person or disclosed in the notes thereto).

                 "LICENSE" means any license, permit, franchise, certificate of authority, or order, or any extension, modification or waiver of the foregoing, required to be issued by a Governmental Body.

                 "LIEN" means any mortgage, deed of trust, lien (statutory or otherwise), pledge, hypothecation, charge, deposit arrangement, preference, priority, security interest, restriction or transfer or encumbrance of any kind (including, without limitation, any conditional sale contract, any capitalized lease or any financing lease having substantially the same economic effect as the foregoing and the filing of or agreement to give any financing statement under the Uniform Commercial Code or comparable law of any jurisdiction to evidence any of the foregoing).

                 "LOSS" means, with respect to any person, any cost, damage, disbursement, expense, liability, judgment, loss, deficiency, obligation, Tax, penalty or settlement of any kind or nature, whether foreseeable or unforeseeable (including, without limitation, interest or other carrying costs, penalties, legal, accounting, expert witness, consultant and other professional fees and expenses incurred by such person in the investigation, collection, prosecution and defense of Actions (including, without limitation, claims in connection with the enforcement of any rights under any of the Transaction Documents) and amounts paid in settlement), that may be imposed on or otherwise incurred or suffered by such person.

                 "MATERIAL ADVERSE EFFECT" means, with respect to a circumstance or event that is a condition to the obligation of a person in any Transaction Document or is the subject of a representation, warranty, covenant or other agreement of a person in any Transaction Document that includes a reference therein to the possible occurrence of a Material Adverse Effect, whether considered individually or together in the aggregate with all other circumstances or events that are included in the same condition or are the subject either of the same representation, warranty, covenant or other agreement or of other representations, warranties, covenants or other agreements by such person in the Transaction Documents, any one or more of the following:





MERGER AGREEMENT                     DEF-10

                 (1) a material adverse effect on the business, properties, operations, prospects or condition (financial or otherwise) of such person and its Subsidiaries, taken as a whole;

                 (2) a material adverse effect on the ability of such person to perform its obligations under any Transaction Document to which it is or may become a party; or

                 (3) the term or condition of an Approval, a Regulation, a decision, ruling, order or award of any arbitrator applicable to such person or its business, properties or operations or an Action, pending or threatened, in each case that restricts in any material respect or prohibits (or, if successful, would restrict or prohibit) the conclusion of any of the Transactions.

                 Notwithstanding the foregoing, none of (a) a judgment in the LDDS Litigation, (b) the occurrence of an Event of Default (as defined) under the Credit Agreement as a result of a Change of Control (as defined therein) at the Effective Time and (c) the occurrence of an Event of Default (as defined) under the promissory note dated January 14, 1997 of the Company payable to Judy Van Essen Kenyon as a result of any non-payment of amounts due and payable on January 16, 1998 pursuant to Section 2.2 of the promissory note, shall, individually or collectively, constitute a "Material Adverse Effect" with respect to any of the Company and its Subsidiaries.

                 "MATERIAL CONTRACT" has the meaning stated in Section 4.22(a) of this Agreement.

                 "MATERIAL DEBT" has the meaning stated in Section 4.19(a) of this Agreement.

                 "MATERIAL LICENSE" has the meaning stated in Section 4.11 of this Agreement.

                 "MATERIAL PROPERTIES" has the meaning stated in Section 4.15(a) of this Agreement.

                 "MATERIAL PROPRIETARY RIGHTS" has the meaning stated in
Section 4.17(a) of this Agreement.

                 "MCI PAYABLES OBLIGATION" has the meaning stated in Section 1.1(a)(2) of this Agreement.

                 "MERGER" has the meaning stated in Recital A to this Agreement.

                 "MERGER CONSIDERATION" has the meaning stated in Section 1.1(a)(2) of this Agreement.

                 "MULTIEMPLOYER PLAN" means a "multiemployer plan" as defined in of Section 3(37) of ERISA.

                 "NASD" means the National Association of Securities Dealers, Inc. and each person succeeding to the authority thereof with respect to matters contemplated by or arising from the Transaction Documents and the Transactions.





MERGER AGREEMENT                     DEF-11

                 "NASDAQ/NM" means the National Association of Securities Dealers Automated Quotation/National Market.

                 "ORDINARY COURSE" means, with respect to any person and as of any date of determination, the conduct or operation of a line of business of such person in the ordinary course of such business, as then conducted and proposed to be conducted, in a manner consistent with the past business practices of such person and in accordance with the reasonable requirements of such business, in each case as determined with respect to such business as of such date of determination.

                 "PBGC" means the Pension Benefit Guaranty Corporation or any entity succeeding to any or all of its functions under ERISA.

                 "PERMITTED LIENS" means, collectively, with respect to any of the Company and its Subsidiaries, (i) Liens for Taxes or governmental assessments, charges or claims the payment of which is not yet due, or for Taxes the validity of which are being contested in good faith by appropriate proceedings, (2) statutory Liens of landlords and Liens of carriers, warehousemen, mechanics, materialmen and other similar persons and other Liens imposed by applicable Regulations of any Governmental Body incurred in the ordinary course of business for sums not yet delinquent or being contested in good faith, (3) Liens relating to deposits made in the ordinary course of business in connection with workers' compensation, unemployment insurance and other types of social security, (4) Liens on the Real Property which do not in the aggregate materially interfere with or impair the operation of any parcel of such Real Property for the purposes for which it is or may reasonably be expected to be used, (5) Liens securing the executory obligations of any person under any lease that constitutes an "operating lease" under GAAP, (6) Liens securing Debt permitted to be created, incurred, assumed or suffered to exist by any of the Company and its Subsidiaries pursuant to Section 7.2(d) of this Agreement, and (7) other Liens approved by Qwest and Qwest Subsidiary in writing; provided, however, that, with respect to each of clauses (1) - (6) above, to the extent that any such Lien relates to, or secures the payment of, a Liability that is required to be accrued under GAAP, such Lien shall not be a Permitted Lien unless adequate accruals for such Liability have been established therefor by the Company or such Subsidiary on the financial statements referred to in Section 4.5 in conformity with GAAP. Notwithstanding the foregoing, no Lien arising under the Code or ERISA with respect to the operation, termination, restoration or funding of any employee benefit plan or arrangement sponsored by, maintained by or contributed to by the Company or any of its ERISA Affiliates or arising in connection with any excise tax or penalty tax with respect to such plan or arrangement shall be a Permitted Lien.

                 "PERSON" means an individual, a corporation, a partnership, a limited liability company, a joint venture, an association, a trust, an unincorporated association or any other entity or organization, including a Governmental Body.

                 "PRINCIPAL STOCKHOLDERS" means, collectively, Thomas H. Bell, Bell Living Trust, Bell Family Trust, Bell Exempt Trust, Bell Non Exempt Marital Trust, Claudia Bell Non Exempt Trust, James W. Gallaway, Merrill L. Magowan, Myron A. Wick III, Wallace M. Hammond, John David Singleton, Max E. Thornhill, Jon D. Gruber, J. Patterson McBaine, Charles C. McGettigan, ProActive Partners, L.P.,





MERGER AGREEMENT                     DEF-12

McGettigan, Wick & Co., Lagunitas Partners, L.P., Fremont ProActive Partners and Robert M. Kaemmer.

                 "PROPERTY" means any right or interest in or to property of any kind whatsoever, whether real, personal or mixed and whether tangible or intangible.

                 "PROPRIETARY RIGHTS" means all copyrights, uncopyrighted works, trademarks, trademark rights, service marks, trade names, trade name rights, patents, patent rights, unpatented inventions, licenses, permits, trade secrets, know-how, inventions, computer software, seismic data and intellectual property rights and other proprietary rights together with applications and licenses for, and the goodwill of the business relating to, any of the foregoing.

                 "PROXY" has the meaning stated in Section 1.2 of this Agreement.

                 "PROXY STATEMENT/PROSPECTUS" has the meaning stated in Section
4.28 of this Agreement.

                 "QUALIFIED PLAN" of a person means any ERISA Plan of the person and any other pension, profit sharing or stock bonus plan within the meaning of Section 401(a) of the Code maintained by the person or to which the person contributes or has an obligation to contribute.

                 "QWEST" has the meaning stated in the heading to this Agreement.

                 "QWEST AND QWEST SUBSIDIARY'S DISCLOSURE SCHEDULE" means the schedule with respect to certain matters referred to in Article V of this Agreement that has been delivered by Qwest and Qwest Subsidiary to the Company, as such schedule may be modified in accordance with this Agreement.

                 "QWEST PREFERRED STOCK" has the meaning stated in Section 5.9(a) of this Agreement.

                 "QWEST COMMON STOCK" has the meaning stated in Section 1.1(a)(2) of this Agreement. All references in this Agreement to Qwest Common Stock, unless otherwise indicated, shall be deemed to refer to Qwest Common Stock after giving effect to the Qwest Stock Split.

                 "QWEST SEC DOCUMENTS" has the meaning stated in Section 5.10 of this Agreement.

                 "QWEST STOCK SPLIT" means the two-for-one stock split announced on January 20, 1998 by Qwest's Board of Directors, payable on February 24, 1998 as a dividend to the holders of record of Qwest Common Stock on February 2, 1998.

                 "QWEST SUBSIDIARY" has the meaning stated in the heading to this Agreement.

                 "REGISTRATION STATEMENT" has the meaning stated in Section
5.11 of this Agreement.





MERGER AGREEMENT                     DEF-13

                 "REGULATION" means (1) any applicable law, rule, regulation, ordinance, judgment, decree, ruling, order, award, injunction, recommendation or other official action of any Governmental Body, and (2) any official change in the interpretation or administration of any of the foregoing by the Governmental Body or by any other Governmental Body or other person responsible for the interpretation or administration of any of the foregoing.

                 "RESTRICTED PAYMENT" with respect to a person means the following:

                 (1) any dividend or other distribution of any kind on any shares of the person's capital stock, except dividends payable solely in shares of its capital stock, other than an Equity Security of the person which by its terms (or by the terms of any security into which it is convertible or for which it is exchangeable or exercisable), or upon the happening of any event or with the passage of time, matures or is mandatorily redeemable, pursuant to a sinking fund obligation or otherwise, or is redeemable at the option of the holder thereof, in whole or in part, or which is convertible into or exchangeable or exercisable for debt securities of the person or any of its Subsidiaries, and

                 (2) any payments in cash or otherwise, on account of the purchase, redemption, retirement or acquisition of any Equity Securities of the person.

                 "RESTRICTED COMPANY SHARES" has the meaning stated in Section
1.2 of this Agreement.

                 "SEC DOCUMENTS" has the meaning stated in Section 6.1(h) of this Agreement.

                 "SECURITIES ACT" means the Securities Act of 1933, as amended, and the related rules and regulations thereunder.

                 "SPRINT PAYABLES OBLIGATION" has the meaning stated in Section 1.1(a)(2) of this Agreement.

                 "STOCK OPTION" means any option to purchase Equity Securities of the Company granted under the Company's 1989 Option Stock Plan or the Company's 1992 Non-Employee Directors' Stock Option Plan.

                 "SUBSIDIARY" of a person means (1) any corporation or other entity of which securities or other ownership interests having ordinary voting power to elect a majority of the board of directors or other persons performing similar functions are at the time directly or indirectly owned by the person or
(2) a partnership or limited liability company in which the person or a Subsidiary of the person is, at the date of determination, a general partner, limited partner or member, as the case may be, but only if the person or its Subsidiary is entitled at any time to receive more than 50% of the amounts distributed or distributable by such partnership or limited liability company to the partners or members thereof whether upon dissolution or otherwise. Unless the context requires otherwise, references to one or more Subsidiaries shall be references to Subsidiaries of the Company.





MERGER AGREEMENT                     DEF-14

                 "SUPERIOR PROPOSAL" has the meaning stated in the proviso to the first sentence of Section 7.2(z) of this Agreement.

                 "TAXES" means all taxes, charges, fees, levies, duties, imposts, withholdings, restrictions, fines, interest, penalties, additions to tax or other assessments or charges, including, but not limited to, income, excise, property, withholding, sales, use, gross receipts, value added and franchise taxes, license recording, documentation and registration fees and custom duties imposed by any Governmental Body.

                 "TAX RETURN" means a report, return or other information required to be filed by a person with or submitted to a Governmental Body with respect to Taxes, including, where permitted or required, combined or consolidated returns for any group of entities that includes the person.

                 "TERMINATION DATE" has the meaning stated in Section 9.1(a) of this Agreement.

                 "TRADING DAY" means, as applied to any class of stock, any day on which the New York Stock Exchange or, if shares of such stock are not listed or admitted to trading on the New York Stock Exchange, the principal national securities exchange on which the shares of such stock are listed or admitted for trading or, if the shares of such stock are not listed or admitted for trading on any national securities exchange, the NASDAQ or, if the shares of such stock are not included therein, any similar interdealer system then in general use in which the shares of such stock are included, is open for the trading of securities generally and with respect to which information regarding the sale of securities included therein, or with respect to which sales information is reported, is generally available.

                 "TRANSACTION DOCUMENTS" means, collectively, this Agreement, the Voting Agreement, the other Voting Documents and all other instruments and documents executed and delivered by any person in connection with the conclusion of one or more of the transactions contemplated hereby and thereby.

                 "TRANSACTIONS" means, collectively, the transactions undertaken pursuant to, or otherwise contemplated by, the Transaction Documents.

                 "TRANSFER" means a sale, an assignment, a lease, a license, a grant, a transfer or other disposition of an asset or any interest of any nature in an asset. The term "TRANSFER" used as a verb has a correlative meaning.

                 "VAN ESSEN INDEMNIFICATION AND HOLD HARMLESS AGREEMENT" means the Indemnification and Hold Harmless Agreement dated as of January 16, 1996 among Phoenix Network Acquisition Corp., the Company, Automated Communications, Inc. and Judy Van Essen Kenyon, as amended, relating to certain outstanding items of litigation.

                 "VOTING AGREEMENT" has the meaning stated in Section 1.2 of this Agreement.





MERGER AGREEMENT                     DEF-15

                 "VOTING DOCUMENTS" means, collectively, the Voting Agreement and the other agreements, instruments and other documents executed and delivered by the Principal Stockholders in connection therewith.

                 "WARRANTS" means any securities, options, warrants, calls, rights, commitments, agreements, arrangements or undertakings of any kind (other than the Stock Options) for the issuance, delivery or sale of shares of the Company Common Stock or other Equity Securities of the Company.

                 "WHOLLY-OWNED SUBSIDIARY" of a person means any Subsidiary all of the shares of capital stock or other ownership interests of which, except directors' qualifying shares, are at the time directly or indirectly owned by the person. Unless the context requires otherwise, references to one or more Wholly-Owned Subsidiaries shall be references to Wholly-Owned Subsidiaries of the Company.





MERGER AGREEMENT                     DEF-16

                                                                       EXHIBIT A



                                    FORM OF

                AMENDED AND RESTATED VOTING AGREEMENT AND PROXY


                 AMENDED AND RESTATED VOTING AGREEMENT AND PROXY dated as of December 31, 1997 (this "AGREEMENT") between the person referred to on the signature page hereof as the Shareholder ("SHAREHOLDER") and QWEST COMMUNICATIONS INTERNATIONAL INC., a Delaware corporation (together with its successors and assigns, "QWEST").

                                    RECITALS

                 A. Shareholder beneficially owns not less than the number of shares of Common Stock, par value $.001 per share, of Phoenix Network, Inc., a Delaware corporation (the "COMPANY") (the "COMPANY COMMON STOCK"). All such shares together with all other shares of capital stock of the Company with respect to which Shareholder has beneficial ownership as of the date of this Agreement or acquires beneficial ownership on or before the Termination Date, are referred to as the "RESTRICTED SHARES".

                 B. Shareholder and Qwest desire to enter into this Agreement to provide for (1) the obligation of Shareholder to vote the Restricted Shares to approve the Amended and Restated Agreement and Plan of Merger dated as of December 31, 1997 (as amended to the date hereof and as it may be further amended, restated or otherwise modified, the "MERGER AGREEMENT") among the Company, Qwest and Qwest 1997-5 Acquisition Corp., a Delaware corporation ("QWEST SUBSIDIARY"), the merger contemplated thereby (the "MERGER") and against any Business Combination (other than the Transactions),
(2) the grant by Shareholder to each of Qwest and Qwest Subsidiary of an irrevocable proxy in connection therewith and (3) certain restrictions on the sale or other transfer of the Restricted Shares by Shareholder. This Agreement and all other agreements, instruments and other documents executed and delivered by Shareholder in connection with this Agreement are collectively referred to as the "VOTING DOCUMENTS". Terms not otherwise defined in this Agreement have the meanings stated in the Merger Agreement.

                 C. Shareholder acknowledges that Qwest and Qwest Subsidiary are entering into the Merger Agreement in reliance on the representations, warranties, covenants and other agreements of Shareholder set forth in this Agreement and would not enter into the Merger Agreement if Shareholder did not enter into this Agreement.

FORM OF VOTING AGREEMENT AND PROXY

                                   AGREEMENT

                 The parties agree as follows:

                 SECTION 1.       COVENANTS OF SHAREHOLDER.

                 (a) Voting. Until the day following the Termination Date, subject to the receipt of proper notice and the absence of a preliminary or permanent injunction or other final order by any United States federal court or state court barring such action, Shareholder shall do the following:

                          (1) be present, in person or represented by proxy, at each meeting (whether annual or special, and whether or not an adjourned or postponed meeting) of the stockholders of the Company, however called, or in connection with any written consent of the stockholders of the Company, so that all Restricted Shares then entitled to vote may be counted for the purposes of determining the presence of a quorum at such meetings; and

                          (2)     at each such meeting held before the
         Effective Time and with respect to each such written consent, vote (or cause to be voted) the Restricted Shares (A) to approve each of the Merger Agreement and the Merger, and any action required in furtherance thereof, (B) except as otherwise approved in writing in advance by Qwest (which approval may be granted, withheld, conditioned or delayed in its sole discretion), against any action or agreement that would result in any breach of any representation, warranty, covenant or agreement of Shareholder or the Company contained in any Transaction Document, that would or could reasonably be expected to impede, interfere with, prevent or materially delay the conclusion of any of the Transactions or that would or could reasonably be expected to materially reduce the benefits to Qwest or Qwest Subsidiary of the Transactions, (C) except as otherwise approved in writing in advance by Qwest (which approval may be granted, withheld, conditioned or delayed in its sole discretion), against any Business Combination Transaction (other than the Transactions) and (D) except as otherwise approved in writing in advance by Qwest (which approval may be granted, withheld, conditioned or delayed in its sole discretion), against any amendment to the articles of incorporation or the certificate of incorporation, as the case may be, or bylaws of the Company.

                 (b) Business Combination Transactions. Until the day following the Termination Date, Shareholder shall not do any of the following or enter into any agreement or other arrangement (other than the Voting Documents) with respect to any of the following:

                          (1) enter into any agreement with respect to or take any other action to effect any Business Combination Transaction (other than the Transactions) with respect to any of the Company and its Subsidiaries;

                          (2) solicit, initiate or encourage (including, without limitation, by way of furnishing information) any inquiry or the making of any proposal to any of the Company,





FORM OF VOTING AGREEMENT AND PROXY
         its Subsidiaries and its stockholders from any person (other than Qwest, Qwest Subsidiary or any Affiliate of, or any person acting in concert with, Qwest or Qwest Subsidiary) which constitutes, or may reasonably be expected to lead to, a proposal with respect to a Business Combination Transaction (other than the Transactions) with respect to any of the Company and its Subsidiaries, or endorse any Business Combination Transaction (other than the Transactions) with respect to any of the Company and its Subsidiaries; or

                          (3) continue, enter into or participate in any discussions or negotiations regarding any of the foregoing, or furnish to any other person any information with respect to the business, properties, operations, prospects or condition (financial or otherwise) of the Company and its Subsidiaries or any of the foregoing, or otherwise cooperate in any way with, or assist or participate in, facilitate or encourage, any effort or attempt by any other person to do or seek any of the foregoing.

If Shareholder receives a proposal with respect to a Business Combination Transaction with respect to any of the Company and its Subsidiaries, then Shareholder shall, by written notice delivered within 24 hours after receipt of such proposal, inform Qwest and Qwest Subsidiary of the terms and conditions of such proposal and the identity of the person making the a proposal with respect to such Business Combination Transaction. Shareholder agrees that the restrictions in this Section 1(b) are reasonable and properly required to accomplish the purposes of this Agreement.

                 SECTION 2. IRREVOCABLE PROXY. Shareholder hereby revokes any previous proxies and appoints each of Qwest and Qwest Subsidiary, with full power of substitution, as attorney and proxy of the undersigned, (1) to attend any and all meetings of stockholders of the Company, (2) to vote in accordance with the provisions of Section 1 the Restricted Shares that the undersigned is then entitled to vote, (3) to grant or withhold in accordance with the provisions of Section 1 all written consents with respect to the Restricted Shares that the undersigned is then entitled to vote, and (4) to represent and otherwise to act for the undersigned in the same manner and with the same effect as if the undersigned were personally present, with respect to all matters subject to Section 1. This proxy shall be deemed to be a proxy coupled with an interest, is irrevocable until the day following the Termination Date and shall not be terminated by operation of law upon the occurrence of any event. Shareholder authorizes such attorney and proxy to substitute any other person to act hereunder, to revoke any substitution and to file this proxy and any substitution or revocation with the Secretary of the Company.

                 SECTION 3. TRANSFER OF RESTRICTED SHARES. Until the day following the Termination Date, Shareholder shall not transfer any Restricted Shares to any person other than Qwest; provided that Shareholder may transfer Restricted Shares to (1) Qwest Subsidiary or any Affiliate thereof in connection with the conclusion of the Transactions and (2) any other person approved in advance in writing by Qwest, which approval may be granted, withheld, conditioned or delayed in the sole discretion of Qwest, if such other person shall execute and deliver to Qwest an agreement identical in all respects to this Agreement except for the change in the name of Shareholder and the number of shares of Company Common Stock beneficially owned by





FORM OF VOTING AGREEMENT AND PROXY

Shareholder. For the purposes of this Agreement, the term "TRANSFER" means a sale, an assignment, a grant, a transfer or other disposition of any Restricted Shares or any interest of any nature in any Restricted Shares, including, without limitation, the "beneficial ownership" of such Restricted Shares (as determined pursuant to Regulation 13D-G under the Exchange Act).

                 SECTION 4. REPRESENTATIONS AND WARRANTIES OF SHAREHOLDER. Shareholder represents and warrants to Qwest as follows:

                 (a) Existence and Power. If Shareholder is not a natural person, Shareholder (1) is a corporation duly incorporated, validly existing and in good standing under the laws of the jurisdiction of its incorporation or is a limited liability company, general partnership or limited partnership formed and validly existing under the laws of the jurisdiction of its formation and (2) has all necessary power and authority (as a corporation, limited liability company, general partnership or limited partnership, as the case may
be) to execute and deliver each Voting Document to which it is or may become a party.

                 (b) Authorization; Contravention. The execution and delivery by Shareholder of each Voting Document and the performance by it of its obligations under each Voting Document have been duly authorized by all necessary action (as a corporation, limited liability company, general partnership or limited partnership, as the case may be), if Shareholder is not a natural person, and do not and will not (1) contravene, violate, result in a breach of or constitute a default under, (A) its articles of incorporation, certificate of incorporation, operating agreement, partnership agreement, bylaws or articles or deed of trust, as applicable, (B) any Regulation of any Governmental Body or any decision, ruling, order or award of any arbitrator by which Shareholder, the Restricted Shares or any of its other properties may be bound or affected or (C) any agreement, indenture or other instrument to which Shareholder is a party or by which Shareholder, the Restricted Shares or any of its other properties may be bound or affected or (2) result in or require the creation or imposition of any Lien on the Restricted Shares or any of the other properties now owned or hereafter acquired by it.

                 (c) Binding Effect. Each Voting Document is, or when executed and delivered by Shareholder will be, the legally valid and binding obligation of Shareholder, enforceable against Shareholder in accordance with its terms, except as may be limited by bankruptcy, insolvency, reorganization, moratorium or other similar laws relating to or affecting creditors' rights generally and general principles of equity, including, without limitation, concepts of materiality, reasonableness, good faith and fair dealing and the possible unavailability of specific performance or injunctive relief, regardless of whether considered in a proceeding in equity or at law.

                 (d) Ownership. Shareholder is the sole beneficial owner of all the Restricted Shares, free and clear of all Liens. As of the date of this Agreement, Shareholder does not beneficially own any Equity Securities of the Company other than the Restricted Shares.





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                 (e)      Litigation.  There is no Action pending against
Shareholder or, to the knowledge of Shareholder, threatened against Shareholder or any other person that restricts in any material respect or prohibits (or, if successful, would restrict or prohibit) the exercise by any party or beneficiary of its rights under any Voting Document or the performance by any party of its obligations under any Voting Document.

                 SECTION 5.       RESTRICTIONS.

                 (a) Legend. The following legend shall be printed, typed, stamped or otherwise impressed on each certificate for the Restricted Shares and any certificates issued in exchange therefor or upon transfer thereof (other than to Qwest or Qwest Subsidiary):

                 "The shares represented by this certificate are subject to certain voting and transfer restrictions contained in the Voting Agreement dated as of December 31, 1997 from the registered holder to Qwest Communications International Inc."

                 (b) Stop Order. Qwest may direct the Company to impose stop orders to prevent the transfer of the Restricted Shares on the books of the Company in violation of this Agreement.

                 SECTION 6.       MISCELLANEOUS PROVISIONS.

                 (a) Notices. All notices, requests and other communications to any party under any Voting Document shall be in writing. Communications may be made by telecopy or similar writing. Each communication shall be given the party at its address stated on the signature pages of this Agreement or at any other address as the party may specify for this purpose by notice to the other party. Each communication shall be effective (1) if given by telecopy, when the telecopy is transmitted to the proper address and the receipt of the transmission is confirmed, (2) if given by mail, 72 hours after the communication is deposited in the mails properly addressed with first class postage prepaid or (3) if given by any other means, when delivered to the proper address and a written acknowledgement of delivery is received.

                 (b)      No Waivers; Remedies; Specific Performance.

                          (1) No failure or delay by Qwest in exercising any right, power or privilege under any Voting Document shall operate as a waiver of the right, power or privilege. A single or partial exercise of any right, power or privilege shall not preclude any other or further exercise of the right, power or privilege or the exercise of any other right, power or privilege. The rights and remedies provided in the Voting Documents shall be cumulative and not exclusive of any rights or remedies provided by law.

                          (2) In view of the uniqueness of the agreements contained in the Voting Documents and the transactions contemplated hereby and thereby and the fact that Qwest





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         would not have an adequate remedy at law for money damages in the event that any obligation under any Voting Document is not performed in accordance with its terms, Shareholder therefore agrees that Qwest shall be entitled to specific enforcement of the terms of each Voting Document in addition to any other remedy to which Qwest may be entitled, at law or in equity.

                 (c) Amendments, Etc. No amendment, modification, termination, or waiver of any provision of any Voting Document, and no consent to any departure by Shareholder or Qwest from any provision of any Voting Document, shall be effective unless it shall be in writing and signed and delivered by Shareholder and Qwest, and then it shall be effective only in the specific instance and for the specific purpose for which it is given.

                 (d)      Successors and Assigns; Third Party Beneficiaries.

                          (1) Neither party shall assign any of its rights or delegate any of its obligations under any Voting Document. Any assignment or delegation in contravention of this Section 6(d) shall be void ab initio and shall not relieve the assigning or delegating party of any obligation under any Voting Document.

                          (2) The provisions of each Voting Document shall be binding upon and inure to the benefit of the parties, the express beneficiaries thereof (to the extent provided therein) and their respective permitted heirs, executors, legal representatives, successors and assigns, and no other person.

                 (e) Governing Law. Except to the extent provided to the contrary in 6 Del.C. Section 1-105(2), each Voting Document and all rights, remedies, liabilities, powers and duties of the parties hereto and thereto, shall be governed in accordance with the laws of the State of Delaware without regard to principles of conflicts of laws.

                 (f) Severability of Provisions. Any provision of any Voting Document that is prohibited or unenforceable in any jurisdiction shall, as to that jurisdiction, be ineffective to the extent of the prohibition or unenforceability without invalidating the remaining provisions of the Voting Document or affecting the validity or enforceability of the provision in any other jurisdiction.

                 (g) Headings and References. Article and section headings in any Voting Document are included for the convenience of reference only and do not constitute a part of the Voting Document for any other purpose. References to parties, express beneficiaries, articles and sections in any Voting Document are references to parties to or the express beneficiaries and sections of the Voting Document, as the case may be, unless the context shall require otherwise. Any of the terms defined in this Agreement may, unless the context otherwise requires, be used in the singular or the plural, depending on the reference. The use in this Agreement of the word "include" or "including," when following any general statement, term or matter, shall not be construed to limit such statement, term or matter to the specific items or matters set forth immediately following such





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word or to similar items or matters, whether or not nonlimiting language (such as "without limitation" or "but not limited to" or words of similar import) is used with reference thereto, but rather shall be deemed to refer to all other items or matters that fall within the broadest possible scope of such general statement, term or matter.

                 (h) Entire Agreement. The Voting Documents embody the entire agreement and understanding of Shareholder and Qwest, and supersedes all prior agreements or understandings, with respect to the subject matters of the Voting Documents.

                 (i) Survival. Except as otherwise specifically provided in any Voting Document, each representation, warranty or covenant of a party contained in the Voting Document shall remain in full force and effect, notwithstanding any investigation or notice to the contrary or any waiver by any other party or beneficiary of a related condition precedent to the performance by the other party or beneficiary of an obligation under the Voting Document.

                 (j) Exclusive Jurisdiction. Each party, and each express beneficiary of a Voting Document as a condition of its right to enforce or defend any right under or in connection with such Voting Document, (1) agrees that any Action with respect to any Voting Document or any transaction contemplated by any Voting Document shall be brought exclusively in the courts of the State of Delaware or of the United States of America sitting in the State of Delaware, (2) accepts for itself and in respect of its property, generally and unconditionally, the jurisdiction of those courts, (3) agrees that service of process may be made on such party, or such express beneficiary, as the case may be, by prepaid certified mail with a proof of mailing receipt validated by the United States Postal Service constituting evidence of valid service, and that service made pursuant to this clause (3) shall have the same legal force and effect as if served upon such person personally within the State of Delaware, and (4) irrevocably waives any objection, including, without limitation, any objection to the laying of venue or based on the grounds of forum non conveniens, which it may now or hereafter have to the bringing of any legal action in those jurisdictions; provided, however, that any party may assert in an Action in any other jurisdiction or venue each mandatory defense, third-party claim or similar claim that, if not so asserted in such Action, may thereafter not be asserted by such party in an original Action in the courts referred to in clause (1) above. This Agreement and the other Voting Documents do not involve less than $100,000, and the parties intend that 6 Del.C. Section 2708 shall apply to all the Voting Documents.

                 (k) Waiver of Jury Trial. Each party, and each express beneficiary of a Voting Document as a condition of its right to enforce or defend any right under or in connection with such Voting Document, waives any right to a trial by jury in any Action to enforce or defend any right





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under any Voting Document and agrees that any Action shall be tried before a court and not before a jury.

                 (l) Termination. Qwest may terminate all or any of its rights under this Agreement and the proxy granted pursuant to Section 2 of this Agreement at any time upon written notice to Shareholder.

                              --------------------

                           [Intentionally Left Blank]





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                 IN WITNESS WHEREOF, the parties have executed and delivered this Agreement as of the date first written above.


                                       [** SHAREHOLDER **]



                                       By:
                                          -----------------------------------
                                          Name:
                                          Title:

                                       Address:

                                       Telecopy:



                                       QWEST CORPORATION



                                       By:
                                          -----------------------------------
                                          Name:
                                          Title:

                                       Address:

                                       Telecopy:





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